SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12.

American Electric Power Company, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-b(i)(1) and 0-11

NOTICE OF ANNUAL MEETING & PROXY STATEMENT 2023

AMERICAN ELECTRIC POWER®

Dear Shareholders,

This year's Annual Meeting will be held exclusively via live webcast on Tuesday, April 25, 2023, at 9:00 a.m. Eastern Time at meetnow.global/AEP2023. We believe this online format will expand our ability to connect with shareholders from all over the world while still providing you the same opportunities to vote and ask questions as an in-person meeting. An audio broadcast of the Annual Meeting also will be available toll-free at 800.715.9871, confirmation code 5920033. Details about how to participate in the live webcast of the Annual Meeting, as well as the items to be voted on, are described in the accompanying Notice of 2023 Annual Meeting of Shareholders, Voting Information and Rules of Conduct for the Annual Meeting.

Your Board of Directors and I cordially invite you to attend our virtual meeting. Registration will begin at 8:40 a.m. Eastern Time. Only shareholders who owned shares on the record date, February 28, 2023, are entitled to vote and attend the meeting. To participate in the Annual Meeting live webcast at meetnow.global/AEP2023, you will need the 15-digit control number, which can be found on your Shareholder Meeting Notice, on your proxy card, and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may listen to the Annual Meeting as guests by telephone.

During the meeting, we will discuss the items on the agenda and provide time for questions regarding AEP's affairs. Please see Rules of Conduct for the Annual Meeting on page i of this proxy statement.

Please review this proxy statement before casting your vote as it contains important information about the business of the Annual Meeting. The accompanying Voting Information page contains instructions for voting your shares online, by phone, by mail or during the Annual Meeting. We encourage you to vote and share your feedback with us.

Your vote is important to us. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance. Shareholders of record can vote in any one of the following ways:

- Online at envisionreports.com/AEP
- Toll-free telephone at 800.652.8683
- Completing and mailing your proxy card if you receive paper copies of the proxy materials
- Live webcast at meetnow.global/AEP2023

If you have any questions about the meeting, please contact Investor Relations, American Electric Power Co., 1 Riverside Plaza, Columbus, Ohio 43215. The telephone number is 800.237.2667.

Sincerely,

To Our Valued Shareholders,

The past year was filled with change for our company, and with change comes great opportunity.

In August, I was humbled when the Board of Directors elected me AEP's next chief executive officer and entrusted me with building upon the strong foundation of our company. I first joined the AEP family nearly 23 years ago. While much has changed since then, our purpose remains the same – provide energy that powers possibilities for our customers. It's truly an honor to lead such a talented team in pursuit of this common goal.

As we look toward this year and beyond, our vision is clear, and the future is bright. Whether it's leading the transition to a clean energy economy, developing new service offerings to benefit customers or building a diverse workforce focused on delivering safe, reliable energy to communities, we're generating results for our stakeholders.

Here are some highlights as we executed our strategy in 2022:

- We strengthened our balance sheet and continued creating value for our investors. In 2022, we delivered strong operating earnings of $2.6 billion or $5.09 per share. We also reaffirmed our 2023 guidance range of $5.19 to $5.39 per share with a projected annual operating earnings growth rate of 6% to 7%. The quarterly dividend was increased to 83 cents a share in October. Dividend growth is in line with our long-term growth rate and within the targeted payout ratio of 60-70%.
- We announced significant investments in our regulated businesses to enhance service for customers. Our five-year capital plan allocates $40 billion to distribution, transmission and renewables to build resilient, efficient energy infrastructure and integrate more clean energy into our generation mix. We also announced a strategic review of our retail energy business, and we announced a sale agreement for our unregulated renewables portfolio, which we expect to close in the second quarter of this year.
- We made progress on efforts to reduce our environmental footprint. In October, we adjusted our near-term carbon dioxide emission reduction target from a 2000 baseline to a 2005 baseline, upgraded our 80% reduction by 2030 target to include full Scope 1 emissions and accelerated our net zero goal by five years to 2045.
- We helped generate jobs, tax revenue and opportunity for the communities we serve. Our economic development initiatives played a role in attracting 101 new projects and $28 billion in capital investment in AEP's service territory in 2022.

These accomplishments are just a few steps on our journey to build the energy company of the future. Our industry is undergoing an exciting transformation that will challenge us to innovate and think outside the box, while keeping customers' needs top of mind. I know what our company and employees can achieve, and I'm confident we're up to the task.

Thank you for your continued investment in our company – we appreciate your support.

Sincerely,

Julie Sloat | President and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Join us on April 25 at 9:00 a.m. ET for the Annual Meeting | meetnow.global/AEP2023

Record Date: February 28

Only shareholders of record of AEP's common stock as of the close of business on the record date are entitled to participate in, vote and ask questions at the Annual Meeting.

Webcast: meetnow.global/AEP2023

To participate in the annual meeting live webcast, you will need the control number, which can be found on your Shareholder Meeting Notice, on your proxy card and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may listen to the Annual Meeting as guests by telephone. The Annual Meeting will begin promptly at 9:00 a.m. ET. Online check-in will begin at 8:40 a.m. ET.

Audio Broadcast

Shareholders and guests can listen to an audio broadcast of the Annual Meeting toll-free at 800.715.9871, Confirmation Code: 5920033

Pre-Meeting Information

Our 2023 Proxy Statement and 2022 Annual Report to shareholders are available at envisionreports.com/aep. Because we will be providing our proxy materials to our shareholders electronically, most of our shareholders will receive only the Notice containing instructions on how to access the proxy materials electronically and vote online, by phone or by mail. If you would like to request paper copies of the proxy materials, you may follow the instructions on your Notice.

Any proxy may be revoked at any time before your shares are voted at the meeting.

Annual Report

Appendix A to this proxy statement has AEP's audited financial statements, management's discussion and analysis of results of operations and financial condition and the report of the independent registered public accounting firm.

March 15, 2023

David Feinberg, Secretary

VOTING INFORMATION

Items of Business	Board's Voting Suggestion
Election of directors	For All
Ratification of PricewaterhouseCoopers LLP as AEP's independent registered public accounting firm for 2023	For
Vote on a proposal to amend the Company's bylaws to eliminate the supermajority voting provisions	For
Advisory vote to approve AEP's named executive officer compensation	For
Advisory vote on the frequency of holding an advisory vote on executive compensation	For 1 Year
Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting)	--

CHOOSE THE VOTING METHOD THAT WORKS FOR YOU

It is important that your shares be represented and voted at the meeting. Please vote in one of these ways:

Vote Online

Visit envisionreports.com/aep

Vote via Mail

Vote, sign and mail your proxy card (free of postage).

Vote by Phone

Call 800.652.8683 or you can call the number provided by your broker, bank or other nominee if your shares are not registered in your name.

Vote During the Annual Meeting

Join us on April 25 at 9:00 a.m. at meetnow.global/AEP2023

You will need the 15-digit control number which can be found on your Notice, on your proxy card and on the instructions that accompany your proxy materials.

WHO WE ARE

At American Electric Power, we provide more than electricity to our millions of customers – we energize possibilities. We're redefining the future of energy by reducing our carbon footprint, empowering the communities we serve and developing the workforce for the future. All while delivering the reliable and affordable service our customers expect.

40K transmission miles
(The nation's largest network)

225K distribution miles
(One of the largest in the U.S.)

25GW of owned generation
(Diverse generating portfolio)

5.6 million customers in 11 states

17,000 employees

$94 billion total assets

$61 billion rate base

Data as of 12/31/22

OUR VISION & STRATEGY

We deliver an essential service to our customers and communities, and we're committed to providing clean, reliable and affordable energy, while generating value for our stakeholders. Our strategic vision for long-term, sustainable growth focuses on leading the transformation to a clean energy economy, modernizing the grid, generating customer and community-centric growth, and driving financial and operational excellence. Our ability to deliver for our customers depends on the ingenuity and agility of our employees. AEP's strategy focuses on cultivating an inclusive and high-performing culture where employees thrive not only at work, but at home and within their communities.

AEP's Strategic Pillars

Affordable	Customer & Community	Clean & Reliable	Advance & Achieve	Engage
Enable equitable access to affordable and reliable electricity	Expand investments and service offerings	Lead the transformation to a clean energy economy	Advance how we work to drive financial and operational excellence	Create a high-performance culture where safety comes first and everyone matters

AEP Vision

Powering a new and brighter future for our customers and communities.

AEP Mission

Together with our customers, we are redefining the future of energy and developing innovative solutions that power communities and improve lives.

Sustainability Value Proposition

- Clean and Just Energy Transition
- Environmental Compliance and Stewardship
- Social Justice and Equity
- Governance and Oversight

Strategic Goals

- Zero Harm
- Strong, Diverse and Inclusive Culture
- 6%-7% per Year EPS Growth
- Operational Excellence

CLEAN ENERGY TRANSFORMATION

We're creating a brighter, cleaner energy future by integrating more renewables into our generation mix, building a resilient, modern grid and implementing forward-thinking solutions to deliver low-emissions energy, while also considering the needs of our customers and communities to ensure a responsible transition.

In 2022, we adjusted our near-term carbon dioxide emission reduction goals from a 2000 baseline to a 2005 baseline, upgraded our 80% reduction by 2030 target to include full Scope 1 emissions and accelerated our net zero goal by five years to 2045.

AEP has a proven track record of reducing emissions and has cut our carbon dioxide emissions by approximately 65% since 2005. We plan to continue this momentum and see a clear pathway to reach net zero by 2045 by integrating more clean energy resources, strengthening the energy grid and harnessing the power of emerging technologies.

Advancing AEP's Clean Energy Transformation

Add Wind & Solar Generation
Proposing to add ~15,400 MW over the next 10 years

Build Balanced Generation Portfolio
Renewables will represent approximately 50% of our total capacity by 2032

Modernize The Energy Grid
65% of our capital allocated to wires over the next 5 years

Advance Coal Fleet Transition
Coal-fired generation projected to be less than 5% of net plant by YE 2028

FINANCIAL PERFORMANCE

We're providing maximum value to our customers and stakeholders, while de-risking and simplifying the business through active management of our portfolio.

Total Shareholder Return

AEP outperformed the S&P 500 Electric Utility Index over the last decade.

218%
185%
225%
2012-2022
AEP
S&P 500 Electric Utility Index
S&P 500 Index

Actual EPS Performance vs Original Guidance Range

AEP has met or exceeded our EPS guidance for more than a decade.

2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Low
Mid
High
Exceeding

Consecutive dividend increases for nearly a decade

Dividend paid every quarter since 1910

OUR COMMITMENTS

- 6%-7% annual operating earnings growth range
- Target 14-15% FFO/debt ratio - strong balance sheet
- Dividend growth in-line with earnings and targeted payout ratio of 60%-70%
- Invest in our robust pipeline of energy infrastructure to fuel growth

BOARD OF DIRECTORS QUICK FACTS

11 of our 13 directors are independent (all directors except Chair and President & CEO)

Average tenure on AEP Board

6.5 YEARS

Average Age: **63½**

30%
Minority
46%
Women
54%
<5 years on
Board

Skills, Qualifications & Experiences*	# of Directors
Senior Executive Leadership & Business Strategy: CEO or significant senior experience with an understanding of complex organizations, strategic planning, risk management, human capital management and corporate governance.	13
Finance or Accounting: Experience in accounting or finance, including oversight of financial reporting and internal controls of a company, and capital allocation.	6
Innovation & Technology: Management or oversight experience in technological trends, digital platforms, cybersecurity, and development of new technologies, including those that result from shifting energy policy and environmental regulations.	6
Regulated Industry Experience: Experience in the utility or energy industries, nuclear energy operations or in other highly regulated industries, including experience with the risks and public policy issues associated with the electric utility industry.	12
Government, Legal & Environmental Affairs: Experience in law, government, public policy or environmental affairs and understanding of effective strategies in these areas.	6
Industrial Operations & Safety Experience: Experience managing maintenance and growth investments of complex capital projects and oversight of safety-related programs and performance.	10
Customer Experience or Marketing: Management or oversight experience in consumer businesses, customer service and marketing.	5
Talent: Experience overseeing programs and performance related to employee development and the development of leadership skills and talents in others.	6
Risk Management: Experience overseeing or managing financial, operational and other significant risks that affect the Company.	7
Cybersecurity & Physical Security: Experience overseeing the security of business and operational technical systems and physical assets.	6

*Details a focus area or expertise a director has identified as core and on which the Board particularly relies. This summary is not an exhaustive list of director's skills or contributions to the Board and does not mean additional directors do not have that qualification or skill. See page 23 of proxy for more information.

OUR BOARD

See page 4 of proxy for more information

	Board Member Highlights	Audit	Directors & Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Technology	Policy
	**Nicholas K. Akins** *Executive Chair* **Age:** 62 **Tenure:** 2011 **Position:** Retired CEO, American Electric Power **Other Public Boards:** Fifth Third Bancorp			Chair					✓
	**J. Barnie Beasley, Jr.** *Independent* **Age:** 71 **Tenure:** 2014 **Position:** Retired Chairman, President & CEO, Southern Nuclear Operating Company					✓	Chair	✓	✓
	**Benjamin G. S. Fowke III** *Independent* **Age:** 64 **Tenure:** 2022 **Position:** Retired Chairman, President & CEO, Xcel		✓	✓	Chair	✓			✓
	**Art A. Garcia** *Independent* **Age:** 61 **Tenure:** 2019 **Position:** Retired CFO, Ryder System, Inc. **Other Public Boards:** ABM Industries, Inc. & Elanco Animal Health, Inc.	Chair	✓		✓				✓
	**Linda A. Goodspeed** *Independent* **Age:** 61 **Tenure:** 2005 **Position:** Retired Managing Partner, Wealthstrategies Financial Advisors **Other Public Boards:** AutoZone, Inc., Darling Ingredients, Inc. & Williams Industrial Services Group, Inc.	✓					✓	Chair	✓
	**Donna A. James** *Independent* **Age:** 65 **Tenure:** 2022 **Position:** Managing Director, Lardon & Associates, LLC **Other Public Boards:** Boston Scientific Corporation, The Hartford Financial Services Group, Inc., & Victoria's Secret & Co.				✓				✓

Board Member Highlights	Audit	Directors & Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Technology	Policy
 **Sandra Beach Lin** *Independent* **Age:** 65 **Tenure:** 2012 **Position:** Retired CEO, Calisolar, Inc. **Other Public Boards:** Avient Corporation & Trinseo PLC	✓	Chair	✓				✓	✓
 **Margaret M. McCarthy** *Independent* **Age:** 69 **Tenure:** 2019 **Position:** Retired Executive Vice President - Technology Integration, CVS Health Corporation **Other Public Boards:** Alignment Healthcare, Inc., First American Financial Corporation & Marriott International, Inc.	✓					✓	✓	Chair
 **Oliver G. Richard, III** *Independent* **Age:** 70 **Tenure:** 2013 **Position:** Owner & President, Empire of the Seed, LLC **Other Public Boards:** Cheniere Energy Partners, GP, LLC				✓	✓	✓		✓
 **Daryl Roberts** *Independent* **Age:** 54 **Tenure:** 2020 **Position:** Senior Vice President & Chief Operations & Engineering Officer, DuPont de Nemours, Inc.	✓					✓	✓	✓
 **Julia A. Sloat** **Age:** 53 **Tenure:** 2023 **Position:** President & CEO, American Electric Power								✓
 **Sara Martinez Tucker** *Independent* **Age:** 67 **Tenure:** 2009 **Position:** Retired CEO, National Math & Science Initiative **Other Public Boards:** Service Corporation International		✓	✓		Chair			✓
 **Lewis Von Thaer** *Independent* **Age:** 62 **Tenure:** 2022 **Position:** President & CEO, Battelle Memorial Institute	✓							✓

CORPORATE & ESG GOVERNANCE

See page 21 of proxy for more information

Strong governance practices protect the long-term interests of our stakeholders and deliver significant value to our customers, employees and investors. Our corporate structure reflects our focus on sustainability, ESG performance and disclosure, and our Board of Directors works closely with our executive team to ensure we continually meet or exceed the highest standards of performance, ethics and service.

Corporate and ESG Governance Highlights	
Independence	• 11 of 13 director nominees are independent • Strong Independent Lead Director with clearly defined duties • Independent Board committees • Non-management directors meeting in executive session at each Board meeting
Shareholder Rights	• Shareholders may nominate directors through proxy access • Shareholders may call a special shareholder meeting • Annual shareholder engagement on ESG matters with Lead Director • Each share of common stock is equal to one vote
Good Governance Practices	• Majority voting for directors with mandatory resignation policy and plurality carve out for contested elections • Annual Board, committee and director evaluations • Clearly defined ESG initiatives and goals • Annual election of all directors • Policy to prohibit all hedging and pledging of corporate securities

AEP's ESG Governance Structure

AEP's Board of Directors
Committee on Directors and Corporate Governance of the Board of Directors
Executive Management
Vice President & Chief Sustainability Officer
Enterprise Sustainability Council (ESC)
Corporate ESG Committee

COMPENSATION

See page 45 of proxy for more information

AEP's executive compensation program is designed to:

We meet these objectives through a mix of compensation, base salary, short-term incentives and long-term incentives. Our long-term incentive compensation consists of performance shares and restricted stock units.

	Base Salary	Short-term Incentives	Long-term Incentives
Link pay to performance		✓	✓
Attract and retain talented executives and key employees	✓	✓	✓
Emphasize performance-based compensation to align variable compensation with the achievement of company objectives		✓	✓
Reward individual performance	✓	✓	✓
Encourage long-term commitment to AEP and align the interests of executives with shareholders		✓	✓

Key Compensation Features

Key features of our executive compensation program include:

What We Have

What We Don't Have

- ✗ No reimbursement or tax gross-up for excise taxes triggered under change in control agreements
- ✗ No excessive benefits or perquisites for executives
- ✗ No income tax gross-ups for executives, other than for relocations

Target Compensation Mix

This consists of base salary, short-term incentives and long-term incentives.

Chief Executive Officer Percentage of Performance-based Pay

- **73%** Performance-Based
- **17%** Restricted Stock Units
- **10%** Base Salary

Other Named Executives Average Percentage of Performance-based Pay

- **63%** Performance-Based
- **15%** Restricted Stock Units
- **22%** Base Salary

Rules of Conduct for the Annual Meeting

AEP strives to provide our shareholders attending the online-only Annual Meeting the same opportunities to participate they would have had at an in-person Annual Meeting. AEP believes the online-only format will provide an enhanced opportunity for participation and discourse.

•	Representatives of Computershare Trust Company, N.A. have been appointed as the independent inspectors of elections.

•
Shareholders participating in the live webcast of the Annual Meeting at https://meetnow.global/AEP2023 can submit questions in writing during the Annual Meeting. Management will read questions to the audience and respond to these questions throughout the Annual Meeting. Shareholders are encouraged to provide their name and contact information in case the Company needs to contact them after the Annual Meeting.

•
Individuals who are not shareholders as of the record date who are interested in listening to the Annual Meeting will be allowed to listen to the Annual Meeting toll-free at 800-715-9871, confirmation code 5920033.

•
Questions submitted by shareholders will be read during the Annual Meeting unedited. Questions that are of an inappropriate personal nature or that use offensive language will not be read during the Annual Meeting or posted on our website after the Annual Meeting. Questions regarding technical issues related to the Annual Meeting will be referred to technical support personnel to respond separately.

•
A video replay of the Annual Meeting, will be available on our website at aep.com/investors under "2023 Annual Meeting of Shareholders" until the release of the proxy statement for the 2024 Annual Meeting.

•	The Annual Meeting will end upon the earlier of 10:00 a.m. Eastern Time, or after all question topics that are not of an inappropriate nature have been answered.

i

Proxy Statement

March 15, 2023

Proxy and Voting Information

A notice of Internet availability of proxy materials or paper copy of this proxy statement, our 2022 Annual Report and a form of proxy or voting instruction card is first being mailed or made available to shareholders on or about March 15, 2023, in connection with the solicitation of proxies by the Board of Directors of American Electric Power Company, Inc., 1 Riverside Plaza, Columbus, Ohio 43215, for the annual meeting of shareholders to be held on April 25, 2023 exclusively via live webcast at https://meetnow.global/AEP2023.

We use the terms “AEP,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to American Electric Power Company, Inc. and, where applicable, its subsidiaries. All references to “years,” unless otherwise noted, refer to our fiscal year, which ends on December 31.

Who Can Vote.    Only the holders of shares of AEP common stock at the close of business on the record date, February 28, 2023, are entitled to vote at the Annual Meeting. Each such holder has one vote for each share held on all matters to come before the meeting. On February 28, 2023, there were 514,406,939 shares of AEP common stock, $6.50 par value, outstanding.

How to Attend the Virtual Annual Meeting. The 2023 Annual Meeting will be a virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting at https://meetnow.global/AEP2023. You also will be able to vote your shares online during the virtual Annual Meeting.

To participate in the Annual Meeting, you will need to review the information included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you can access the virtual meeting as a guest, or if you would like to vote or ask a question at the virtual Annual Meeting, you must register in advance using the instructions below.

The virtual Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time to check in. Please follow the registration instructions as outlined in this proxy statement.

How to Register to Attend the Virtual Annual Meeting.    All shareholders can listen to the virtual Annual Meeting by signing onto the virtual Annual Meeting as a guest. However, if you wish to participate in the virtual Annual Meeting, you must sign on as a shareholder.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the proxy card or the notice of Internet availability of proxy materials, or in the proxy material notification email that you received.

If you hold shares through an intermediary, such as a bank or broker (a Beneficial Holder), and want to attend the virtual Annual Meeting (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

(1)submit proof of your proxy power (legal proxy) from your bank or broker reflecting your AEP holdings along with your name and email address to Computershare by email to: legalproxy@computershare.com, or by mail:
P.O. Box 43001 Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 19, 2023.

You will receive a confirmation of your registration by email after your registration materials have been received.

(2)For the 2023 proxy season, standards have been agreed upon to allow Beneficial Holders to register online at the virtual Annual Meeting to attend, ask questions and vote. We expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is provided as a convenience to Beneficial Holders only. There is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders will in no way impact the validity of the virtual Annual Meeting. Beneficial Holders may choose to register in advance, as described in (1), above, if they prefer to use this traditional, paper-based option.

Please go to https://meetnow.global/AEP2023 for more information on the available options and registration instructions.

How You Can Vote.    Shareholders of record can vote by (i) mailing their signed proxy cards; (ii) calling a toll-free telephone number; (iii) using the Internet; or (iv) participating in the Annual Meeting at https://meetnow.global/AEP2023. The telephone, Internet and in-person virtual voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Instructions for shareholders of record who wish to use the telephone or Internet voting procedures are on the proxy card or the website shown on the notice of Internet availability of proxy materials.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for you to vote your shares.

When proxies are signed and returned, the shares represented thereby will be voted by the persons named on the proxy card or by their substitutes in accordance with shareholders’ directions. If a proxy card is signed and returned without choices marked, it will be voted for the nominees for directors listed on the card and as recommended by the Board of Directors with respect to other matters. The proxies of shareholders who are participants in the Dividend Reinvestment and Stock Purchase Plan include both the shares registered in their names and the whole shares held in their plan accounts on February 28, 2023.

Revocation of Proxies.    A shareholder giving a proxy may revoke it at any time before it is voted at the meeting by voting again after the date of the proxy being revoked or by attending the meeting and voting in person.

How Votes are Counted.    The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Under the NASDAQ Stock Market LLC (NASDAQ) rules, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is considered a “routine” item. This means that brokerage firms may vote in their discretion on this matter on behalf of their clients who have not furnished voting instructions. The proposals to elect directors, to amend our Bylaws, the advisory vote on executive compensation, and the advisory vote on frequency of holding a vote on executive compensation are “non-routine” matters. That means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their clients.

The Company has implemented a majority voting standard for the election of directors in uncontested elections. The election of directors at the Annual Meeting is an uncontested election, so for a nominee to be elected to the Board, the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” his or her election. If a nominee does not receive a greater number of votes “for” his or her election than “against” such election, he or she will be required to tender his or her resignation for the Board’s consideration of whether to accept such resignation in accordance with our Bylaws.

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions and uninstructed shares on each proposal.

Item	Board Recommendation		Voting Standard	Abstentions	Broker Non-Votes
Item 1 – Election of Directors	✓	FOR ALL	Majority of votes cast for each Director	No effect	No effect
Item 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023(1)	✓	FOR	Majority of shares voted	No effect	Discretionary voting by broker permitted
Item 3 – Amend the Company's Bylaws to eliminate supermajority provisions	✓	FOR	Two-thirds of shares outstanding	Against	Against
Item 4 – Advisory vote to approve executive compensation (Say on Pay)(1)	✓	FOR	Majority of shares voted	No effect	No effect
Item 5 – Advisory Vote on frequency of holding an advisory vote on executive compensation (1)	✓	FOR 1 Year	Plurality of shares voted (2)	No effect	No effect

(1)As advisory votes, the proposals to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023, to approve executive compensation and the advisory vote on frequency of holding an advisory vote on executive compensation are not binding upon the Company. However, the Board, the Audit Committee and the Human Resources Committee value the opinions expressed by shareholders and will consider the outcome of these votes when making future decisions.
(2)The option that receives the most votes will pass.

Your Vote is Confidential.    It is AEP’s policy that shareholders be provided privacy in voting. All proxies, voting instructions and ballots, which identify shareholders, are held on a confidential basis, except as may be necessary to meet any applicable legal requirements. We direct proxies to an independent third-party tabulator who receives, inspects, and tabulates them. Voted proxies and ballots are not seen by nor reported to AEP except (i) in aggregate number or to determine if (rather than how) a shareholder has voted, (ii) in cases where shareholders write comments on their proxy cards or (iii) in a contested proxy solicitation.

Multiple Copies of Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to Shareholders.    Securities and Exchange Commission (SEC) rules provide that more than one annual report, proxy statement or notice of Internet availability of proxy materials need not be sent to the same address. This practice is commonly called “householding” and is intended to eliminate duplicate mailings of shareholder documents. Mailing of your annual report, proxy statement or notice of Internet availability of proxy materials is being householded indefinitely unless you instruct us otherwise. We will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement or notice of Internet availability of proxy materials to a shareholder at a shared address. To receive a separate copy of the annual report, proxy statement or notice of Internet availability of proxy materials, write to AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215 or call 1-800-237-2667. If more than one annual report, proxy statement or notice of Internet availability of proxy materials is being sent to your address, at your request, mailing of the duplicate copy can be discontinued by contacting our transfer agent, Computershare Trust Company, N.A. (Computershare), at 800-328-6955 or writing to them at P.O Box 43078 Providence, RI 02940-3078. If you wish to resume receiving separate annual reports, proxy statements or notice of Internet availability of proxy materials at the same address in the future, you can contact Computershare at 800-328-6955 or write to them at P.O Box 43078 Providence, RI 02940-3078. The change will be effective 30 days after receipt.

Additional Information.    Our website address is www.aep.com. We make available free on the Investor Relations section of our website (www.aep.com/investors) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (Exchange Act). We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act. You may request free printed copies of any of these materials and information by contacting Investor Relations at: AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215. We do not intend for information posted on our website to be part of this proxy statement. In addition, this proxy statement and the Annual Report for the fiscal year ended December 31, 2022 are available at www.edocumentview.com/aep.

Item 1. Election of Directors

Currently, AEP's Board of Directors consists of 13 members. Accordingly, thirteen directors are to be elected at the 2023 Annual Meeting to hold office until the next annual meeting and until their successors have been elected. AEP’s Bylaws provide that the number of directors of AEP shall be such number, not less than 9 nor more than 17, as shall be determined from time to time by resolution of the Board.

Twelve of the thirteen nominees were nominated by the Board on the recommendation of the Committee on Directors and Corporate Governance (the Corporate Governance Committee) following an individual evaluation of each nominee’s qualifications and 2022 performance. Ms. Sloat was elected by the Board, effective January 1, 2023, and was nominated following an evaluation of her qualifications. The proxies named on the proxy card or their substitutes will vote for the Board’s nominees, unless instructed otherwise. Mr. David Anderson resigned from the Board on June 21, 2022, after extending his service on the Board beyond AEP’s normal retirement age for directors in order to aid in the transition following the departure of two directors in early 2022 and the appointment of two new directors (Messrs. Fowke and Von Thaer) in February 2022. All of the Board’s nominees were elected by the shareholders at the 2022 annual meeting, except for Mses. James and Sloat. Ms. Sloat was elected to the Board upon her appointment as chief executive officer of the Company effective January 1, 2023, and was nominated following an evaluation of her qualifications. Ms. James was elected by the Board following input from a director search firm, which was paid a fee to identify and evaluate potential Board members. Some members of the Corporate Governance Committee interviewed Ms. James and the Corporate Governance Committee reviewed her qualifications and recommended her election to the full board. We do not expect any of the nominees will be unable to stand for election or be unable to serve if elected. If a vacancy in the slate of nominees occurs before the meeting, the proxies may be voted for another person nominated by the Board or the number of directors may be reduced accordingly.

The Board of Directors unanimously recommends a vote FOR each of the director nominees below.

Biographical Information. The following brief biographies of the nominees include their principal occupations, ages on the date of this proxy statement, accounts of their business experience and names of certain companies of which they are directors. Data with respect to the number of shares of AEP’s common stock and stock-based units beneficially owned by each of them appears on page 92.

Nominees For Director

Nicholas K. Akins	Executive Chair, American Electric Power Company, Inc.	Prior Public Company Directorships (within last five years): • None

	Age: 62	Other Directorships and Memberships:
	Director Since: December 2011	• Columbus Partnership (Trustee)
	Independent: No	• OhioHealth (Director)
• Rock and Roll Hall of Fame and
	AEP Committees:	Museum (Director)
• Executive (Chair)
• Policy

Current Public Company Directorships:
• Fifth Third Bancorp

Professional Highlights

Mr. Akins has served as Executive Chair of the Company since January 2023. Chief executive officer of AEP from November 2011 to August 2022 and Chair of the Board from January 2014 to December 2022. President of AEP from January 2011 to August 2022 and executive vice president of AEP from 2006 to 2011. Chair and chief executive officer of all of AEP’s major subsidiaries from November 2011 to December 2022.

Skills and Qualifications

Mr. Akins’ qualifications to serve on the Board include his extensive senior executive experience in the utility industry and his deep knowledge of the Company as our former chief executive officer. Mr. Akins brings to the Board experience in various facets of operational and compliance related activities in the utility industry, which enables him to effectively identify strategic priorities and execute strategy. Mr. Akins’ service on the board of another public company, including service as lead independent director and as chair of its nominating and corporate governance committee, provides Mr. Akins additional governance insights that are valuable in his role as our Board's Executive Chair.

J. Barnie Beasley	Retired Chairman, President and CEO, Southern Nuclear Operating Company	Prior Public Company Directorships (within last five years): • GSE (2018 - 2021)

	Age: 71	Other Directorships and Memberships:
	Director Since: February 2014	• KCI Technologies, Inc. (Director)
Independent: Yes

AEP Committees:
• Human Resources
• Nuclear Oversight (Chair)
• Policy
• Technology

Professional Highlights

Mr. Beasley served as an independent nuclear safety and operations expert to the board of directors of the Tennessee Valley Authority, a large electric utility in the southeastern United States, from 2011 to 2014. Retired chairman, president and chief executive officer of Southern Nuclear Operating Company, the nuclear operating company subsidiary of an electric utility (2004-2008). Advisor to EnergySolutions, Inc., a nuclear services company (2014-2019).

Skills and Qualifications

Mr. Beasley’s qualifications to serve on the Board include his nuclear expertise as the chief executive officer of the nuclear operating company subsidiary of Southern Company and his service as a public company director. Mr. Beasley brings to the Board decades of experience in the nuclear and utility industries, including high level executive management and business oversight experience. He has had substantial involvement with federal government administrators, which provides valuable insights in governmental and regulatory issues. His extensive knowledge of operations provides insights in risk management, safety, personnel development and environmental matters. Mr. Beasley also brings significant engineering experience, having held a Professional Engineering license for over 38 years. His nuclear industry background has also provided him with substantial experience in physical security and cybersecurity.

Ben Fowke	Retired CEO, Xcel Energy Inc.	Prior Public Company Directorships (within last five years): • Xcel Energy Inc. (2011 - 2021)

	Age: 64	Other Directorships and Memberships:
	Director Since: February 2022	• Energy Insurance Mutual Limited (Director)
	Independent: Yes	• Securian Financial Group, Inc. (Director)

AEP Committees:
• Executive
• Finance (Chair)
• Governance
• Human Resources
• Policy

Current Public Company Directorships:
None

Professional Highlights

Retired chairman of the board of directors of Xcel Energy Inc., a utility holding company (Xcel) (August 2011-December 2021), and retired chief executive officer of Xcel (August 2011 – August 2021). Mr. Fowke served as president of Xcel (August 2011 – March 2020), chief operating officer of Xcel (August 2009- August 2011) and chief financial officer of Xcel (October 2003 – August 2009). Mr. Fowke also served as chief executive officer of Xcel’s utility subsidiaries Northern States Power Company, Public Service Company of Colorado and Southwestern Public Service Co. (January 2015 – August 2021).

Skills and Qualifications

Mr. Fowke’s qualifications to serve on the Board include his executive experience in the regulated electric and gas utility industry and his experience as a public company director. Having served as a chief financial officer, he has a strong background in finance, financial reporting and shareholder outreach. Mr. Fowke also has experience in environmental issues, operations and the energy business. His extensive experience in the utility industry provides valuable insight into the risks we face and provides unique insight into effective management of those risks to deliver strong results over the long term. His involvement in the utility industry also provides significant expertise on regulatory and policy issues that are central to our business.

Art A. Garcia	Retired Executive Vice President and CFO, Ryder System, Inc.	Prior Public Company Directorships (within last five years): • None

	Age: 61	Other Directorships and Memberships:
	Director Since: September 2019	None
Independent: Yes

AEP Committees:
• Audit (Chair)
• Finance
• Governance
• Policy

Current Public Company Directorships:
• ABM Industries Incorporated
• Elanco Animal Health Incorporated

Professional Highlights

Retired chief financial officer of Ryder System, Inc., a provider of fleet management, supply chain management and logistic solutions (2010-2019). Senior Vice President and Controller of Ryder (2005-2009). Mr. Garcia is a certified public accountant who began his career with Coopers & Lybrand before joining Ryder.

Skills and Qualifications

Mr. Garcia’s qualifications to serve on the Board include his corporate finance and accounting expertise as a chief financial officer and his experience as a public company director. While at Ryder, Mr. Garcia held several positions of increasing responsibility, including group director accounting services, as well as senior vice president and corporate controller before his appointment as chief financial officer. Mr. Garcia also oversaw corporate strategy and development, and led the reengineering of the company’s finance function to drive increased efficiencies. His extensive finance expertise provides valuable insight in the areas of financial reporting and accounting and controls. He also brings to the Board relevant experience in risk management, regulated industries, safety and strategy development.

Linda A. Goodspeed	Retired Managing Partner, Wealth Strategies Financial Advisors, LLC	Prior Public Company Directorships (within last five years): • Global Power Equipment Group (2016 - 2018)

	Age: 61	Other Directorships and Memberships:
	Director Since: October 2005	• Lynx Franchising, LLC (Director)
	Independent: Yes	• MidOcean Partners (Director)

AEP Committees:
• Audit
• Nuclear Oversight
• Policy
• Technology (Chair)

Current Public Company Directorships:
• AutoZone, Inc.
• Darling Ingredients Inc.
• Williams Industrial Services Group Inc.

Professional Highlights

Retired managing partner of Wealth Strategies Financial Advisors, LLC (2008-2017). Retired senior vice president and chief information officer of The ServiceMaster Company, a residential and commercial service company (2011-2013). From 2008 to 2011, vice president of information systems of Nissan North America, Inc., an automobile manufacturer.

Skills and Qualifications

Ms. Goodspeed's qualifications to serve on the Board include her information technology expertise as a chief information officer and her experience as a public company director. Ms. Goodspeed has experience in key strategic and operational roles with several large global companies as chief information officer. Ms. Goodspeed also led complex IT organizations and brings innovation experience. She has completed the National Association of Corporate Directors certification in cybersecurity oversight. She served as a senior leader of businesses developing electric vehicles, and has past experience developing and marketing new customer facing products and technology in the appliance and automotive industries.

Donna A. James	Managing Director Lardon & Associates LLC	Prior Public Company Directorships (within last five years): • Marathon (2011 - 2021)
• L Brands (2003 - 2021)
Age: 65
	Director Since: June 2022	Other Directorships and Memberships:
	Independent: Yes	• Xponance Investment Management (Director)
• OhioHealth (Director)
	AEP Committees:	• The African American Leadership Academy
	• Finance	(Advisory Board Director & Co-Executive
	• Policy	Director)

Current Public Company Directorships:
• Boston Scientific Corporation
• The Hartford Financial Services Group, Inc.
• Victoria's Secret & Co.

Professional Highlights

Managing Director of Lardon & Associates LLC (2006-present), a business and executive advisory services firm. Held multiple positions at Nationwide Mutual Insurance Company from 1981 to 2006, and is the retired president of Nationwide Strategic Investments and executive vice president-chief administrative officer of Nationwide Mutual Insurance Company (2000-2006). Ms. James is a certified public accountant (non-practicing) and began her career as an auditor with Coopers & Lybrand LLP.

Skills and Qualifications

Ms. James' qualifications to serve on the Board include her extensive senior executive employment in a range of functions, including accounting, investing, operations, treasury, human resources, and corporate diversity and related issues. Ms. James also brings experience of serving as a director on several large public company boards, including on the audit, finance, governance and human resources committees.

Sandra Beach Lin	Retired CEO, Calisolar, Inc.	Prior Public Company Directorships (within last five years): • WESCO International, Inc. (2002 - 2019)

	Age: 65	Other Directorships and Memberships:
	Director Since: July 2012	• Ripple Therapeutics Corporation (Director)
	Independent: Yes	• Achievement Foundation (Director)
• Paradigm for Parity (Director)
AEP Committees:
• Audit
• Executive
• Governance (Chair)
• Policy

Current Public Company Directorships:
• Avient Corporation
• Trinseo Plc

Professional Highlights

Retired chief executive officer of Calisolar, Inc., a solar silicon company (2010-2011). Executive vice president, then corporate executive vice president of Celanese Corporation, a global hybrid chemical company (2007-2010). Previous senior operating roles at Avery Dennison, Alcoa and Honeywell. Member, Nominating and Corporate Governance Committee Chair Advisory Council of the National Association of Corporate Directors.

Skills and Qualifications

Ms. Lin’s qualifications to serve on the Board include her extensive senior executive experience managing large global businesses in multiple industries and her experience as a public company director. Ms. Lin has served as a senior executive in operational roles at numerous industrial manufacturing sites, which gave her significant experience in employee safety and manufacturing. In her senior leadership positions, she created and executed strategies in diverse industries, including automotive, packaging, specialty chemicals and solar energy. She also has extensive knowledge of sales and marketing. In her executive leadership as the chief executive officer of a materials supplier to the solar industry, she helped bring to market new, innovative technology to reduce costs to solar cell manufacturers. Her service as a board leadership fellow for the National Association of Corporate Directors has given her additional expertise related to corporate governance.

Margaret M. McCarthy	Retired Executive Vice President - Technology Integration, CVS Health Corporation	Prior Public Company Directorships (within last five years): • Brighthouse Financial, Inc. (2018 - 2021)

	Age: 69	Other Directorships and Memberships:
	Director Since: April 2019	None
Independent: Yes

AEP Committees:
• Audit
• Nuclear Oversight
• Policy (Chair)
• Technology

Current Public Company Directorships:
• Alignment Healthcare
• First American Financial Corporation
• Marriott International Inc.

Professional Highlights

Retired Executive Vice President – Technology Integration of CVS Health Corporation, a U.S.-based healthcare company (December 2018 to June 2019). Executive vice president of operations and technology for Aetna, Inc., a diversified health care benefits company (2010 – 2018). Prior to joining Aetna in 2003, she served in information technology-related roles at CIGNA Healthcare and Catholic Health Initiatives.

Skills and Qualifications

Ms. McCarthy’s qualifications to serve on the Board include her extensive senior executive experience in the healthcare industry and her experience as public company director. Ms. McCarthy was responsible for innovation, technology, data security, procurement, real estate and service operations at Aetna. Ms. McCarthy also worked in technology consulting at Accenture and was a consulting partner at Ernst & Young. She was previously a director of a data center and cloud security company. She has extensive experience in the regulated insurance industry, business strategy, customer experience and cyber and physical security.

Oliver G. "Rick" Richard	Owner and President, Empire of the Seed LLC	Prior Public Company Directorships (within last five years): • Buckeye Partners, L.P. (2019 - 2021)

	Age: 70	Other Directorships and Memberships:
	Director Since: January 2013	• Empire of the Seed LLC (Director)
	Independent: Yes	• Community Foundation for Southwest Louisiana
(Director)
	AEP Committees:	• Convention and Visitors Bureau of Southwest Louisiana
	• Finance	Water Institute of the Gulf (Lecturer)
• Human Resources
• Nuclear Oversight
• Policy

Current Public Company Directorships:
• Cheniere Energy Partners, L.P.

Professional Highlights

Owner and president of Empire of the Seed LLC, a company that preserves older buildings for reuse since 2005. Mr. Richard served as chairman, president and chief executive officer of Columbia Energy Group (Columbia Energy) from April 1995 until Columbia Energy was acquired by NiSource Inc. in November 2000. Mr. Richard served as a commissioner of the Federal Energy Regulatory Commission from 1982 to 1985.

Skills and Qualifications

Mr. Richard’s qualifications to serve on the Board include his extensive knowledge of the utility industry as a former commissioner of the Federal Energy Regulatory Commission, his service as a senior executive at utility companies and as a public company director. Mr. Richard brings to the board experience as a regulator in our industry, along with his other legal and public policy skills, which gives him a unique and valuable perspective on our industry. He also has a breadth of experience in the energy sector, through his position as chairman, president and chief executive officer of a Fortune 500 company, with expertise in operations, management, executive leadership, strategic planning, human resources and corporate governance. He also has served as a consultant in the energy management industry.

Daryl Roberts	Senior Vice President and Chief Operations and Engineering Officer, DuPont de Nemours Inc.	Prior Public Company Directorships (within last five years): • None

	Age: 54	Other Directorships and Memberships:
	Director Since: December 2020	• American Institute of Chemical Engineers (Director)
	Independent: Yes	• National Action Council for Minorities in Engineering
(Director)
AEP Committees:
• Audit
• Nuclear Oversight
• Policy
• Technology

Current Public Company Directorships:
None

Professional Highlights

Senior Vice President and Chief Operations and Engineering Officer of DuPont de Nemours Inc., a diversified global specialty chemicals company since 2018. From 2015-2018, Vice President, Manufacturing, Engineering and Regulatory Services and from 2012-2015 Senior Director, Manufacturing and Regulatory Services of Arkema S.A. From 1998-2012, he served in various manufacturing, health and safety, operations and engineering positions at Arkema S.A.

Skills and Qualifications

Mr. Roberts' qualifications to serve on the Board include his service as a senior executive in the global manufacturing industry. He also brings to the Board relevant experience in engineering, manufacturing, operations, regulatory and health and safety. Through his roles in the manufacturing industry, he also has experience managing compliance, regulatory and public policy matters.

Julia A. Sloat	President and CEO American Electric Power Company, Inc.	Prior Public Company Directorships (within last five years): • Park National (2015 - 2021)

	Age: 53	Other Directorships and Memberships:
	Director Since: January 2023	• The Arthur G. James Cancer Hospital & Richard J.
	Independent: No	Solove Research Institution Foundation (Chair)
• Columbus Downtown Development Corporation
	AEP Committees:	(Director)
	• Policy	• Pelotonia (Director)

Current Public Company Directorships:
• Evoqua Water Technologies Corp.

Professional Highlights

Elected President of AEP in August 2022 and chief executive officer effective January 1, 2023. President and chief financial officer of AEP from August 2022 to November 2022, and executive vice president and chief financial officer from January 2021 to August 2022. Senior vice president - Treasury and Risk from January 2019 to December 2020 and from January 2013 to May 2016. President and chief operating officer of AEP Ohio from May 2016 to December 2018.

Skills and Qualifications

Ms. Sloat’s qualifications to serve on the Board include her extensive senior executive experience in the utility industry and her deep knowledge of the Company as our president and chief executive officer and former chief financial officer and her experience as a public company director. Having served as a chief financial officer, she has a strong background in finance, financial reporting, and shareholder outreach. Her experience with the Company provides valuable insight into the risks we face and provides unique insight into effective management of those risks to deliver strong results over the long term. Her involvement in the utility industry also provides significant expertise on regulatory and policy issues that are central to our business. Ms. Sloat brings to the Board experience in regulatory and financial compliance related activities in the utility industry, which enables her to effectively identify strategic priorities and execute strategy.

Sara Martinez Tucker	Former CEO, National Math and Science Initiative	Prior Public Company Directorships (within last five years): • Cornerstone OnDemand, Inc. (2021)

	Age: 67	Other Directorships and Memberships:
	Director Since: January 2009	• Nationwide Mutual Insurance Company (Director)
	Independent: Yes	• University of Notre Dame (Trustee)

AEP Committees:
• Executive
• Governance
• Human Resources (Chair)
• Policy

Current Public Company Directorships:
• Service Corporation International

Professional Highlights

Former Chief Executive Officer of the National Math and Science Initiative from February 2013 to March 2015. From 2009 to February 2013, independent consultant. Former Under Secretary of Education in the U.S. Department of Education (2006-2008). Chief executive officer and president of the Hispanic Scholarship Fund from 1997 to 2006. Retired executive of AT&T.

Skills and Qualifications

Ms. Tucker’s qualifications to serve on the Board include her experience in governmental affairs in the highly regulated telecommunications industry and as the Under Secretary of Education, her management positions in human resources and customer service operations, and her service as a public company director. Her leadership positions in government and education provide perspective on social responsibility and diversity. Ms. Tucker brings to the Board relevant expertise from her various leadership positions in government and education and her business experience at AT&T in regulatory affairs, government and public policy matters. As an executive at AT&T, she had experience in consumer and retail businesses and human resources.

Lewis Von Thaer	President and Chief Executive Officer, Battelle Memorial Institute	Prior Public Company Directorships (within last five years): • None

	Age: 62	Other Directorships and Memberships:
	Director Since: February 2022	• Ambri, Inc. (Director)
	Independent: Yes	• AmplifyBio (Director)
• HRL Laboratories, LLC (Director)
	AEP Committees:	• National Veterans Memorial and Museaum (Director
	• Audit	and Chair)
	• Nuclear Oversight	• The Ohio State University (Trustee)
• Policy
• Technology

Current Public Company Directorships:
• None

Professional Highlights

President and chief executive officer of Battelle Memorial Institute, the world’s largest independent research and development organization, since October 2017. Mr. Von Thaer served as chief executive officer of DynCorp International (June 2015 – October 2017), president of Leidos, Inc. (2013 – 2015) and corporate vice president of General Dynamics Corporation and president of its Advances Information Systems division (2005 –2013).

Skills and Qualifications

Mr. Von Thaer’s qualifications to serve on the Board include his technology expertise as the chief executive officer of Battelle and his experience as a director of Pacific Northwest National Laboratory and UT-Battelle (the operator of Oak Ridge National Laboratory). Mr. Von Thaer brings to the Board decades of employment in the global manufacturing and research industries, including high level executive management and business oversight experience. He has substantial experience working with federal government administrators, which provides valuable insights in governmental, regulatory and public policy issues. His expertise in management and operations provides insights in risk management, safety and health, personnel development and environmental matters. As a licensed engineer, Mr. Von Thaer also brings significant engineering experience.

AEP’s Board of Directors and Committees

Under New York law, AEP is managed under the direction of the Board of Directors. The Board establishes broad corporate policies and authorizes various types of transactions, but it is not involved in day-to-day operational details. During 2022, the Board held six regular meetings in person, and one regular meeting and one special meeting by videoconference. AEP typically encourages, but does not require, members of the Board to attend the annual shareholders’ meeting. Last year, all directors attended the annual meeting virtually.

One member of our Corporate Governance Committee, Ms. Lin, is a member of The National Association of Corporate Directors’ (NACD) Nominating and Governance Chair Advisory Council, a group that seeks to identify ways that board nominating and governance committees can help build investor confidence in publicly traded companies. Ms. Lin is also an NACD Board Leadership Fellow.

Board Meetings and Committees.    The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings. Directors are also expected to become familiar with AEP’s management team and operations as a basis for discharging their oversight responsibilities.

The Board has eight standing committees. The table below shows the number of meetings conducted in 2022 by each committee and the directors who currently serve on these committees. Each director attended 85.7 percent or more of the meetings of the Board and Board committees on which he or she served during 2022, and the average director attendance in 2022 was 97.3 percent. Ms. James was appointed to the Finance Committee and Policy Committee in June 2022. Ms. Sloat was appointed to the Policy Committee in January 2023.

DIRECTOR	BOARD COMMITTEES
	Audit	Directors and Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Technology	Policy
Mr. Akins			X (Chair)					X
Mr. Beasley					X	X (Chair)	X	X
Mr. Fowke		X	X	X (Chair)	X			X
Mr. Garcia	X (Chair)	X		X				X
Ms. Goodspeed	X					X	X (Chair)	X
Ms. James				X				X
Ms. Lin	X	X (Chair)	X				X	X
Ms. McCarthy	X					X	X	X (Chair)
Mr. Richard				X	X	X		X
Mr. Roberts	X					X	X	X
Ms. Sloat								X
Ms. Tucker		X	X		X (Chair)			X
Mr. Von Thaer	X					X	X	X
2022 Meetings	6	5	0	5	7	4	4	3

The functions of the committees are described below. The committee charters provide a more detailed discussion of the purposes, duties and responsibilities of the committees. A copy of each of the committee charters can be found on our website at www.aep.com/investors/governance.

The Committee on Directors and Corporate Governance (the Corporate Governance Committee) is responsible for:

1.Recommending the size of the Board within the limits imposed by the Bylaws.

2.Recommending selection criteria for nominees for election or appointment to the Board.

3.Conducting independent searches for qualified nominees and screening the qualifications of candidates recommended by others.

4.Recommending to the Board nominees for appointment to fill vacancies on the Board as they occur and the slate of nominees for election at the annual meeting.

5.Reviewing and making recommendations to the Board with respect to compensation of directors and corporate governance.

6.Recommending members to serve on committees and chairs of the committees of the Board.

7.Reviewing the independence and possible conflicts of interest of directors and executive officers.

8.Overseeing the AEP Corporate Compliance Program.

9.Overseeing the annual evaluation of the Board of Directors.

10.Overseeing the annual evaluation of individual directors.

11.Monitoring AEP’s Related Person Transaction Approval Policy.

12.Overseeing AEP’s Corporate Sustainability Report which includes information on sustainability, environmental, social and governance matters and material concerning political contributions.

Consistent with the rules of NASDAQ and the SEC and our Director Independence Standards, all members of the Corporate Governance Committee are independent.

The Human Resources Committee (the HR Committee) annually reviews and approves AEP’s executive compensation in the context of the performance of management and the Company. None of the members of the HR Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, each of the current members of the HR Committee has been determined to be independent by the Board in accordance with NASDAQ and SEC rules applicable for board and committee service and our Director Independence Standards. Each member is also a “non-employee director” as defined in SEC Rule 16b-3 under the Exchange Act.

The HR Committee also reviews the Compensation, Discussion and Analysis section of this proxy statement, and recommends that it be included in the Company’s Annual Report on Form 10-K.

For a more complete description of the HR Committee’s responsibilities, see the Human Resources Committee Report on page 63.

The Audit Committee is responsible for, among other things, the appointment of the independent registered public accounting firm (independent auditor) for the Company; reviewing with the independent auditor the plan and scope of the audit and approving audit fees; monitoring the adequacy of financial reporting and internal control over financial reporting; and meeting periodically with the internal auditor and the independent auditor.

Consistent with the rules of NASDAQ and the SEC and our Director Independence Standards, all members of the Audit Committee are independent. The Board has also determined that all members of the Audit Committee, Messrs. Garcia, Roberts and Von Thaer and Mses. Goodspeed, Lin and McCarthy, are “audit committee financial experts” as defined by SEC rules.

The Finance Committee monitors and reports to the Board with respect to the capital requirements and financing plans and programs of AEP and its subsidiaries, including reviewing and making recommendations concerning their short and long-term financing plans and programs. The Finance Committee also provides recommendations to the Board on dividend policy, including the declaration and payment of dividends. The Finance Committee also reviews and approves the treasury policies of the Company.

The Nuclear Oversight Committee is responsible for overseeing and reporting to the Board with respect to the management and operation of AEP’s nuclear generation.

The Policy Committee is responsible for examining AEP’s policies on major public issues affecting the AEP System, including environmental, technology, industry change and other matters. During 2022, the Policy Committee held three meetings that focused on strategic issues for the electric utility industry through 2030, including a discussion on the decarbonization of power generation, grid flexibility and customer resiliency, and climate adaptability; energy sector cybersecurity risks; and the role of nuclear energy in the clean energy transition.

The Technology Committee provides review and oversight of AEP’s information technology strategy and investments, including internal and external labor strategy; provides review and oversight of AEP’s framework and programs designed to address risks related to cybersecurity, information technology, and associated operational resiliency; and otherwise provides review and oversight of issues related to setting the information technology and cybersecurity strategy of the Company.

The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations prescribed in the Bylaws, during the intervals between meetings of the Board.

Corporate Governance

AEP maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including AEP’s Principles of Corporate Governance (Principles), AEP’s Principles of Business Conduct, Code of Business Conduct and Ethics for Members of the Board of Directors, Director Independence Standards, and charters for the Audit Committee, the Corporate Governance Committee and the HR Committee. The corporate governance page can be found at www.aep.com/investors/governance. Printed copies of all of these materials also are available without charge upon written request to Investor Relations at: AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, Ohio 43215.

We are committed to strong governance practices that protect the long-term interests of our shareholders. Our governance framework includes the following key governance best practices:

Governance Highlights
•	11 out of 13 director nominees are independent	•	Annual shareholder engagement on governance issues, including ESG matters and strategy with Lead Director participation
•	Strong Independent Lead Director with clearly delineated duties	•	Executive sessions of non-management directors at every Board meeting
•	Annual election of all directors	•	Robust stock ownership guidelines for executive officers and non-employee directors
•	Majority voting in the election of directors with director resignation policy (plurality standard to apply in contested elections)	•	Risk oversight by full Board and Committees
•	Annual Board and Committee self-evaluations, including individual Board member evaluations	•	Board and Committees may hire outside advisors independently of management
•	Audit Committee, HR Committee, and Corporate Governance Committee composed entirely of independent directors	•	Limit on the number of public company directorships Board members may hold (4)
•	Diverse Board in terms of gender, ethnicity and specific skills and qualifications	•	Proxy access for shareholders

Directors

Qualifications

The Principles are available on our website at www.aep.com/investors/governance. With respect to director qualifications and attributes, the Principles provide that, in nominating a slate of directors, it is the Board’s objective, with the assistance of the Corporate Governance Committee, to select individuals with skills and experience to effectively oversee management’s operation of the Company’s business.

In addition, the Principles provide that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders, and that directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

These requirements are expanded upon in the Criteria for Evaluating Directors (Criteria). The Criteria are available on the Company’s website at www.aep.com/investors/governance.

As indicated in the Principles and the Criteria, directors should have personal attributes such as high integrity, intelligence, wisdom and judgment. In addition, they should have skills and experience that mesh effectively with the skills and experience of other Board members, so that the talents of all members blend together to be as effective as possible in overseeing a large energy business.

Diversity

The Criteria also includes the Company’s statement regarding how the Board considers diversity in identifying nominees for our Board. The Criteria provides:

Two central objectives in selecting board members and continued board service are that the skills, experiences and perspectives of the Board as a whole should be broad and diverse, and that the talents of all members of the Board should blend together to be as effective as possible. Diversity in gender, race, age, tenure of board service, geography and background of directors, consistent with the Board’s requirements for knowledge, standards and experience, are desirable in the mix of the Board.

Our Corporate Governance Committee considers these criteria each year as it determines the slate of director nominees to recommend to the Board for election at our annual meeting. It also considers these criteria each time a new director is recommended for election or appointment to the Board. The Corporate Governance Committee is committed to including in each director search qualified candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity. The Board believes that its implementation of this policy is effective in maintaining the diversity of the members of the Board.

Understanding the importance of Board composition and refreshment for effective oversight, the Corporate Governance Committee strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board. Below are highlights of the composition of our director nominees:

Board Diversity Matrix
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Directors	7	6
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or American Indian
Asian
Hispanic, Latino or Latina	1	1
Native Hawaiian or Pacific Islander
White	5	4
Two or More Races or Ethnicities
LGBTQ+	1
Undisclosed

Selection of Director Candidates

The Corporate Governance Committee is responsible for recruiting new directors and identifies, evaluates and recommends director candidates to the Board. The Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Corporate Governance Committee through shareholders, management, current members of the Board or search firms. Shareholders who wish to recommend director candidates to the Corporate Governance Committee may do so by following the procedures described in Shareholder Proposals and Nominations.

Linking Business Strategy with Key Skills Represented on the Board

AEP’s long-term strategy is to be a fully regulated, premier energy company focused on investment in infrastructure and energy solutions that customers want and need. We are focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. And we continue to grow our regulated renewable generation portfolio as part of our strategy to diversify generation resources to provide clean energy options to customers. We operate and maintain the nation’s largest electricity transmission system and more than 225,000 circuit miles of distribution lines to efficiently deliver safe, reliable power to nearly 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 31,000 megawatts of diverse generating capacity, including more than 7,100 megawatts of renewable energy.

The Corporate Governance Committee and the Board regularly consider the Company’s strategy and the particular skills, experiences and other qualifications that should be represented on the Board as a whole, to effectively oversee the Company’s strategic direction. As part of the Board’s succession planning, the Board reviews the skills currently represented on the Board but, more importantly, focuses on the skills needed in the future. In that regard, during the past year, the Board sought one new director, specifically targeting a diverse director with broad board and senior executive experience and recruited Ms. James, who has chaired governance, compensation and audit committees at public companies, to join the Board in June 2022.

We believe that our director nominees, taken together as a group, possess the skills and expertise appropriate for maintaining an effective Board aligned with the Company’s long term strategy. Listed below are summaries of specific qualifications that the Corporate Governance Committee and the Board believe should be represented on the Board.

Senior Executive Leadership and Business Strategy	Regulated Industry Experience
Directors who hold or have held significant senior leadership experience as a CEO or senior executive provide the Company with unique insights. They generally possess extraordinary leadership skills as well as the ability to recognize and develop leadership skills in others. They have a practical understanding of organizations, strategy and risk management, and know how to drive growth.
Our business is heavily regulated. AEP engages in a complex business with significant public policy and public safety implications. A portion of our business deals with nuclear regulations and operations. The development and execution of our strategy depends on directors who have experience with public policy issues in heavily regulated industries, energy markets, technology, renewable energy, and electric transmission and distribution infrastructure.

Government, Legal and Environmental Affairs	Industrial Operations and Safety Experience
AEP is engaged in a business that is subject to extensive regulation by multiple state and federal regulatory authorities. Experience with and understanding of government regulation is critical to AEP’s efforts to help shape public policy and government regulation that has a direct effect on its business and strategy. The production of energy also has environmental implications and how we address rapidly evolving environmental regulation has important strategic implications. As such, we seek directors with experience in government, legal and environmental affairs to provide insight on effective strategies in these areas.

AEP invests billions of dollars each year on maintenance and growth investments to improve reliability of its electric transmission and distribution systems, and to enhance customer service. It is important to have directors with experience in these complex processes because it allows the Board to provide AEP with appropriate decision-making and oversight related to complex capital projects. Ensuring the safety of AEP employees, contractors and the public is imperative when executing these and other projects. Directors with safety experience can assist the Board in its oversight of the Company’s operations, and its safety-related programs and performance.

Risk Management	Innovation and Technology
Managing risk in a rapidly changing utility industry is critical to our success. Directors with an understanding of the most significant risks facing AEP and experience and leadership to provide effective oversight of management risk processes is critical to our success.
The utility industry is rapidly changing with the development of new technologies and shifting energy policy and environmental regulation in energy markets. Therefore, it is important to have directors who possess experience in these areas.
Finance and Accounting	Cybersecurity and Physical Security
Accurate and transparent financial reporting is critical to our success. Given the capital intensive nature of our business, we also seek directors who have experience overseeing effective capital allocation. We seek to have a number of directors who qualify as audit committee financial experts.
The industry in which AEP conducts its business is subject to physical and cyber threats against the security of assets and systems. AEP recognizes the importance of directors who possess experience in these areas.

Talent	Customer Experience and Marketing
Directors who have significant leadership experience as a CEO or senior executive understand how to build sustainable talent and culture programs and are better able to recognize and develop leadership skills and talents in others. In addition, such directors provide oversight and guidance on Company programs designed to attract and develop employee talent, build executive succession, engage employees, and foster a high-performance, diverse and inclusive culture.
Understanding the needs of our customers is important in our rapidly changing industry. Marketing expertise is also important as our business becomes more competitive and as we focus on meeting customer expectations and transforming the customer experience. We seek directors who have experience in consumer businesses and are committed to excellence in service.

The table below summarizes the core competencies, qualifications, skills, and attributes the Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. A mark indicates a specific area of focus or expertise the director has identified as core and on which the Board particularly relies. The matrix is intended as a high‑level summary and not an exhaustive list of each director’s skills or contributions to the Board. Not having a mark does not mean the director does not possess or have experience with that qualification or skill. Our director nominees’ biographies describe each director’s background, qualifications, and relevant experience in more detail.

	Akins	Beasley	Fowke	Garcia	Goodspeed	James	Lin	McCarthy	Richard	Roberts	Sloat	Tucker	Von Thaer
Independent		•	•	•	•	•	•	•	•	•		•	•
Senior Executive Leadership & Business Strategy	•	•	•	•	•	•	•	•	•	•	•	•	•
Finance or Accounting	•		•	•		•				•	•
Innovation & Technology		•			•		•	•		•			•
Regulated Industry Experience	•	•	•	•		•	•	•	•	•	•	•	•
Government, Legal and Environmental Affairs	•		•			•			•	•		•
Industrial Operations Experience and Safety	•	•		•	•		•		•	•	•	•	•
Customer Experience or Marketing					•		•	•	•			•
Talent	•		•			•					•	•	•
Risk Management		•		•	•	•	•	•			•
Cybersecurity and Physical Security		•	•		•			•	•				•
Board Tenure	11	9	1	3	17	<1	10	4	10	2	<1	14	1
Age (as of March 15, 2023)	62	71	64	61	61	65	65	69	70	54	53	67	62

The Corporate Governance Committee also considers a wide range of additional factors, including each candidate’s projected retirement date to assist in Board succession planning; other positions the candidate holds, including other senior management positions and boards of directors on which he or she serves; and the independence of each candidate.

Typically, the Corporate Governance Committee identifies and recruits candidates through the use of an outside search firm, and such a firm was used in connection with the recruitment of Ms. James. The Corporate Governance Committee provides the outside search firm with the characteristics, skills and experiences that may complement those of the existing members. The outside search firm then provides recommendations for candidates with such attributes and skills. The Corporate Governance Committee meets in executive session to discuss potential candidates and determines which candidates to interview.

The Corporate Governance Committee believes it is important to have a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. The Corporate Governance Committee has recruited new directors to the Board through the rigorous process described above. In the Board's view, the best method to ensure healthy board evolution is through thoughtful consideration of the nomination of directors prior to each election or appointment based on a variety of factors, including director performance, skills and expertise, the Company’s needs and board diversity.

Director Independence

In accordance with NASDAQ standards, a majority of the members of the Board of Directors must qualify as independent directors. Under NASDAQ standards, no member of the Board is independent unless the Board affirmatively determines that such member does not have a direct or indirect material relationship with the Company. The Board has adopted categorical standards to assist it in making this determination of director independence (Director Independence Standards). These standards can be found on our website at www.aep.com/investors/governance.

Each year, our directors complete a questionnaire that elicits information to assist the Corporate Governance Committee in assessing whether the director meets NASDAQ’s independence standards and the Director Independence Standards. Each director lists all the companies and charitable organizations that he or she, or an immediate family member, has a relationship with as a partner, trustee, director or officer, and indicates whether that entity made or received payments from AEP. The Company reviews its financial records to determine the amounts paid to or received from those entities. A list of the entities and the amounts AEP paid to or received from those entities is provided to the Corporate Governance Committee. Utilizing this information, the Corporate Governance Committee evaluates, with regard to each director, whether the director has any material relationship with AEP or any of its subsidiaries and also confirms that none of these relationships is advisory in nature. The Corporate Governance Committee determines whether the amount of any payments between those entities and AEP could interfere with a director’s ability to exercise independent judgment. The Corporate Governance Committee also reviews any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the categorical standards the Board has adopted or under NASDAQ’s independence standards, might impede a director’s independence.

We are an energy company that provides electric service in eleven different states. Any organization that does business in our service territory is served by one of our subsidiaries. Many of our directors live in our service territory or are executives, directors or trustees of organizations that do business in our service area. Most of those organizations purchase electric service from us. However, these organizations purchase electric service from us at tariff rates or at rates obtained through a competitive bid process. Therefore, the Corporate Governance Committee determined that none of those relationships impedes a director’s independence.

We make numerous charitable contributions to nonprofit and community organizations and universities in the states where we do business. Again, because many of our directors live in our service territory and are highly accomplished individuals in their communities, our directors are frequently affiliated with many of the same educational institutions, museums, charities and other community organizations. The Corporate Governance Committee reviews charitable contributions made by AEP to organizations with which our directors or their immediate family members are affiliated. The Corporate Governance Committee also reviews contributions made from The American Electric Power Foundation, which was created to support and play an active, positive role in the communities in which we operate by contributing funds to organizations in those communities. The Corporate Governance Committee determined that the Company’s contributions were not materially influenced by the director’s relationship with the organization, and therefore none of these relationships conflicts with the interests of the Company or would impair the director’s independence or judgment.

As a result of this review, the Board has determined that, other than Mr. Akins and Ms. Sloat, each of the directors standing for election, including Messrs. Beasley, Fowke, Garcia, Richard, Roberts and Von Thaer and Mses. Goodspeed, James, Lin, McCarthy and Tucker, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent under NASDAQ rules and the Company’s Director Independence Standards.

Shareholder Nominees for Directors

The Corporate Governance Committee will consider shareholder recommendations of candidates to be nominated as directors of the Company. All such recommendations must be in writing and submitted in accordance with the procedures described under Shareholder Proposals and Nominations and must include information required in AEP’s Policy on Consideration of Candidates for Director Recommended by Shareholders. A copy of this policy is on our website at www.aep.com/investors/governance. Shareholders’ nominees who comply with these procedures will receive the same consideration that all other nominees receive.

In December 2022, the Company amended its Bylaws principally to add procedural and informational requirements for shareholders that intend to use the procedures under Rule 14a-19 promulgated under the Exchange Act (“Universal Proxy Rule”). These amendments to the Bylaws are meant to conform to the procedural requirements of the Universal Proxy Rule, and are consistent with the Company's prior shareholder proposal and director nomination requirements in our Bylaws. The Board believes that these requirements are customary and reasonable for publicly-traded companies and do not materially diminish the rights of shareholders.

Board Leadership

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Principles, the Board has the authority to combine or separate the positions of Chair and CEO, as well as to determine whether, if the positions are separated, the Chair should be an employee, non-employee or an independent director.

Prior to his retirement as CEO, the Board believed that having Mr. Akins serve as both Chair and CEO was in the best interests of the Company and its shareholders. Upon Mr. Akins’ retirement, the Board made the determination that it was in the best interest of the Company and its shareholders that the two offices be separated effective January 1, 2023. The Board believes that it should retain the flexibility to make a judgment regarding its leadership structure. Currently, the Board believes that separating the two offices allows the Board to retain Mr. Akins as the best qualified person to serve as Chair of the Board and to appoint Ms. Sloat as the best qualified person to serve as CEO.

Mr. Akins spent eleven years as CEO of the Company and has served nine years as Chair of the Board. Mr. Akins has extensive senior executive experience in the utility industry and deep knowledge of the Company as our former chief executive officer. Mr. Akins brings to the Board experience in all facets of operational and compliance related activities in the utility industry, which enables him to effectively identify strategic priorities and execute strategy. Mr. Akins’ service on the board of another public company, including service as lead independent director, provides Mr. Akins additional insights that are valuable in his role as our Board’s Chair.

Because of Mr. Akins’ longstanding experience with the Company and other industry participants and the quality of his performance in these roles and his extensive experience as a corporate director, the Board believes that the Company’s best interests are currently served by Mr. Akins as Chair of the Board.

Even though Mr. Akins’ long employment history with the Company disqualifies him as serving as an independent chair, the Company already has policies and practices in place to provide independent oversight of management and the Company’s strategy. The Board currently includes eleven non-management directors among its thirteen members, all of whom qualify as independent under applicable NASDAQ listing standards. The Board routinely holds executive sessions at which only non-management directors are present, and, each year, the non-management directors select a Lead Director responsible for facilitating and chairing the independent director sessions.

Lead Director

Ms. Tucker has served as Lead Director of the Board since February 2022. The purpose of the Lead Director is to promote the independence of the Board in order to represent the interests of the shareholders. The Lead Director is selected by the independent directors. The Lead Director:

•	Works closely with the Chair and CEO in developing the agenda for Board meetings and the information sent to the Board	•	Participates in the Company’s annual shareholder outreach calls and receives communications from shareholders on behalf of the independent directors
•	Along with the Chair, consults with and advises the CEO on matters arising between Board meetings	•	Sets the agenda for and chairs the executive sessions of the independent directors at every Board meeting
•	Consults with the Chair and CEO on Board Committee and Committee Chair assignments	•	Serves as a liaison between the CEO and the independent directors
•	Leads the Board’s annual self-assessment	•	Has the authority to call special meetings of the Board
•	Reviews the results of the annual evaluation of individual directors with each director	•	Has the authority to retain outside legal counsel or other advisors as needed by the Board
•	Co-leads, with the Chair of the HR Committee (if that position is held by a different director), the annual performance assessment of the Chief Executive Officer

The Board’s role in AEP’s risk oversight process

The Board has the overall responsibility for overseeing the Company’s management of risks. Management is responsible for identifying and managing the Company’s risks. The Board reviews the Company’s processes for identifying and managing risks and communicating with the Board about those risks to help ensure that the processes are effective.

Like other companies, we have very diverse risks. These include financial and accounting risks, capital deployment risks, operational risks — including nuclear, cyber security risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, human capital/corporate culture risks, natural-disaster risks and technology risks. Some critical risks having enterprise-wide significance, such as corporate strategy and capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks.

The Board is responsible for ensuring that these types of risks are properly delegated to the appropriate committee, and that the risk oversight activities are properly coordinated and communicated among the Board and the various committees that oversee the risks. Our Chief Risk Officer attends Audit Committee meetings and reviews and discusses Company risks. Management has prepared and categorized a list of the Company’s major types of risks. The Audit Committee reviewed that list and proposed an assignment of risks either to the full Board or to specific committees.

Cyber security risks and the effectiveness of AEP’s cyber security processes are reviewed annually with the Board of Directors and at several meetings throughout the year of the Technology Committee of the Board of Directors, the principal committee that exercises oversight with respect to these matters. Management provides the Board and the Technology Committee with regular updates on the Company’s security practices, policies and training to prevent, protect or reduce the impacts of cyber and physical attacks. Committee oversight in this area transferred from the Audit Committee to the Technology Committee in 2021, which allows for additional focus by the Board.

The Audit Committee is responsible for overseeing financial reporting risks, and oversees the Company’s maintenance of financial and disclosure controls and procedures and specifically reviews our litigation and regulatory risks as part of their review of the Company’s disclosures. The Audit Committee also discusses AEP’s policies for risk assessment and risk management and annually assesses compliance with these processes. Our Chief Financial Officer, Chief Risk Officer, Chief Accounting Officer and General Counsel attend the Audit Committee meetings.

Our Finance Committee broadly oversees our financial risks, which include energy trading risks, liquidity risks and interest rate risks. The Finance Committee reviews and approves the Company’s risk policies relating to our power marketing and hedging activities and also oversees the performance of the assets in our pension plans. Our Chief Financial Officer and General Counsel attend the Finance Committee meetings.

Our HR Committee reviews the Company’s compensation practices to ensure they do not encourage excessive risk-taking and are consistent with the Company’s risk tolerance. The HR Committee also oversees our succession planning, executive leadership development and other human capital related risks. Our Chief Executive Officer and Chief Human Resources Officer attend HR Committee meetings.

The Corporate Governance Committee focuses on corporate governance risks and oversees the Company’s Corporate Compliance Program, which includes the Company’s whistleblower program. Management provides the Corporate Governance Committee with regular updates on ethics and compliance training, programs and policies to ensure ethical standards of business conduct and a commitment to compliance with the law. The Corporate Governance Committee also oversees environmental performance and compliance risks and political engagement activities. Our Chief Financial Officer and our General Counsel attend the meetings of the Corporate Governance Committee.

Our Nuclear Oversight Committee focuses on the specific risks of operating a nuclear plant. Our Chief Operating Officer, Chief Nuclear Officer and Executive Vice President-Energy Services attend the Nuclear Oversight Committee meetings.

The Technology Committee has oversight of AEP’s information technology strategy and investments and AEP’s framework and programs designed to identify, assess, manage, and mitigate risks related to cybersecurity, information technology, and associated operational resiliency. The Technology Committee also has oversight of the Company’s response framework to address cyber, operational, and other business disruptive incidents that could impact AEP’s ability to deliver reliable service, protect customer and employee data, and otherwise be in legal compliance. Our Chief Information and Technology Officer and Chief Security Officer attend the Technology Committee meetings.

Compensation Risk

The Company has designed its executive compensation process, with oversight from the HR Committee, to identify and manage risks and to ensure that its executive compensation programs do not encourage excessive risk taking. The Company’s compensation programs have the following characteristics:

•Incentive metrics are capped at 200 percent of target, while awards for individual employees are capped at 250 percent of their target. Capping the potential payout limits the extent that employees could potentially profit by taking on excessive risk.

•The large majority of incentive compensation is provided to executive officers as long-term stock-based incentive compensation to ensure that short-term performance is not encouraged or rewarded at the expense of long-term performance. This is particularly important due to the large amount of long-term capital investments required in our business.

•Annual incentive compensation for nearly all employees, including all executive officers, is based substantially on AEP’s operating earnings per share, which helps ensure that incentive awards are commensurate with the Company’s earnings.

•Safety measures are a portion of the annual incentive compensation metrics for all employees which helps ensure that employees are not encouraged to achieve earnings objectives at the expense of workforce safety.

•Performance metrics for long-term incentive compensation are comprised of cumulative operating earnings per share (EPS) (50% weight), total shareholder return (TSR) relative to the Company's utility peer group (40% weight) and carbon free capacity (CFC) as a percentage of total generating capacity (10% weight). EPS and TSR are both robust measures of shareholder value that reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance, and the CFC factor aligns with our long-term strategic plans.

•Incentive compensation performance scores are subject to an internal audit. Incentive award payouts to senior AEP management are subject to review and approval of the HR Committee, or, in the case of the CEO and Executive Chair, the independent members of the Board. The Board and the HR Committee have discretionary authority to reduce or eliminate any incentive payouts.

•Annual and long-term incentive payments and deferrals are subject to the Company’s recoupment of incentive compensation (clawback) policy.

•AEP grants 75 percent of its long-term incentive awards in the form of performance shares with a three-year performance and vesting period, and the remaining 25 percent in the form of restricted stock units (RSUs) that vest over a roughly three-year period. These long-term incentive awards align the interests of employees with the long-term interests of shareholders and serve as a retention tool.

•AEP maintains stock ownership requirements for senior officers and other key employees (57 executives as of December 31, 2022).

As specified in its charter, the HR Committee (with the assistance of its independent compensation consultant and Company management) reviewed the Company’s compensation policies and practices for all employees, including executive officers. As a result of this review and the processes described above, the HR Committee concluded that the Company’s compensation program appropriately balance risks and rewards in a way that does not encourage excessive or imprudent risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.

CEO and Senior Management Succession Planning

Our Board oversees management succession planning and talent development. The HR Committee regularly reviews and discusses with management the CEO succession plan and the succession plans for key positions across the Company. The HR Committee reviews potential internal senior management candidates with our CEO, including the qualifications, experience, and development priorities for these individuals. The full Board spends a large part of one of its meetings each year discussing succession plans and addresses this topic at other times throughout the year. The Board also evaluates succession plans in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to assess candidates personally.

Our Board has established steps to address emergency CEO succession should circumstances warrant it. Our emergency CEO succession plan is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption and loss of business or operating continuity.

Human Capital Management and Corporate Culture

Attracting, developing and retaining employees with the skills and experience needed to provide service to our customers efficiently and effectively is crucial to AEP’s long-term success and is central to our long-term strategy.

We invest in our employees and continue to build a high performance and inclusive culture that inspires leadership, encourages innovative thinking and welcomes everyone.

Culture

At AEP, we believe in doing the right thing every time for our customers, each other and our future. The Board has oversight responsibility for AEP’s culture and assuring that it supports the long-term best interests of the Company. AEP leaders at all levels are responsible for fostering an environment that supports a positive culture and for acting in a manner that positively models it. A high-performance culture forms the foundation for AEP’s long-term success. An engaged, collaborative and empowered workforce is more likely to embrace a change mindset, drive continuous improvement, accept accountability, meet expectations, take ownership, and value personal growth. Employees are given an opportunity to share their perspectives by participating in the Employee Culture Survey, administered by Gallup, Inc., that measures the progress we are making in improving our culture. In addition to engagement, the survey measures well-being and inclusiveness. In 2022, 86% of our organization participated in the survey and we continued to improve our grand mean score to remain in the top decile compared to Gallup’s overall company database. Additionally, in 2022, AEP received the Gallup Exceptional Workplace Award for the third consecutive year. The award recognizes organizations with engaged workplace cultures. Company executives also have candid meetings with employees to discuss our challenges, opportunities, what is going well and what can be even better.

AEP's leadership serves as a key driver in the Company’s cultural transformation through their continual encouragement of employees to work together collaboratively to safely do their best work. We continually strive for excellence in every part of our operations. We believe in a culture dedicated to diversity and inclusion, which values and promotes equal opportunity. We always aim to meet our customers’ expectations, and we are committed to conducting our operations in accordance with the highest ethical standards.

The Board participates in culture efforts through informal meetings with senior and mid-level officers. The Board discusses Company culture with the CEO in executive session. Culture, integrity and ethics, in particular, are part of the CEO’s annual performance evaluation. The reputational and other risks associated with culture are also discussed and addressed through the risk oversight process described above.

Due to the ongoing impact of the COVID pandemic, in 2022 the independent directors were unable to have meetings with employees without the presence of management to discuss the Company’s culture as has been the practice in prior years. The independent directors intend to resume such meetings when safely able to do so. In lieu of conducting such meetings during 2022, the Corporate Governance Committee and the HR Committee received multiple presentations from the Company’s Chief Compliance Officer and Chief Human Resources Officer on company culture, diversity and related workforce topics.

Safety

AEP emphasizes achieving Zero Harm, which means every employee returns home at the end of their shift in the same or better condition than when they came to work. Zero Harm is what AEP values most and commits to wholeheartedly. Zero Harm is hard work, as it requires full focus every moment of every day. AEP and its employees hold themselves accountable and are always striving to be better. For AEP and its employees, Zero Harm is not an option; it is a mandate we live by. AEP has put tools, training and processes in place to strengthen our safety-first culture and mindset. AEP's focus is on learning from events and developing leading indicators to be even more proactive in preventing harm. One common industry safety metric utilized by AEP to track incidents is the Days Away Restricted or Transferred (DART) rate. A DART event is an event that results in one or more lost days, one or more restricted days or results in an employee transferring to a different job within the Company. DART rate is a mathematical calculation (number of DART events multiplied by 200,000 work hours and divided by total YTD hours worked) that describes the number of recordable injuries per 100 full-time employees. In 2022, AEP's employee DART Rate performance improved to 0.424 as compared to 0.430 in 2021.

Diversity, Equity and Inclusion

AEP is committed to cultivating a diverse and inclusive environment that supports the development and advancement of all. We foster an inclusive workplace that encourages diversity of thought, culture and background, and actively work to eliminate unconscious biases. DEI is a strategic priority for AEP and our efforts are guided by four principles:

•Establishing leadership accountability around DEI outcomes.
•Building and maintaining a workforce that generally reflects the communities we serve.
•Promoting an inclusive culture where all employees can thrive.
•Supporting the communities we serve so they will prosper.

We believe our workforce should generally reﬂect the diversity of our customers and the communities we serve so that we may better understand how to tailor our services to meet their expectations. As of December 31, 2022, women comprised approximately 20% of AEP’s workforce and 20% was represented by racially or ethnically diverse employees.

Our DEI progress is tied to enterprise, business unit and operating company annual incentive compensation objectives, which is measured through our annual employee culture survey. In addition, the HR Committee provides oversight of our compensation and human resources policies and practices, including an annual review of our diversity, equity and inclusion strategy, results of our culture survey and compliance with equal opportunity laws.

AEP has taken actions to denounce all forms of racism in the wake of the racial and social unrest across the country in recent years. To accelerate our diversity and inclusion strategy, AEP facilitates “Community Conversations” for employees to discuss how race and equity issues impact the individual and the workplace and provide tools to take action; provides "Mitigating Bias in Candidate Selection" training for all supervisors with a direct report and employees involved in the interview process; created dedicated faith or meditation rooms; developed affirmative action plans for all AEP sites with more than 50 employees; and, conducts pay equity studies to identify and address pay variances for female and minority employees. We are also signatories of the CEO Action for Diversity and Inclusion pledge, Paradigm for Parity and several other local and industry DEI initiatives to demonstrate our commitment to advancing diversity and inclusion within the workplace.

In addition, we are committed to working with the communities we serve to advance equity for our employees, customers and neighbors of color. The American Electric Power Foundation created the Delivering on the Dream grant program to help dismantle systemic racism and prejudice while prioritizing diversity, equity and inclusion. This five-year, $5 million initial investment funds organizations with programs dedicated to advancing social justice in the communities we serve.

Employee Resource Groups

AEP demonstrates its commitment to a trusting and inclusive work environment by empowering employees to form and participate in Employee Resource Groups (ERGs). The ERGs at AEP include Abled and Differently-Abled Partnering Together, the Black ERG, the Asian-American Employee Partnership ERG, the Hispanic Origin Latin American ERG, the Military Veteran ERG, the Native American Tribes Interacting, Observing and Networking ERG, the Pride Partnership and the Women at Work ERG. Our ERGs reflect the diverse makeup of our workforce and enable us to gain valuable insight into the diverse communities we serve. They also help increase engagement across AEP by providing employees with a safe space to discuss work-related issues and to develop innovative solutions. ERGs play an active role in AEP’s diversity and inclusion efforts, including recruitment of new employees.

Training and Professional Development

AEP is preparing our workforce for the future by providing opportunities to learn new skills and engaging higher education institutions to better prepare the next generation with the skills that our Company will need. AEP has training alliances with several community colleges, universities and vocational and technical schools across its service territory. We work with these institutions to develop academic programs that will prepare employees for upward mobility opportunities and to attract external job seekers interested in careers in our industry. AEP also provides a broad range of training and assistance that supports lifelong learning and transition development. We believe this is especially important as we move closer toward a digital future that requires a more flexible, innovative and diverse workforce. AEP has robust processes to achieve this, including ongoing performance coaching, operational skills training, resources to support our commitment to environment, safety and health, job progression training, tuition assistance, and other forms of training that help employees improve their skills and become better leaders. In 2022, AEP employees completed more than 950,000 hours of training in programs for which we track participation. In addition, we invested more than $3 million in employee education, supporting approximately 1,000 employees through our tuition reimbursement program.

Compensation and Benefits

AEP cares about the wellbeing of our employees and we recognize their importance to our success. We provide market competitive compensation and benefits, including health, wellness and assistance programs to our employees and their families to help them thrive at home and work. We ensure the pay we offer is competitive in the marketplace by market pricing many of our positions using robust compensation survey information. Nearly all AEP employees participate in an annual incentive program that rewards individual performance and achievement of goals, which fosters a high-performance culture. AEP also offers employees physical and mental health programs, including medical, dental and life insurance, along with a health and well-being program to help employees and their families stay healthy and feeling their best. Additionally, AEP believes our retirement programs position our employees for financial stability in retirement.

Board’s Oversight of Strategy and Sustainability

One of the key responsibilities of AEP's Board of Directors is overseeing the Company’s strategy to create long-term value for AEP’s shareholders. Environmental policies have a significant impact on the Company’s strategy. As a result, the Board regularly engages with senior management in the oversight of environmental issues, including climate change, energy efficiency, renewable energy and technology changes in the industry. As AEP continues to transition its business, the Board works with the senior management team to adjust plans as needed to respond to rapid changes in the industry, including technology and public policy. Management and the Board identify and incorporate significant environmental, social and governance (ESG) issues, including climate change impacts, into our business strategy. We believe that our performance on ESG matters is linked to our ability to achieve our strategic objectives over the medium and long-term and create value for our shareholders. For example, in 2020 the Board added the non-emitting generation capacity measure to the long-term incentive plan to encourage management to identify and advance opportunities to accelerate the transformation of the Company's generation resources to a higher percentage of renewable generation to the extent doing so is in keeping with the interests of our customers and shareholders.

As part of its oversight role, the Board monitors climate risks and reviews opportunities that may be realized with climate change. The Board also receives an environmental report from management at every regularly scheduled Board meeting. In addition, the Board holds extended meetings twice a year, to provide extra time for a more robust review of the Company’s strategy. Discussions about carbon and carbon risk occur during Board meetings and those strategic planning sessions. The Board is also responsible for reviewing and approving the Company's allocation of capital.

Under the Board’s oversight, in October 2022 AEP announced new intermediate and long-term CO2 emission reduction goals, based on the output of the Company’s integrated resource plans, which take into account economics, customer demand, grid reliability and resiliency, regulations and the Company’s current business strategy. The intermediate goal is a 80% reduction from 2005 CO2 emission levels from AEP generating facilities by 2030; the long-term goal is net-zero CO2 emissions from AEP generating facilities by 2045. The Company’s total estimated CO2 emissions in 2022 were approximately 52.5 million metric tons, a 65% reduction from the Company’s 2005 CO2 emissions (inclusive of emission reductions that result from plants that have been sold). AEP has made significant progress in reducing CO2 emissions from its power generation fleet and expects its emissions to continue to decline. Technological advances, including advanced energy storage, advanced nuclear reactors, and hydrogen production and public policies are among factors that will determine how quickly AEP can achieve net-zero emissions while continuing to provide reliable, affordable power for customers.

The Board has delegated responsibility for overseeing the Company’s annual Corporate Sustainability Report (CSR) to its Corporate Governance Committee. The Corporate Governance Committee reviews and approves the annual CSR, which in 2022 included sustainability goals and the Company's diversity, equity and inclusion commitments. The Corporate Governance Committee also receives updates twice a year from management on its sustainability initiatives and its political engagement activities. During those meetings, management reports on its engagement with stakeholders on a range of issues, including climate change.

Annual Board, Committee and Individual Director Evaluations

Each year, the Corporate Governance Committee engages an independent third party, experienced in corporate governance matters, to interview each director to obtain his or her assessment of the effectiveness of the Board and committees. In addition, the third party seeks input from each director as to the performance of the other Board members. The Chair of the Corporate Governance Committee instructs the third party on the particular criteria to be covered in the assessment, such as conduct of the meetings and committees, leadership and process. Each director is asked to identify any opportunities the Board can focus on to enhance its effectiveness. The third party organizes the director feedback and reviews it with the Lead Director. The Lead Director holds private conversations with each director to give honest feedback provided from other directors, which is meant to help directors improve their own individual performance. The Chair of the Corporate Governance Committee and the Lead Director also review, with the Corporate Governance Committee and the full Board, the assessment of the Board’s performance and lead a discussion to determine which areas the Board would like to focus on during the coming year to enhance its effectiveness. Finally, the Board engages in a mid-year discussion to gauge the Board’s satisfaction with the progress made in addressing any focus areas that were identified by the Board in its annual evaluation.

Annual Shareholder Outreach

Our Board and management are committed to engaging with our shareholders and soliciting their views and input on important governance, environmental, social, executive compensation and other matters. The Corporate Governance Committee is responsible for overseeing the shareholder engagement process and the periodic review and assessment of shareholder input. Our Lead Director plays a central role in our Board’s shareholder engagement efforts. Our management team contacted institutions collectively holding approximately 50% of our Common Stock and offered to engage with these investors. During 2022, our Lead Director and members of management had discussions with a diverse mix of our shareholders on a variety of environmental, social and corporate governance issues, including Board refreshment and management succession planning, the Board’s role in its oversight of culture and climate change, Company strategy, executive compensation, diversity, equity and inclusion, the responsibilities of the Lead Director and the Board’s annual evaluation process. These shareholder views were shared with our Corporate Governance, Human Resources Committees and the Board. These engagements help our Board and management understand and address issues that are important to our shareholders.

Communicating with the Board

Anyone who would like to communicate directly with our Board, our independent directors as a group or our Lead Director, may submit a written communication to American Electric Power Company, Inc., P.O. Box 163609, Attention: AEP Independent Directors, Columbus, Ohio 43216. The Company’s Corporate Secretary reviews such inquiries or communications, and communications other than advertising or promotions of a product or service are forwarded to our Board, our independent directors as a group or our Lead Director, as appropriate.

Transactions with Related Persons

The American Electric Power Company, Inc. Related Person Transaction Approval Policy (Policy) was originally adopted by the Board in December 2006 and amended in February 2012. The Policy is administered by the Corporate Governance Committee. A copy of the Policy is available on our website at www.aep.com/investors/governance.

The Policy defines a “Transaction with a Related Person” as any transaction or series of transactions in which (i) the Company or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any “Related Person” has a direct or indirect material interest. A “Related Person” is any director or executive officer of the Company, any nominee for director, any shareholder owning in excess of five percent of the total equity of the Company and any immediate family member of any such person.

The Corporate Governance Committee considers all of the relevant facts and circumstances in determining whether or not to approve a Transaction with a Related Person and approves only those transactions that it believes are in the best interests of the Company and its shareholders.

In determining whether to approve a Transaction with a Related Person, the Corporate Governance Committee considers various factors, including, among other things: the nature of the Related Person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the materiality of the transaction to each party; the availability of the product or services through other sources; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; the acceptability of the transaction to the Company’s regulators; and in the case of a non-employee director, whether the transaction would impair his or her independence or status as a “non-employee” director.

If Company management determines it is impractical or undesirable to wait until a meeting of the Corporate Governance Committee to consummate a Transaction with a Related Person, the Chair of the Corporate Governance Committee may review and approve the Transaction with a Related Person. Any such approval is reported to the Corporate Governance Committee at or before its next regularly scheduled meeting.

No approval or ratification of a Transaction with a Related Person supersedes the requirements of the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors or AEP’s Principles of Business Conduct applicable to any executive officer. To the extent applicable, any Transaction with a Related Person is also considered in light of the requirements set forth in those documents.

Since January 1, 2022, there have been no transactions, and there are no currently proposed transactions, involving an amount exceeding $120,000 in which AEP was or is expected to be a participant and in which any Related Person had a direct or indirect material interest.

Director Compensation

Directors who are employees of the Company receive no additional compensation for service as a director other than accidental death insurance coverage. The table below shows the elements and the annual compensation that we paid to our non-employee directors for 2022.

Compensation Element	Amount
Annual Retainer (1)	$125,000
Annual Stock Unit Awards (2)	$163,000
Committee Chair Annual Retainers (1):
Audit Committee	$25,000
Human Resources Committee	$25,000
Nuclear Oversight Committee	$17,500
Corporate Governance Committee	$15,000
Finance Committee	$15,000
Technology Committee	$15,000
Policy Committee	$5,000
Lead Director Annual Retainer (1)	$35,000

(1)Retainer amounts are paid in cash in quarterly installments.
(2)In 2022, pursuant to the Stock Unit Accumulation Plan for Non-Employee Directors, each non-employee director was awarded $163,000 in AEP stock units or, for directors with more than 60 months of service, shares of an AEP Stock Fund. These AEP stock units or AEP Stock Fund shares are credited to directors quarterly, in an amount calculated by dividing the dollar value of the award amount by the closing price of AEP common stock. Amounts equivalent to cash dividends on the AEP stock accrue as additional AEP stock units or AEP Stock Fund shares. AEP stock units have historically been paid in cash but effective June 1, 2022 will be paid in AEP shares to each non-employee director after termination of service unless the director has elected to further defer payments. AEP Stock Fund shares have been and will continue to be paid in cash to each non-employee director after termination of service (as a part of the interest of the director in the director's Investment Account tracked through the Stock Unit Accumulation Plan) unless the director has elected to further defer payments.

The Corporate Governance Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), evaluates on an annual basis the competitiveness of the Company’s non-employee director compensation program and the form and amount of each element of that program (annual retainers, equity compensation, committee chair compensation, and Lead Director compensation) in comparison to the companies in the peer group used for executive compensation and to a group of other industrial companies that are comparable in size to AEP. The Board reviews the recommendations of the Corporate Governance Committee and determines the form and amount of Director compensation.

At its meetings held in September and December 2022, the Corporate Governance Committee reviewed and discussed an analysis of non-employee director compensation prepared by Meridian. Meridian’s report reviewed the design and competitiveness of our non-employee director compensation program. In December 2022, upon the recommendation of the Corporate Governance Committee and taking into account comparative data from Meridian, the Board made the following changes to director compensation, effective January 1, 2023:

•The amount of the annual cash retainer increased from $125,000 to $130,000.

•The amount of the annual stock unit award increased from $163,000 to $170,000.

•The annual retainer paid to the Chairs of the Finance Committee, Governance Committee and Technology Committee increased from $15,000 to $20,000.

•The annual retainer paid to the Chair of the Nuclear Operating Committee increased from $17,500 to $20,000.

•The annual retainer paid to the Lead Director increased from $35,000 to $50,000.

We use a combination of cash and AEP stock units to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, our Board considers the significant amount of time that directors expend on fulfilling their duties to our Company. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair.

Expenses.    Directors are reimbursed for expenses incurred in attending Board, committee and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities that benefit the Company, including participation in director education programs. Spouses may occasionally join directors on Company aircraft when a director is traveling to or from Board meetings or other business activities. The Company generally provides for, or reimburses the expenses of, the directors and their spouses for attendance at such meetings. Our Directors do not receive any tax gross-ups.

Retainer Deferral Plan.    The Retainer Deferral Plan for Non-Employee Directors is a non-qualified deferred compensation plan that permits non-employee directors to choose to defer up to 100 percent of their annual cash payments into a variety of investment fund options, all with market-based returns, including an AEP stock fund. The Plan permits the non-employee directors to defer receipt until termination of service or for a period that results in payment commencing not later than five years after termination of service.

Insurance. AEP maintains a group travel accident insurance policy to provide a $1,000,000 accidental death benefit for each director, $100,000 for each spouse of a director and $50,000 for all dependent children. The current policy, effective January 1, 2023 to January 1, 2026, has a premium of $24,663.

Stock Ownership.    Non-employee directors are required by our Principles to own AEP common stock or AEP stock units worth five times their annual equity award. This is met within the first five years of a non-employee director’s term by requiring the director to hold the AEP stock units awarded under the Stock Unit Accumulation Plan until termination of service.

After five years of service on the Board, non-employee directors receive contributions to an AEP stock fund under the Stock Unit Accumulation Plan. During open trading windows they may subsequently transfer those amounts into other investment fund options, similar to those in the Retainer Deferral Plan.

Matching Gifts Program.    Directors may participate in our Matching Gifts Program on the same terms as AEP employees. Under the program, AEP will match between $250 and $1,000 per higher education institution each year in charitable contributions from a director.

2022 Director Compensation Table

The following table presents the compensation provided by the Company in 2022 to our non-employee directors.

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($)(3)	Total ($)
David. J. Anderson	75,000	81,500	555	157,055
J. Barnie Beasley, Jr.	142,500	163,000	1,555	307,055
Benjamin G. S. Fowke III	122,083	149,416	555	272,054
Art A. Garcia	145,000	163,000	555	308,555
Linda A. Goodspeed	136,250	163,000	555	299,805
Thomas E. Hoaglin	31,250	54,333	555	86,138
Donna A. James	62,500	81,500	555	144,555
Sandra Beach Lin	140,000	163,000	555	303,555
Margaret M. McCarthy	130,000	163,000	555	293,555
Stephen S. Rasmussen	26,666	27,166	555	40,805
Oliver G. Richard III	125,000	163,000	555	288,555
Daryl Roberts	125,000	163,000	555	288,555
Sara M. Tucker	179,166	163,000	555	342,821
Lewis Von Thaer	114,583	149,416	555	264,555
(1)The dollar amounts reported represent either the grant date fair value calculated in accordance with FASB ASC Topic 718 of AEP stock units granted under the Stock Unit Accumulation Plan for Non-Employee Directors, without taking into account estimated forfeitures, or the amount credited to the AEP Stock Fund for the more tenured directors. AEP stock units or contributions to the AEP Stock Fund are credited to directors quarterly based on the number of months they served as a director in that quarter.
(2)Each non-employee director who served the full year received either 1733 AEP stock units or AEP Stock Fund contributions of $163,000 in 2022. Due to their service for less than a full year, Messrs. Anderson, Fowke, Hoaglin, Rasmussen, Von Thaer and Ms. James received 833, 1,597, 550, 136, 1,597 and 1,042 units respectively in 2022. Directors had the following aggregate number of AEP stock units, including dividend equivalents and stock unit equivalents in the AEP Stock Fund at 2022 year-end, all of which are fully vested: Mr. Beasley 18,919, Mr. Fowke 1,615, Mr. Garcia 6,561, Ms. Goodspeed 64,2575, Ms. James 1,048, Ms. Lin 29,628, Ms. McCarthy 7,375, Mr. Richard 27,399, Mr. Roberts 3,941, Ms. Tucker 49,780 and Mr. Von Thaer 1,615.
(3)The amounts reported in All Other Compensation consists of the (a) Company-paid premium of $555 for accidental death insurance policy and (b) matching gift contributions of $1,000 for Mr. Beasley.

Insurance

AEP and the AEP System Companies and their directors and officers are insured, subject to certain exclusions and retentions, against losses resulting from any claim or claims made against them while acting in their capacities as directors and officers. Such insurance, effective May 1, 2022 to May 1, 2023, is provided by: Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited (EIM), Zurich American Insurance Company, Continental Casualty Company (CNA), U.S. Specialty Insurance Company (Tokio Marine HCC), Arch Insurance Company, Midvale Indemnity Company (American Family Group), Travelers Casualty & Surety Company of America, Ascot Insurance Company, Berkley Insurance Company, RSUI Indemnity Company, Markel American Insurance Company, Freedom Specialty Insurance Company (Nationwide), General Security National Insurance Company (SCOR), RLI Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA (AIG), Everest National Insurance Company, Berkshire Hathaway Specialty Insurance Company, US Specialty Insurance Company (Tokio Marine HCC), Travelers Casualty & Surety Company of America, Arch Insurance Company, Endurance American Insurance Company (Sompo International), and Berkshire Hathaway Specialty Insurance Company. The total cost of this insurance is $3,322,575.

Fiduciary liability insurance provides coverage, subject to certain exclusions and retentions, for AEP System companies and their affiliated trusts, their directors and officers, and any employee deemed to be a fiduciary or trustee, for breach of fiduciary responsibility, obligation, or duties as imposed under the Employee Retirement Income Security Act of 1974. Such insurance, effective May 1, 2022 to May 1, 2023 is provided by Associated Electric & Gas Insurance Services Limited (AEGIS), U.S. Specialty Insurance Company (Tokio Marine HCC), Energy Insurance Mutual Limited (EIM), and Freedom Specialty Insurance Company (Nationwide). The total cost of this insurance is $445,063.

Item 2. Proposal to Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, fee negotiations and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for 2023. PwC has served as our independent registered public accounting firm starting with the audit for the year ended December 31, 2017. The Audit Committee reviews and assesses annually the qualifications and performance of the independent registered public accounting firm and considers, as appropriate, the rotation of the independent registered public accounting firm. Additionally, the Audit Committee is involved in the selection and mandated rotation of the lead engagement partner from PwC. The Audit Committee believes that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify, in a non-binding vote, the appointment of PwC as our independent registered public accounting firm for 2023.

Although action by the shareholders in this matter is not required, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting and will seriously consider shareholder input on this issue. Whether or not the appointment of PwC is ratified by the shareholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such change would be in the best interest of the Company and its shareholders.
Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Your Board of Directors recommends a vote FOR this Item 2.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2022 and December 31, 2021, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

Audit & Non-Audit Fees	2022	2021
Audit Fees (1)	$12,308,000	$12,662,600
Audit-Related Fees (2)	575,667	208,000
Tax Fees (3)	—	125,000
All Other Fees (4)	—	—
TOTAL	$12,883,667	$12,995,600

(1)Audit fees in 2021 and 2022 consisted primarily of fees related to the audit of the Company’s annual consolidated financial statements, including each registrant subsidiary. Audit fees also included auditing procedures performed in accordance with Sarbanes-Oxley Act Section 404 and the related Public Company Accounting Oversight Board Auditing Standard Number 5 regarding the Company’s internal control over financial reporting. This category also includes work generally only the independent registered public accounting firm can reasonably be expected to provide.
(2)Audit-related fees consisted principally of regulatory, statutory and employee benefit plan audits.
(3)Tax fees consisted principally of advisory services. Tax services are rendered based upon facts already in existence, transactions that have already occurred, as well as tax consequences of proposed transactions.
(4)These are fees for permissible work performed by PricewaterhouseCoopers LLP that do not meet the above categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limitation. The independent registered public accounting firm and management are required to report to the Audit Committee at each regular meeting regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee Chair may also pre-approve particular services on a case-by-case basis. In 2022, all PricewaterhouseCoopers LLP services were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

The Audit Committee reviews AEP’s financial reporting process as well as the internal control over financial reporting on behalf of the Board. The Audit Committee’s responsibilities are more fully described in its charter, which is available on AEP’s website at www.aep.com/investors/governance. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of NASDAQ and the SEC’s audit committee independence rules.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), AEP’s independent registered public accounting firm, is responsible for performing an independent, integrated audit of AEP’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. PwC is also responsible for performing an audit of and expressing an opinion on the effectiveness of AEP’s internal control over financial reporting, and for reporting the results of their audits to the Audit Committee.

As part of the oversight of the Company’s financial statements, the Audit Committee met six times and held discussions, some of which were in private, with management, the senior internal audit executive and the independent registered public accounting firm regarding the fair presentation of all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. The Audit Committee discussed with AEP’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of AEP’s internal controls and the overall quality of AEP’s financial reporting processes. In addition, during 2022, the Audit Committee held discussions on emerging accounting, compliance and other matters, including, but not limited to: enterprise risk management and management’s mitigation plans; and legal, income tax and regulatory matters that may have a material impact on the consolidated financial statements.

The Audit Committee has reviewed and discussed the audited consolidated financial statements and internal control over financial reporting with management. Management of AEP has affirmed to the Audit Committee that AEP’s fiscal year 2022 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. Management has also concluded that AEP’s internal control over financial reporting was effective as of December 31, 2022.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the fiscal 2022 audited consolidated financial statements, the firm’s judgment as to the quality of AEP’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of AEP’s internal control over financial reporting.

In addition, the Audit Committee had discussions with and received written communications from the independent registered public accounting firm regarding its independence as required by the PCAOB. The Audit Committee has reviewed the services provided by AEP’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from AEP and its management. The Audit Committee has also received written communication regarding the results of the independent registered public accounting firm’s internal quality control reviews and procedures and other matters, as required by the NASDAQ listing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in AEP’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The Audit Committee also reappointed PwC as the Company’s independent registered public accounting firm for 2023. Shareholders are being asked to ratify that selection at the 2023 annual meeting.

Audit Committee Members
Art A. Garcia, Chair
Linda A. Goodspeed
Sandra Beach Lin
Margaret M. McCarthy
Daryl Roberts
Lewis Von Thaer

Item 3. Proposal to Amend the Company's Bylaws to Eliminate the Supermajority Voting Provisions

Currently, the Company’s Bylaws provide that the provisions of Section 7 other than those relating to the number of directors constituting the Board of Directors, and the provisions of Section 16 may be amended or added to by the affirmative vote of the holders of two-thirds of the outstanding shares. This proposal seeks to amend the Bylaws to eliminate these supermajority vote provisions in the Bylaws and replace the voting standard with the vote standard of a majority of shares outstanding. These sections relate to the Company’s current practice of the annual election of directors. The text of the proposed amendment to Section 16 of the Bylaws, marked to show changes from the current Section 16, is included as Exhibit B to this Proxy Statement. If adopted, any provision of the Bylaws could be amended by the shareholders upon the approval of a majority of shares outstanding.

The proposed amendments to the Company’s Bylaws are the result of the Board’s ongoing review of our corporate governance principles. As part of its analysis, the Board recognized that supermajority vote requirements are intended to provide protection against potentially self-interested action by minority shareholders. However, while such protections can be beneficial to shareholders, as corporate governance standards have evolved, many investors and commentators now view these greater-than-majority voting provisions as limiting a board’s accountability to shareholders and the ability of shareholders to effectively participate in corporate governance.

The Board of Directors considered the arguments in favor of and against removing these supermajority requirements from the Company’s Bylaws and determined that removing these requirements is in the best interests of the Company and its shareholders. Because approval of a majority of the voting power of the Company would still be required to effect action under the revised provisions, the Board believes this proposal affords sufficient protection of shareholder interests while being responsive to the prevailing views regarding best corporate governance practices.

Board Recommendation.

The Board believes that Proposal 3 is in both the Company and the shareholders’ best interests and will enhance the Company's corporate governance policies.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE BYLAWS TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS AS SET FORTH IN PROPOSAL 3.

Vote Required for Approval

The affirmative vote of two-thirds of the Company’s outstanding common shares is required to approve Proposal 3. Abstentions from voting and broker non-votes, if any, on Proposal 3 will effectively count as votes “AGAINST” the passage of the proposal.

Board of Directors recommends a vote FOR this Item 3.

Item 4. Advisory Vote on Executive Compensation

This non-binding advisory vote, commonly known as a "say-on-pay" proposal, provides an opportunity for shareholders to vote on the resolution below regarding the compensation paid to our named executive officers as disclosed in this proxy statement.

As described under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain executives who are critical to our success, including the named executive officers. Under these programs, our named executive officers and other employees are rewarded for the achievement of annual and long-term goals.

The HR Committee extensively reviews the compensation for our named executive officers to ensure it aligns with our shareholders’ interests and current market practices. As a result of its review process, the HR Committee maintains the following executive compensation practices:

•Emphasizing long-term incentive (LTI) compensation to promote the longer-term interests of the Company and encourage management to make decisions that are aligned with shareholders’ interests.

•Tying the value of a substantial portion of this LTI compensation to two robust measures of shareholder value:

▪3-year cumulative operating earnings per share compared to a Board-approved target (50% of total LTI compensation); and

▪3-year total shareholder return compared to the Company’s executive compensation peer group (40% of total LTI compensation).

•Including a measure of carbon free capacity as a percentage of total generating capacity, energy efficiency and demand response, to our LTI compensation with a 10% weight, which aligns with our long-term strategic plans;

•Maintaining a “no fault” clawback policy that allows the Board to recoup excess incentive compensation paid to our named executive officers if the results on which such compensation was based are materially restated or corrected.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure is hereby APPROVED.”

While the Board will carefully consider the results of this vote, the say-on-pay vote is advisory only, and therefore will not be binding on the Company or our Board of Directors.

Your Board of Directors recommends a vote FOR this Item 4.

Item 5. Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation

In addition to the advisory approval of the compensation of our named officers described in Item 4 above, we are also seeking a non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of the compensation of our named executive officers, which is commonly known as a “say-on-when” vote. We are providing shareholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of one year, or an annual vote. Our shareholders voted on a similar proposal in 2017 with the majority voting to hold the say-on-pay vote every year, which we have done each year since that approval.

An annual vote on executive compensation will allow our shareholders to provide input as the HR Committee reviews our compensation philosophy, policies and practices. An annual shareholder vote allows our shareholders to provide us with timely feedback regarding the compensation program, and enables the HR Committee to evaluate any changes in shareholder sentiment as it conducts its regular compensation review.

Engagement with our shareholders is a key component of our corporate governance. We seek and are open to input from our shareholders regarding board and governance matters, as well as our executive compensation program, and believe we have been appropriately responsive to our shareholders.

While the Board will carefully consider the results of this vote, the say-on-when vote is advisory only, and therefore will not be binding on the Company or our Board of Directors.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2029 annual meeting of shareholders.

The advisory vote regarding the frequency of the shareholder vote shall be determined by a plurality of the votes cast.

Your Board of Directors recommends a vote FOR ONE YEAR on this item

Other Business

The Board of Directors does not intend to present to the meeting any business other than the election of directors, the ratification of the appointment of the independent registered public accounting firm, the proposal to amend the Company's Bylaws to eliminate the supermajority voting provisions, the advisory vote on the compensation of the named executive officers, and the advisory vote on the frequency of holding an advisory vote on executive compensation as disclosed in this proxy statement.

If any other business not described herein should properly come before the meeting for action by the shareholders, the persons named as proxies on the proxy card or their substitutes will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement was printed, the Board of Directors was not aware of any other matters that might be presented.

Compensation Discussion and Analysis

This section explains AEP’s compensation philosophy, summarizes its compensation programs and reviews compensation decisions for the following named executive officers:

Name	Title (as of December 31, 2022)
Mr. Akins	Chair and Chief Executive Officer
Ms. Sloat	President
Ms. Kelly	Executive Vice President and Chief Financial Officer
Mr. Feinberg	Executive Vice President, General Counsel and Secretary
Mr. Zebula	Executive Vice President - Portfolio Optimization
Mr. Chodak	Executive Vice President - Generation
Ms. Barton	Former Executive Vice President and Chief Operations Officer

In conjunction with Mr. Akins' plan to retire as Chief Executive Officer, Ms. Sloat was appointed President of the Company in addition to her Chief Financial Officer responsibilities on August 10, 2022. Ms. Sloat relinquished her Chief Financial Officer responsibilities to Ms. Kelly effective November 30, 2022 and Ms. Sloat replaced Mr. Akins as Chief Executive Officer on January 1, 2023. The Company also eliminated Ms. Barton's Chief Operating Officer position effective November 2, 2022 in connection with this CEO transition.

Executive Summary

2022 Business Performance Highlights

We generated very strong operating earnings for 2022 of $5.09 per share due to strong operating performance. Favorable weather and load, normalized retail margins, pension expense, income taxes and generation & marketing margins were partially offset by unfavorable interest expense and O&M. These factors combined to produce 2022 operating earnings that were 2 cents above our original $4.87 - $5.07 earnings guidance. Throughout this Compensation Discussion and Analysis, we refer to operating earnings, which is a non-GAAP financial measure that is used as a performance measure when awarding incentive compensation to executives and other employees. Our 2022 GAAP earnings per share were $4.51, and Exhibit A to this proxy statement contains a full reconciliation of GAAP earnings per share to non-GAAP operating earnings per share for 2022.

In 2022, we also continued to successfully execute our long-term strategy of investing in and maintaining our core multi-state utility operations to support our long-term operating earnings growth. During 2022, we increased our long-term earnings growth guidance to the top half of the range, which increased its midpoint from 6 percent to 6.5 percent and better reflects the strength of our long-term growth prospects. We also progressed on our plan to add new generation to our regulated portfolio, which currently targets the addition of approximately 15 GW of new renewables through 2032. This will help mitigate fuel cost volatility and create a more diverse resource portfolio to benefit our customers as we transition our fleet and progress toward our updated CO2 reduction goals of 80% by 2030 and net-zero by 2045. We have allocated approximately $8.6 billion of direct capital investment over the next five years toward achieving that goal. We will invest another $25.8 billion in our core wires operations during the same period to provide enhanced reliability and system resilience for the benefit of our customers. We believe this capital plan will provide stable, positive returns for our shareholders. At the same time, we will continue our focus on operational efficiency to help minimize the rate impacts of these investments for customers.

The final phase of our $2 billion North Central Wind Project – the 998-megawatt Traverse portion – came online in 2022 and is the largest, single-phase wind project in North America. The three North Central Wind projects combined generate 1,484 MW of new clean energy and are projected to save our customers in Oklahoma, Arkansas and Louisiana approximately $3 billion over the next 30 years. These projects also will provide solid returns to our shareholders and support economic development in Oklahoma.

In 2022, our Transmission Holding Company business net plant assets grew by $1.2 billion in 2022, an increase of 9.9 percent, and contributed $1.32 per share to operating earnings. Investments in our Transmission Holding Company business continue to support our earnings growth.

While winter storms and a June derecho in Ohio severely impacted our electric service for some customers, weather was generally favorable for the Company in 2022 with less severe weather than normal and better than expected load. Nevertheless, our crews responded to significant storms and restoration efforts both within and outside our service territory to help restore power quickly and safely.

Retail load grew by 2.8 percent in 2022, which was 1.2 percent above our forecast. Our agreement to sell Kentucky Power Company and AEP Kentucky Transmission Company, Inc. did not close in 2022 as initially expected because the transaction did not receive FERC approval, but the Company and buyer are continuing to pursue this approval and closure of the sale.

In October 2022, the Company increased its quarterly dividend by 5 cents to 83 cents per share, the 451st consecutive quarterly dividend.

2022 Goals for Incentive Compensation Plans

With respect to our 2022 annual incentive compensation, the HR Committee:

•Set the operating earnings per share target at $4.97 with a 60 percent weight, which was the midpoint of the Company’s operating earnings guidance of $4.87-$5.07 per share at the time the HR Committee set the goal. This represented a 6.5 percent increase from the 2021 target plus an additional 2 cents per share. This was a more aggressive target than the Company's past targets, which were based on a 6 percent growth rate from the prior year target.

•Set the operating earnings per share needed for a maximum payout at $5.15 per share, which was 8 cents per share above the top of the Company's original operating earnings guidance range.

•Established safety, compliance and strategic initiatives with a combined 40 percent weight.

With respect to the 2022-2024 performance share awards under the Company's long-term incentive plan, the HR Committee:

•Set the target for the 3-year cumulative operating earnings per share based on the same $4.97 target used for the annual incentive plan for 2022, which was more aggressive than prior years, with a six and a half percent growth rate in operating earnings from 2022 for both 2023 and 2024. This target included the additional 2 cents per share included in the operating EPS target for 2022 annual incentive compensation and increased the growth rate from 6 percent to 6.5 percent. This is also a more aggressive target than the Company's past long-term incentive targets, which were based on a 6 percent growth rate from the prior year's target.

2022 Earned Annual Incentive Plan Awards

With respect to earned awards under the annual incentive plan, the HR Committee certified the following results and pay outcomes:

•2022 operating earnings per share of $5.09, which was near the top end of our operating earnings guidance for the year, produced a score of 177.5 percent of target.

•An overall score 143.9 percent of target, including consideration of safety and compliance objectives as well as strategic initiatives.

2020-2022 Earned Long-Term Performance Awards

With respect to the long-term incentive performance share award, the HR Committee certified the following results and pay outcomes:

•Cumulative total shareholder return (TSR) (40 percent weight) was 12.8 percent for the performance period, which placed the Company at the 47th percentile relative to the companies in AEP's Compensation Peer Group and resulted in a score of 90.0 percent of target.

•Cumulative operating earnings per share (50 percent weight) was above the target set for this performance period and produced a score of 160.1 percent of target.

•Non-emitting generating capacity (10 percent weight) represented 32.95 percent of the Company's total owned and purchased capacity at the end of the performance period, which was above target and produced a score of 150.9 percent of target.

•The weighted average score for these factors resulted in a payout of 131.1 percent of target for this performance period.

Compensation Governance Best Practices

Underlying our executive compensation program is an emphasis on good corporate governance practices.

What We Have		What We Don't Have
✓	Significant stock ownership requirements for executive officers, including a six times salary stock ownership requirement for the CEO	✗	No reimbursement or tax gross-up for excise taxes triggered under change in control agreements

✓	A substantial portion of the compensation for executive officers is tied to the Company's annual and long-term performance	✗	No excessive benefits or perquisites for executives

✓	A recoupment policy that allows the HR Committee to claw back incentive compensation due to restatements or corrections of incentive compensation performance measures irrespective of whether any misconduct led to such restatements or corrections	✗	No income tax gross-ups for executive officers, other than for relocation expenses

✓	An insider trading policy that prohibits our executives and directors from hedging their AEP stock holdings and from pledging AEP stock

✓	If there is a change in control, long-term incentive awards have double trigger vesting that results in accelerated vesting of these awards only if the change in control is followed by an involuntary or constructive separation from service

Results of 2022 Advisory Vote to Approve Executive Compensation

At the Company’s annual meeting of shareholders held in April 2022, approximately 96 percent of the votes cast on the Company’s say-on-pay proposal were in favor of this proposal. After consideration of this vote, the HR Committee continued to apply the same principles and philosophy it has used in previous years in determining executive compensation. The HR Committee will continue to consider the outcome of the Company’s say-on-pay vote and other sources of stakeholder feedback when establishing compensation programs and making compensation decisions for the named executive officers.

Overview

Principles

The HR Committee oversees and determines AEP’s executive compensation (other than that of the CEO and, Executive Chair, if any). For these positions, the HR Committee makes recommendations to the independent members of the board of directors, and the independent board members oversee and determine compensation for the CEO and Executive Chair, if any.

AEP’s executive compensation program is designed to:

•Attract, retain, motivate and reward an outstanding leadership team with market competitive compensation and benefits to achieve both excellent team and individual performance.

•Reflect AEP’s financial and operational size as well as the complexity of its multi-state operations.

•Provide a substantial portion of executive officers’ total compensation opportunity in the form of short-term and long-term performance-based incentive compensation.

•Align the interests of the Company’s named executive officers with those of AEP’s shareholders by:

◦Providing a majority of their compensation opportunity in the form of stock-based compensation with a value that is linked to the total return on AEP’s common stock; and

◦Maintaining significant stock ownership requirements for executives.

•Support the implementation of the Company’s business strategy by tying annual incentive awards to operating earnings per share and maintaining strategic, safety and compliance objectives in our annual incentive compensation program; and

•Promote the stability of the management team by creating strong retention incentives with multi-year vesting schedules for long-term incentive compensation.

The HR Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), participates in HR Committee meetings, assists the HR Committee in developing the compensation program and regularly meets with the HR Committee in executive session without management present.

Opportunity vs. Performance

AEP’s executive compensation program generally targets each named executive officer’s total direct compensation opportunity (base salary, target annual incentive and grant date value of long-term incentives) at the median of AEP’s Compensation Peer Group, which, for 2022 compensation, consists of 17 companies that operate in our industry. The ultimate value realized from the annual and long-term incentives are dependent on the Company’s annual and long-term performance.

Compensation Design

The compensation for our named executive officers includes base salary, annual incentive compensation, and long-term incentive compensation. The Company also provides executive officers with a comprehensive benefits program and limited perquisites. The Company aims to provide a balance of annual and long-term incentive compensation that is consistent with the compensation mix provided by AEP’s Compensation Peer Group.

For annual incentive compensation, the HR Committee balances meeting AEP's operating per share target with safety and compliance objectives and strategic initiatives. For 2022 annual incentive compensation, operating earnings per share comprised 60 percent of the overall award opportunity, and the remaining 40 percent weight was tied to safety, compliance and strategic performance objectives.

The long-term incentive compensation awarded in 2022 consisted of: 75 percent performance shares with a 3-year performance and vesting period and 25 percent time-vesting restricted stock units (RSUs). The performance shares were tied to:

(1)AEP’s total shareholder return relative to the companies in AEP’s Compensation Peer Group (40%);

(2)AEP’s 3-year cumulative operating earnings per share relative to a Board-approved target (50%); and

(3)Growth in AEP's carbon free capacity as a percentage of our total generating capacity (10%).

The performance shares are subject to a 3-year vesting period from their January 1, 2022 effective date. The RSUs vest over approximately 38 months in three approximately equal tranches on a February 21 cycle following the first, second and third anniversaries of their grant date.

As illustrated in the charts below, in 2022, performance-based compensation (target annual incentive compensation and grant date value of performance shares) comprised 73 percent of the target total direct compensation for the CEO and 63 percent of the average target total direct compensation for the other named executive officers (excluding one-time awards). An additional 17 percent of the CEO’s target total direct compensation and an additional 15 percent on average of target total direct compensation (excluding one-time awards) for the other named executive officers was provided in the form of time-vesting RSUs (grant date value) which are tied to AEP’s stock price.

2022 Compensation Peer Group

The HR Committee, supported by Meridian, annually reviews AEP’s executive compensation relative to a peer group of companies that represent the talent markets where we compete to attract and retain executives. In September 2021, the following 17 companies were chosen from electric utility companies that were comparable in size in terms of revenues and market capitalization. The peer group was used in the determination of 2022 target compensation opportunities for the named executive officers and is unchanged from the prior year.

AES Corporation	Eversource Energy
CenterPoint Energy, Inc.	FirstEnergy Corp.
Consolidated Edison Inc.	NextEra Energy, Inc.
Dominion Energy, Inc.	PPL Corporation
DTE Energy Company	Public Service Enterprise Group Inc.
Duke Energy Corporation	Sempra Energy
Edison International	Southern Company
Entergy Corporation	Xcel Energy Inc.
Exelon Corporation

The table below shows that, at the time the Compensation Peer Group data was collected, AEP’s revenue and market capitalization were near the 75th percentile of the Compensation Peer Group. To partially reflect this variance in company revenues, market values are based on size-adjusted 50th percentile using regression analysis (a common statistical methodology) to calibrate the market value of the various pay elements comprising target total direct compensation.

Compensation Peer Group	Revenue(1) ($ million)	Market Cap(1) ($ million)
25th Percentile	$9,988	$21,996
50th Percentile	12,738	31,217
75th Percentile	15,455	55,426
AEP	$15,785	$45,293
Percentile Rank	76th	70th

(1)The HR Committee selected the 2022 Compensation Peer Group in September 2021 based on each company’s trailing 4 quarter revenue and market capitalization as of August 17, 2021, among other factors.

The HR Committee added several larger electric utility and general industry companies to the Compensation Peer Group for 2023 to provide more robust compensation data and increase the median revenue and market capitalization to closer to that of AEP. This will reduce or eliminate the need to use regression analysis to provide size relevant compensation comparisons. The Companies that were added include the two large electric utilities that were not already included: PG&E, which has now stabilized after emerging from bankruptcy, and Constellation Energy Corporation, which is a recent spin-off from Exelon Corporation. To further reduce the gap between AEP’s revenue and market capitalization and that of the Compensation Peer Group, several large, capital intensive general industry companies with predominantly U.S. revenue were added to the compensation peer group. These general industry companies are: Delta Air Lines, Inc.; General Dynamics Corporation; 3M Company; Northrop Grumman Corporation; WestRock Company; The Sherwin-Williams Company; and Waste Management, Inc. The full Compensation Peer Group for 2023 is shown in the table on the following page:

3M Company	General Dynamics Corporation
CenterPoint Energy, Inc.	NextEra Energy, Inc.
Consolidated Edison, Inc.	Northrop Grumman Corporation
Constellation Energy Corporation	PG&E Corporation
Delta Air Lines, Inc.	PPL Corporation
Dominion Energy, Inc.	PSEG Incorporated
DTE Energy Company	Sempra
Duke Energy Corporation	The AES Corporation
Edison International	The Sherwin-Williams Company
Entergy Corporation	The Southern Company
Eversource Energy	Waste Management, Inc.
Exelon Corporation	WestRock Company
FirstEnergy Corp.	Xcel Energy Inc.

With respect to the new peer group for 2023, the table below shows that, at the time the Compensation Peer Group data was collected, AEP’s revenue and market capitalization were still above but closer to the median of the Compensation Peer Group.

Compensation Peer Group	Revenue(1) ($ million)	Market Cap(1) ($ million)
25th Percentile	$12,196	$22,116
50th Percentile	17,676	33,419
75th Percentile	22,685	67,968
AEP	$17,917	$51,348
Percentile Rank	52nd	63rd

(1)The HR Committee selected the 2023 Compensation Peer Group in September 2022 based on each company’s trail 4 quarter revenue and market capitalization as of August 4, 2022, among other factors.

Annual Market Analysis

The HR Committee, supported by Meridian, annually reviews an executive compensation study covering each named executive officer position based on compensation survey information for the Compensation Peer Group. This study benchmarks each of our named executive officer’s total direct compensation, and each component of this compensation, against the median components of target compensation provided by the Compensation Peer Group to officers serving in similar capacities if sufficient data is available. Because AEP is significantly larger than the 2022 peer group median as measured by both revenue and market capitalization, the HR Committee also considered size adjusted median market data using a revenue regression analysis for the CEO, CFO and EVP Portfolio optimization positions. Since most companies in the compensation peer group do not have a COO position, that position was benchmarked to 60% of salary, 50% of total cash compensation and 30% of total direct compensation of the regressed peer group compensation for the CEO position, which is representative of COO compensation as a percentage of CEO compensation in a broad sample of all U.S. industrial companies. For the General Counsel position, insufficient data was available for regression analysis so the HR Committee primarily considered the peer group median. Mr. Zebula’s position was benchmarked to the top strategic planning and development executive and insufficient data was available for regression analysis for this match in the compensation peer group, so it was benchmarked to the median of a broader sample, which was all participants submitting compensation data for this position to the Willis Towers Watson 2021 CDB Energy Services Executive Compensation Survey - U.S.

Executive Compensation Program Detail

Summary of Executive Compensation Components.  The following table summarizes the major components of the Company’s executive compensation program.

Component	Purpose
Base Salary	•	To provide a market-competitive and consistent minimum level of compensation that is paid throughout the year.
Annual Incentive Compensation	• •	To focus and align executive's efforts with the Company's objectives for the year. For 2022, the HR Committee approved performance measures in the following categories:
• Operating Earnings Per Share (60 percent weight)
• Safety and Compliance (12 percent weight)
• Strategic Initiatives (28 percent weight)
Long-Term Incentive Compensation	•	To motivate AEP management to create sustainable shareholder value by linking a substantial portion of their potential compensation directly to longer-term shareholder returns.
	•	To help ensure that Company management remains focused on longer-term results, which the HR Committee considers essential given the large amount of long-term investment in physical assets required in our business.
	•	To reduce executive turnover and maintain management consistency.

Base Salary.    The HR Committee determines base salary increases for our named executive officers based on the following factors:

•The performance of the executive during the previous year.

•The market competitiveness of the executive’s base salary, total cash compensation and total compensation.

•The Company’s salary increase budget.

•The current scope and responsibilities of the position.

•Internal comparisons.

•The experience and potential of each executive.

•The impact on our business of an executive's departure.

The CEO’s base salary was not increased for 2022. Effective January 1, 2022 base salary increases averaging 5.8% were provided to the other named executive officers, which is inclusive of a higher-than-normal 18.3 percent combined merit increase and equity adjustment for Ms. Sloat partially attributable to market compensation increases for the CFO position. Ms. Sloat also received a 5.6 percent salary increase on April 1, 2022, in connection with her inclusion among AEP’s CEO succession candidates and a salary grade change for the CFO position, and a 13.3 percent salary increase on August 10, 2022, in connection with her promotion to President and CFO in conjunction with her selection as AEP’s future CEO.

Annual Incentive Compensation

Target Opportunity.  The HR Committee, supported by Meridian, establishes the annual incentive target opportunities for each executive officer based, in part, on market competitive compensation as shown in the annual executive compensation study. Other factors include performance in role and internal equity. For 2022, the HR Committee established the following annual incentive target opportunities:

•160 percent of base earnings for the Chair, President & Chief Executive Officer (Mr. Akins).

•85 percent of base earnings for Ms. Sloat for the EVP and Chief Financial Officer position for the first 7 months of the year and then 90 percent of base earnings for the remainder of the year for her roles as President and CFO, the latter of which she held for 4 of the 5 remaining months.

•80 percent of base earnings (for her roughly one month of service) for the EVP and Chief Financial Officer (Ms. Kelly), the EVP Portfolio Optimization (Mr. Zebula), and the EVP Generation (Mr. Chodak).

•75 percent of base earnings for the EVP, General Counsel and Secretary (Mr. Feinberg).

•85 percent of base earnings (for her roughly 10 months of service) for the EVP & Chief Operating Officer (Ms. Barton).

Performance Metrics. The HR Committee established a balanced scorecard of performance measures for 2022 annual incentive compensation that consisted of 60 percent operating earnings per share and 12 percent safety and compliance and 28% strategic initiatives. Specifically, the HR Committee established the following performance measure for 2022 annual incentive compensation:

Operating Earnings per Share (60 Percent). The HR Committee chose operating earnings per share again for 2022 because it continues to believe that this metric best reflects management’s performance operating the Company and is a strong driver of shareholder returns. In addition, the HR Committee considered that operating earnings per share is the primary measure by which the Company communicates its actual and expected future financial performance to the investment community and employees. Management and the HR Committee believe that sustainable operating earnings per share growth is the primary means to create long-term shareholder value. The full Board approves the Company's annual operating plan and the HR Committee establishes an operating earnings per share target based, in part, on that operating plan.

The HR Committee established an operating earnings per share target of $4.97 for 2022, which was the midpoint of our operating earnings guidance of $4.87 to $5.07 per share at the beginning of the year. The threshold was set at $4.79 with a 0 percent of target payout, which was $0.08 below the bottom of the 2022 earnings guidance range. The maximum payout was set at $5.15 with a 200 percent of target payout, which was $0.08 above the top of the 2022 earnings guidance range. There were also inflection points at $4.87 (30% of target payout), which was the bottom of earnings guidance, and at $5.07 (170% of target payout), which was the top of earnings guidance.

Safety and Compliance (12 Percent). Safety is an AEP core value and maintaining the safety of AEP employees, contractors and the public is always a primary consideration. The 2022 safety metrics were based on DART Rates, which is an acronym for the rate of safety incidents that cause lost work time (Days Away, Restricted or job Transfer) and is an industry accepted measure that focuses on more serious injuries:

•6 percent for employee DART Rate improvement.

•2 percent for contractor (including forestry) DART Rate improvement.

In addition, the HR Committee used three Zero Harm modifiers to adjust the applicable DART rate score for fatal incidents or lack thereof in 2022. Specifically, an Employee Zero Harm modifier added 20 percentage points to the employee DART Rate score if there were not any fatal employee incidents and subtracted 50 percentage points in the event of one or more such incidents. The Non-Forestry Contractor Zero Harm modifier added 15 percentage points to the Contractor DART Rate score if there were not any fatal non-forestry contractor incidents and subtracted 40 percentage points from this score in the event of one or more such incidents. The Forestry Zero Harm Modifier added 5 percentage points to the contractor DART Rate score if there were not any fatal forestry contractor incidents and would subtract 10 percentage points from this score in the event of one or more such incidents.

The 2022 compliance metrics consisted of the following:

•2 percent for Environmental Stewardship. This measure was based on the number of significant environmental enforcement actions during the year (those resolved with a fine exceeding $1,000).

•2 percent for North American Electric Reliability Corporation (NERC) Compliance. NERC establishes the reliability standards for planning and operating the North American bulk electric power system. For 2022 this goal emphasized implementation of internal controls to proactively discover and report compliance issues. The 2022 NERC Compliance metric measured reductions in the number of NERC compliance incidents vs. a three-year average baseline, excluding incidents discovered via a documented internal control, counting reportable incidents discovered by the Company through a means other than a documented internal control as one incident, and double counting reportable incidents discovered through a regional audit.

Strategic Initiatives (28 Percent). The 2022 strategic initiatives consisted of:

•12 percent Infrastructure Investment. This category consisted of a quarterly measure of Plant in Service additions in our energy delivery business, Diversification of Revenue from non-traditional utility customers, and goals for both the approval and filing of regulated renewables projects.

•10 percent Customer Experience and Quality of Service. This consisted of measures based on the reliability of our wires assets, completion of projects in each jurisdiction to reduce the frequency and duration of power outages, and residential customer satisfaction survey results related to Power Quality and Reliability and Communications.

•6 percent for Culture and Workforce of the Future. This consisted of measures of improvement in our employee culture survey score related to accountability, improvement in diversity, equity and inclusion (DEI) as measured by improvement in employee responses to four DEI related questions in AEP’s annual culture survey, and supplier diversity. The scores for each DE&I survey question were capped at the target level unless the gap in responses between each major diverse population (Asian, Black, Hispanic and Female) relative to all employees was reduced or insignificant (less than .1).

The chart below shows the weightings for each performance measure as a percentage of the total award opportunity, the threshold, target and maximum performance goals, 2022 actual results and related weighted scores.

	Weight	Threshold	Target	Maximum	Actual Performance Results	Actual Award Score (as a percent of target opportunities)	Weighted Score
Operating Earnings Per Share (60%)	60%	$4.79	$4.97	$5.15	$5.09	177.5%	1.065
Safety and Compliance (12%)
Employee DART Rate Improvement	6%	0 percent Improvement	10 percent Improvement	20 percent Improvement	No Improvement	0.0%	0.000
Employee Dart Rate Zero Harm Modifier		-50.0 percentage points		+20 percentage points	One Fatal Incident	Not applicable due to 0% minimum score	0.000
Contractor DART Rate Improvement	2%	0 percent Improvement	10 percent Improvement	20 percent Improvement	.2 percent Improvement	62.0%	0.012
Non-Forestry Contractor Dart Rate Zero Harm Modifier		-40.0 percentage points		+15 percentage points	No Fatal Incidents	+15.0%	0.003
Forestry Contractor Dart Rate Zero Harm Modifier		-10.0 percentage points		+5 percentage points	One Fatal Incident	'-10.0%	-0.002
Environmental Stewardship – Number of significant enforcement action	2%	4	2	0	2 Enforcements	100%	0.020
NERC Compliance – # of Effective Internal Controls	2%	69	55	42	33	200.0%	'0.040
Strategic Initiatives (28%)
Infrastructure Investment (12%)
Transmission Infrastructure Investment Q1 - Plant in Service	1.5%	$2.86 million	$310 million	$320 million	$451 million	200.0%	0.030
Transmission Infrastructure Investment Q2 - Plant in Service	1.5%	$478 million	$520 million	$320 million	$558 million	200.0%	0.030
Transmission Infrastructure Investment Q3 - Plant in Service	1.5%	$296 million	$322 million	$332 million	$557 million	200.0%	0.030
Transmission Infrastructure Investment Q4 - Plant in Service	1.5%	$1,237 million	$310 million	$1,388 million	$1,165 million	0.0%	0.000
Diversification of Revenue (revenue growth from non-traditional sources)	2%	$32.2 million	$40.2 million	$48.2 million	$107.8 million	200.0%	0.040
Regulated Renewables Approvals	2%	0 MW	350 MW	400 MW	409 MW	200.0%	0.040
Regulated Renewables Filings	2%	1,250 MW	1,800 MW	2,500 MW	2,148.5 MW	150%	0.030
Customer Experience and Quality of Service (10%)
Wires Reliability- Measured by a customer weighted average of SAIDI (System Average Incident Duration Index) scores of AEP operating companies	4%	Generally 80% of target	Regulatory targets or a glide path to the regional peer group average	Generally 120 percent of target	83.6% Weighted Average Operating Company Score	83.6%	0.033
Proactive SAIDI Improvement - percent of proactive, reliability driven projects completed	2%	80%	90%	100%	87.7%	77.0%	0.015
Customer Satisfaction –J.D. Power, Power Quality & Reliability	2%	778	806	823	760	0.0%	0.000
Customer Satisfaction –J.D. Power, Communications	2%	727	733	739	707	0.0%	0.000
Culture and Workforce of the Future (6%)
Employee Culture Survey – Measured by Accountability Index improvement	2%	0.00 improvement	0.04 improvement	0.08 improvement	0.03 Improvement	75%	0.015
Employee Diversity – Measured by improvement in employee responses to four diversity, equity and inclusion related questions in AEP’s annual culture survey	2%	No Improvement	0.05 Improvement	0.05 Improvement	.06 Average Improvement with 2 of 4 scores capped at target	75%	0.015
Supplier Diversity Spend %	2%	10.8%	11.8%	13.5%	12.085	116.8%	0.023
Total Score							1.439

Individual Award Calculations for 2022 .    Based on the performance results described in the scorecard above, the HR Committee approved a weighted score of 143.9 percent of each NEO's annual incentive target opportunity. The HR Committee then subjectively evaluated the individual performance of each named executive officer to determine the actual award payouts.

Name	2022 Base Earnings (1)		Annual Incentive Target %		Score		Calculated Annual Incentive Opportunity	2022 Actual Payouts
Mr. Akins	$1,510,000	x	160%	x	143.9%	=	$3,476,624	$3,620,000
Ms. Sloat	$774,962	x	87.1%	x	143.9%	=	$971,127	$1,010,000
Ms. Kelly	$48,462	x	80%	x	143.9%	=	$55,789	$55,750
Mr. Feinberg	$713,615	x	75%	x	143.9%	=	$770,169	$805,000
Mr. Zebula	$592,692	x	80%	x	143.9%	=	$682,307	$705,000
Mr. Chodak	$551,240	x	80%	x	143.9%	=	$634,587	$622,890
Ms. Barton	$701,438	x	85%	x	143.9%	=	Not eligible due to executive severance	$—

(1)Based on salary paid in 2022, which is slightly different than the salary earned for 2022 shown in the Summary Compensation Table.

Long-Term Incentive Compensation

The HR Committee grants long-term incentive compensation to executive officers generally on an annual award cycle. The HR Committee, supported by Meridian, establishes target long-term incentive award opportunities for each named executive officer based on market data provided in the annual market compensation study. For 2022 the HR Committee again approved the following mix of long-term incentive awards:

•75 percent of the target value was awarded as 3-year performance shares, and

•25 percent of the target value was awarded as time-vesting restricted stock units (RSUs).

2022 Long-Term Incentive Awards

Name	Target Value (1)	Total Number of Units Granted (2)	Number of Performance Shares Granted (at Target)	Number of RSUs Granted	Number of Unrestricted Shares Granted
Mr. Akins	$10,000,000	116,673	87,505	29,168	—
Ms. Sloat
Annual Grant	$1,800,000	21,001	15,751	5,250	—
CEO Candidate Retention Grant	$2,000,000	19,702	—	19,702
Total	$3,800,000	40,703	15,751	24,952	—
Ms. Kelly - New Hire Award	$370,000	3,822	1,136	2,686	—
Mr. Feinberg	$1,500,000	17,501	13,126	4,375	—
Mr. Zebula	$1,300,000	15,167	11,375	3,792	—
Mr. Chodak	$1,300,000	15,167	11,375	3,792	—
Ms. Barton	$2,400,000	28,001	21,001	7,000	—

(1)The Target Value differs from the Grant Date Fair Value shown in the Stock Award column in the Summary Compensation Table because the performance shares contain a market condition (the relative TSR measure) which results in a Grant Date Fair Value for financial accounting purposes that differs from the target value the HR Committee used to determine the awards. See footnote 2 to the Summary Compensation Table for a description of the Grant Date Fair Value.
(2)The total number of units granted was determined by dividing the Target Value by the closing price of AEP common stock on the grant date and rounding to the nearest whole number. The closing price on the grant date was $85.71 for performance shares and RSUs for all awards except the retention grant for Ms. Sloat and the new hire grant for Ms. Kelly. The closing price on the grant date for those grants was $101.51 and $96.80, respectively.

Performance Shares. In 2022, the HR Committee approved the grant to each executive officer of performance shares, which are subject to a 3-year performance and vesting period that ends on December 31, 2024. Dividends declared during the 3-year period are reinvested in additional performance shares that are subject to the same performance measures and vesting requirements as the underlying performance shares on which they were granted. The number of performance shares earned at the end of the performance period is based on achieved performance against three weighted performance metrics: (i) 3 year cumulative operating earnings per share (50%), (ii) 3 year total shareholder return relative to the companies in the Compensation Peer Group (40%) and (iii) 3 year carbon free capacity as a percentage of total generating capacity (10%). The number of earned performance shares will be paid in shares of AEP common stock.

The HR Committee approved the following 2022-2024 performance goals:

Performance Measures for 2022 – 2024 Performance Shares

Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Payout Performance
3 Year Cumulative Operating Earnings Per Share	50%	$15.105 (25% payout)	$15.900 (100% payout)	$16.695 (200% payout)

3 Year Total Shareholder Return of AEP vs. AEP’s Compensation Peer Group	40%	20th Percentile (0% payout)	50th Percentile (100% payout)	80th Percentile (200% payout)

3 Year Carbon Free Capacity as a Percentage of Total Generating Capacity	10%	35.2% (0% payout)	36.7% (100% payout)	37.7% (200% payout)

The HR Committee selected a measure of cumulative operating earnings to ensure that earnings for all three years contribute equally to the award calculation. The HR Committee also measures earnings performance for incentive compensation on a per share basis to ensure that any changes in the number of shares outstanding are taken into account in determining performance. The HR Committee set the target for the 3-year cumulative operating earnings per share based on the same $4.97 target used for the annual incentive plan for 2022, with a six and a half percent growth rate in operating earnings from 2022 for both 2023 and 2024. The HR Committee also selected a total shareholder return measure for these awards to provide an external performance comparison that reflects the effectiveness of management’s strategic decisions and actions over the 3-year performance period relative to the performance of the 17 utilities in the Company's Compensation Peer Group.

In 2022, the HR Committee selected a carbon free capacity measure with a 10% weight. Carbon free capacity includes nuclear, hydro, wind, solar, energy efficiency, demand response and storage capacity owned or contracted by the Company as a percentage of AEP’s total owned and contracted generating capacity. For the 2022-24 measure the HR Committee excluded six capacity reserve gas plants with total capacity of 343 MW that were not expected to be retired during this three-year period because they provided needed dispatchable capacity. Such plants are currently necessary to provide power to customers and support the grid at times when power supply would not otherwise be sufficient to meet demand, such as when renewable power was less available and demand was high. These plants had 3-year net capacity factors of 6 percent or less, meaning they operate only infrequently, and had carbon emissions commensurate with their capacity factors. Because these plants are dispatchable at times when renewable generation is not available, they support the development of renewable generation. This performance factor measures the increase in the Company’s carbon free capacity as a percentage of total generation capacity from January 1, 2022 to December 31, 2024. This goal was included to encourage management to further seek out and develop opportunities to increase the percentage of the Company’s generation capacity that does not emit carbon, which is aligned with the Company’s long-term strategy and commitment to invest substantial resources to reduce greenhouse gas emissions. As of January 1, 2022 (the beginning of the performance period), 30.0% of AEP’s total capacity was carbon free.

Restricted Stock Units. In 2022, the HR Committee approved the grant of time-based RSUs that vest in three approximately equal installments over a roughly three-year period that began on January 1, 2022, the effective date of these awards. Dividends are reinvested in additional RSUs and are subject to the same vesting requirements applicable to the underlying RSUs on which they were granted. Upon each vesting date, the number of RSUs that vests are paid in shares of AEP common stock.

Retirement, Health and Welfare Benefits

Health and Welfare Benefits. AEP generally provides the same health and welfare benefits to named executive officers as it provides to other employees. AEP also provides the named executive officers with either four or five weeks of paid vacation, depending on their length of service and position.

Retirement Benefits. The named executive officers participate in the same tax-qualified defined benefit pension plan and defined contribution savings plan on the same terms as other eligible employees. They also participate in the Company’s non-qualified retirement benefit plans, which provide the named executive officers and other highly paid employees with benefits that would otherwise be provided through the tax-qualified plans but for IRS limits. This allows the named executive officers to accumulate replacement income for their retirement based on the same benefit formulas as the tax qualified plans but without the limitations that are imposed by the Internal Revenue Code on tax-qualified plans. As with other newly hired employees, Ms. Kelly will become eligible to participate in the Company’s tax-qualified and nonqualified defined benefit pension plans after completing one-year of AEP service.

The HR Committee believes that executives generally should be entitled to the same retirement benefits, as a percentage of their eligible pay, as or other employees of the Company. Non-qualified retirement benefit plans are also prevalent among large employers both within our industry and other large U.S. industrial companies. The Company provides these benefits as part of a market competitive total rewards package.

The Company limits the types of compensation that are included in the qualified and non-qualified retirement plans because the HR Committee and AEP management believe that certain types of compensation should not be further enhanced by including them in retirement benefit calculations. Therefore, long-term incentive compensation is not included in the calculations that determine retirement and other benefits under AEP’s benefit plans.

Life Insurance Benefits. AEP provides two times base salary group term life insurance benefits for employees who were hired prior to January 1, 2020, and one times base salary for those who were hired after January 1, 2020. All of the named executive officers were hired prior to January 1, 2020, except Ms. Kelly.

Relocation Assistance. For all employees, including executives, whom the Company asks to relocate, AEP offers a relocation assistance package to offset their moving expenses. This allows AEP to select new hires from the broadest possible pool of qualified candidates and to transfer employees internally across AEP’s geographic footprint. Ms. Kelly is being provided with relocation assistance as part of her offer to join AEP in the CFO position.

Perquisites. The HR Committee annually reviews the perquisites provided by the Company. AEP provides independent financial counseling and tax preparation services to assist executives with financial planning and tax filings. Income is imputed to executives and taxes are withheld for these services.

The HR Committee generally prohibits personal use of corporate aircraft that has an incremental cost to the Company. The Company allows personal travel on business trips using the corporate aircraft if there is no incremental cost to the Company. Income is imputed and taxes are withheld on the value of personal travel on corporate aircraft in accordance with IRS guidelines.

Mr. Akins has entered into an aircraft time sharing agreement (TSA) that allows him to use our corporate aircraft for personal use up to 40 hours each year, not including hours associated with repositioning an aircraft, although Mr. Akins is required to reimburse the cost of the repositioning flights to the Company. The TSA requires him to reimburse the Company for the cost of his personal use of corporate aircraft in accordance Federal Aviation Administration regulations for non-commercial aircraft operators. Mr. Akins reimbursed AEP for personal use flights in an amount equal to the aggregate incremental costs of such flights during 2022. See footnote 5 to the Summary Compensation Table for further information. [In February 2023 Ms. Sloat also entered into a TSA on terms substantially the same as Mr. Akins’ TSA in connection with her promotion to CEO.]

Severance Arrangements

Change In Control Agreements. The HR Committee provides Change In Control agreements to all the named executive officers. While the HR Committee believes these agreements are consistent with the practices of its peer companies, the most important reason for these agreements is to protect the Company and the interests of shareholders in the event of an anticipated or actual change in control. During such transitions, retaining and continuing to motivate the Company’s key executives would be critical to protecting shareholder value. In a change of control situation, outside competitors are more likely to try to recruit key employees away from the Company, and our executive officers may consider other opportunities when faced with uncertainty about retaining their positions. The HR Committee limits participation to those executives whose full support and sustained contributions would be needed during a lengthy and complex corporate transaction.

The Board has adopted a policy that requires shareholder approval of executive severance agreements that provide benefits generally exceeding 2.99 times the sum of the named executive officer’s salary plus annual incentive compensation. The HR Committee periodically reviews change in control agreement practices of companies in our Compensation Peer Group. Based on this review, new senior executives to whom the HRC chooses to provide a Change In Control agreement are provided with a 2.0 multiple, rather than a 2.99 multiple, except for any new CEO, but the HR Committee has not reduced the multiple for current senior executives. As a result, Messrs. Akins, Feinberg and Zebula and Ms. Barton, while she was employed by AEP, had grandfathered 2.99 multiple change in control agreements. Ms. Sloat had a 2.0 multiple change in control agreement for 2022 but her multiple was increased to 2.99 in connection with promotion to CEO. Ms. Kelly and Mr. Chodak have 2.0 multiple change in control agreements. Each agreement includes a “double trigger,” which means that severance payments and benefits would be provided to the covered executive officer only upon a change in control accompanied by an involuntary termination or constructive termination within two years after the change in control.

The Company’s Change In Control agreements do not provide a tax gross-up for excise taxes.

Long-term incentive compensation may also vest in connection with a change in control. All outstanding performance shares and RSU awards have a double trigger change in control provision. In the event an executive’s employment is terminated within one year after a change in control under qualifying conditions, such as by the Company without cause or by the executive for good reason, then all the executive’s outstanding performance shares and RSUs will vest. Performance shares would be paid at the target performance score.

Other compensation and benefits provided to executive officers in the event their employment is terminated as a result of a change in control are consistent with that provided in the event an executive’s employment is terminated due to a consolidation, restructuring or downsizing as described below.

Other Employment Separations. The Company has an Executive Severance Plan that provides severance benefits to selected senior officers of the Company, including the named executive officers, who have agreed to its terms, which include confidentiality, non-solicitation, cooperation and non-disparagement obligations. Executives remain eligible for benefits under the General Severance Plan described below; however, any benefits provided under the Executive Severance Plan would be reduced by any amount provided under the General Severance Plan. The trigger for Executive Severance Plan benefits is a good reason resignation or an involuntary termination. The benefits for our named executive officers under the Executive Severance Plan include pay continuation of one times their base salary and target annual incentive award payable over one year, conditioned on the executive officer’s agreement to release claims against the Company and not to compete with the Company for one year.

AEP also maintains a broad-based General Severance Plan that provides two weeks of base pay per year of service to all employees (capped at 52 weeks), including named executive officers, if their employment is terminated due to a consolidation, restructuring or downsizing, subject to the employee’s agreement to release claims against the Company. In addition, benefits under the General Severance Plan include outplacement services and access to health benefits at active employee rates for up to 12 months. After this 12 month period, severed employees may be eligible for Company-subsidized health benefits at retiree rates thereafter until as late as age 65 for employees who were (i) last hired or rehired prior to January 1, 2014, (ii) at least age 50 with 10 years of service at the time their employment is terminated, and (iii) not retirement-eligible under the terms of the general health plans (currently, available to employees who were last hired or rehired prior to January 1, 2014 and who are at least age 55 with 10 years of service at termination).

Named executive officers (and other employees) remain eligible for an annual incentive award, reflecting the portion of the year they work, if they retire (on or after attaining age 55 and at least ten years of service) after June 30 unless their employment is terminated for cause, due to their resignation in lieu of termination for cause or under circumstances that would result in benefits being offered under either the Executive Severance Plan or the broad-based General Severance Plan. In that case, they may be eligible for severance benefits but are not eligible for an annual incentive award for the year of their separation.

In the event of a participant’s death, annual incentive compensation is paid to the participant’s estate.

A prorated portion of outstanding performance shares that are at least six months into their performance period vest if a participant retires, which is defined as an employment termination, other than for cause, on or after the participant attains age 55 with at least ten years of service or if a participant is severed under the Executive or General Severance Plan. A prorated portion of outstanding performance shares and all outstanding RSUs would also vest to a participant’s beneficiaries in the event of the participant’s death. The pro-rated performance shares would not be payable until the end of the performance period and would remain subject to all performance factors.

Executive officers are also entitled to 12 months of continued financial counseling service in the event they are severed from service as the result of a restructuring, consolidation or downsizing or they retire (on or after attaining age 55 with at least five years of AEP service). In the event of their death, their spouse or the executor of their estate would be eligible for this benefit.

Other Compensation Information

Stock Ownership Requirements.    The HR Committee believes that linking a significant portion of the named executive officers’ financial rewards to the Company’s long-term success gives them a stake similar to that of the Company’s shareholders and encourages management strategies that benefit shareholders. Therefore, the HR Committee requires certain officers (57 executives as of December 31, 2022) to accumulate and hold from one to six times their salary of AEP common stock or stock equivalents (depending on position). The CEO’s stock ownership requirement is six times his or her base salary, and the other named executive officers’ requirement is three times their respective base salaries. Each named executive officer, except Mses. Sloat and Kelly, had met his or her stock ownership requirement as of December 31, 2022. Ms. Sloat’s stock ownership requirement increased from one to three times her salary with her January 1, 2021 promotion to CFO and increased again to six times her salary with her January 1, 2023 promotion to the CEO position. Ms. Kelly was recently hired. Executives are expected to achieve their stock ownership requirement within five years.

Equity Retention (Holding Period).    If an executive officer fails to meet his or her stock ownership requirement, performance shares awarded under the LTIP are mandatorily deferred into AEP Career Shares to the extent necessary to meet his or her stock ownership requirement. AEP Career Shares are not paid to executives until after their employment with AEP ends. If an executive has not met his or her stock ownership requirement within five years of the date it became effective or subsequently falls below it, the HR Committee may also require the executive to defer a portion of his or her annual incentive compensation award into AEP Career Shares.

Recoupment of Incentive Compensation. The Company’s Policy on Recouping Incentive Compensation, commonly referred to as a “clawback” policy, provides that our executive officers and certain other senior executives are subject to a ‘no fault’ clawback. The Board may recover incentive compensation whether or not the executive’s actions involve misconduct. The Board believes, subject to the exercise of its discretion based on the facts and circumstances of a particular case, that incentive compensation should be reimbursed to the Company if, in the Board’s determination:

•Such incentive compensation was received by an executive predicated upon the achievement of financial or other results that were subsequently materially restated or corrected, and

•Such incentive compensation would have been materially lower had the achievement been calculated on such restated or corrected financial or other results.

All of the Company’s incentive compensation programs are designed and administered in a manner that provides for the Company’s ability to obtain such reimbursement. AEP may also retain any deferred compensation previously credited to an executive. This right to reimbursement is in addition to, and not in substitution for, any and all other rights AEP might have to pursue reimbursement or such other remedies against an executive for misconduct.

Role of the CEO and Compensation Consultant in Determining Executive Compensation.    The HR Committee invites the CEO to attend HR Committee meetings. The HR Committee regularly holds executive sessions without management present.

During 2022, the CEO assigned AEP’s Senior Vice President & Chief Human Resources Officer and AEP’s Director - Compensation and Executive Benefits to support the HR Committee. These individuals work closely with the HR Committee Chair, the CEO and the HR Committee’s independent compensation consultant, Meridian Compensation Partners LLC, to research and develop requested information, prepare meeting materials, implement the HR Committee’s actions and administer the Company’s executive compensation and benefit programs consistent with the objectives established by the HR Committee. Meetings are held with the CEO, Meridian and the HR Committee Chair prior to HR Committee meetings to review and finalize the agenda and meeting materials.

The CEO regularly discusses his or her strategic vision and direction for the Company during HR Committee meetings with Meridian in attendance. Likewise, Meridian regularly discusses compensation strategy alternatives, in light of the CEO’s strategic vision and direction, during HR Committee meetings with the CEO in attendance. The HR Committee believes that this open dialogue and exchange of ideas is important to the development and implementation of a successful executive compensation strategy.

The CEO discusses the individual performance of the other named executive officers with the HR Committee and recommends their compensation to the HR Committee. The CEO has substantial input into salary budgets and changes to incentive targets. The CEO also has substantial input into the development of employment offers for outside candidates for executive positions. However, the HR Committee must approve all compensation and employment offers for executive officers and other positions in the HR Committee’s compensation review group, which the HR Committee determines, and which currently consists of 13 executive positions, excluding the CEO and Executive Chair positions, whose compensation is approved by the independent members of the Board.

Insider Trading, Hedging and Pledging.    The Company’s insider trading policy prohibits directors and all employees, including executive officers, from hedging their AEP stock holdings through short sales and the use of options, warrants, puts, calls and similar instruments. The policy also prohibits directors and executive officers from pledging AEP stock as collateral for any loan.

Tax Deductibility of Compensation. While the HR Committee considers the deductibility of compensation, the primary goals of our executive compensation program are to attract, retain, motivate and reward key employees and align pay with performance. Accordingly, the HR Committee retains the ability to provide compensation that exceeds deductibility limits as it determines to be appropriate.

Human Resources Committee Report

Membership and Independence.    The Board has determined that each member of the HR Committee is an independent director, as defined by NASDAQ listing standards. Each member of the HR Committee is also a “non-employee director” for purposes of SEC Rule 16b-3. Members of the HR Committee attend professional development training that addresses topics of specific relevance to public company compensation committees.

Functions and Process.  In carrying out its responsibilities, the HR Committee addressed many aspects of AEP’s human resource and executive compensation programs and practices in 2022, including:

•Establishing annual and long-term performance objectives for executive officers.

•Assessing the performance of the CEO, other executive officers and the Company relative to established performance objectives.

•Conducting an evaluation of the CEO based on written comments from board members, senior AEP management, and the audit firm partner overseeing AEP’s external audit.

•Determining the mix of base salary, annual incentive compensation and long-term equity-based compensation for executive officers.

•Assessing the competitiveness of 2022 and proposed 2023 target compensation for all named executive officers and other executive positions relative to AEP’s Compensation Peer Group or other applicable benchmarks.

•Reviewing and approving the base salaries, target annual and long-term incentive award opportunities, annual incentive award payouts and long-term incentive award payouts for the named executive officers, except for the CEO and the Executive Chair position, which are reviewed and approved by the independent directors.

•Reviewing the senior management succession and talent development plans.

•Assessing compensation and other human capital risks.

•Reviewing and approving changes to AEP's severance plans and change in control agreements.

•Reviewing the Company's diversity, equity and inclusion programs and results.

•Reviewing the Company’s workforce safety efforts and results; and

•Reviewing AEP’s culture and employee engagement, in part through employee survey results.

In establishing performance objectives, the HR Committee considers the interests of other major AEP stakeholders including AEP’s customers, employees, the communities in which we operate, and debt holders; in addition to those of AEP’s shareholders.

The HR Committee’s Independent Compensation Consultant.    The HR Committee engaged Meridian Compensation Partners (Meridian) to provide recommendations regarding AEP’s executive compensation and benefit programs and practices. The HR Committee can retain and terminate consultants and advisors without management approval and has the sole authority to approve their fees. Among other assignments, Meridian works with AEP staff to provide an annual executive compensation study and reports on current executive compensation and benefits trends within the electric utility industry and U.S. industry in general.

The HR Committee annually assesses and discusses the independence of its executive compensation consultant. Meridian did not provide any services to AEP other than the work it performs for the HR Committee and the work it performs for the Corporate Governance Committee on director compensation. The HR Committee concluded that Meridian was independent, and the work provided by Meridian did not raise any conflicts of interest.

The HR Committee also annually assesses the performance and objectivity of its executive compensation consultant. The HR Committee regularly holds executive sessions with Meridian to help ensure that they receive full and independent advice.

In fulfilling its oversight responsibilities, the HR Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on its review and these discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Human Resources Committee Members (1)
Sara Martinez Tucker, Chair
J. Barnie Beasley, Jr.
Benjamin G. S. Fowke, III
Oliver G. Richard, III

Executive Compensation

Summary Compensation Table

The following table provides summary information concerning compensation earned by our Chief Executive Officer, our two Chief Financial Officers during 2022, the three other most highly compensated executive officers and one additional former executive officer whose compensation would have been among the three other most highly compensated executive officers if she had been an executive officer at year end. We refer collectively to this group as the named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Nicholas K. Akins
Chair of the Board and Chief Executive Officer	2022	1,510,000	—		10,824,690	3,620,000	204,063	216,755	16,375,508
	2021	1,515,808	—		9,976,149	2,850,000	461,732	247,526	15,051,215
	2020	1,521,615	—		9,615,116	3,500,000	698,612	168,091	15,503,434
Julia A. Sloat
Executive Vice President and Chief Financial Officer	2022	779,769	—		3,948,384	1,010,000	—	77,810	5,815,963
	2021	602,308	—		1,628,789	637,350	76,622	58,042	3,003,111

Ann P. Kelly
Executive Vice President and Chief Financial Officer	2022	61,923	—	—	393,121	55,750	—	9,974	520,768

David M. Feinberg
Executive Vice President, General Counsel and Secretary	2022	714,000	—		1,623,710	805,000	—	63,163	3,205,873
	2021	696,669	—		1,527,000	690,000	93,625	98,652	3,105,946
	2020	699,339	—		1,512,527	847,000	235,404	81,738	3,376,008
Charles E. Zebula
Executive Vice President - Portfolio Optimization	2022	593,000	—		1,407,162	705,000	—	67,856	2,773,018
	2021	579,219	—		1,323,341	640,000	42,921	71,745	2,657,226
	2020	581,439	—		1,296,404	750,000	240,209	75,083	2,943,135
Paul Chodak, III
Executive Vice President - Generation	2022	551,500	—		1,407,162	622,890	—	63,366	2,644,918
	2021	540,069	—		1,323,341	543,000	104,773	69,430	2,580,613
	2020	542,139	—		1,296,404	700,000	199,175	71,009	2,808,727
Lisa M. Barton
Former Exec. Vice President and Chief Operations Officer	2022	686,054	—		2,597,880	—	15,083	154,503	3,453,520
	2021	803,077	—		2,443,104	890,000	165,173	88,143	4,389,497
	2020	665,077	—		1,620,475	856,000	206,833	81,600	3,429,985

(1)Amounts in the salary column are composed of executive salaries earned for the year shown, which include 260 days of pay for 2022, which is the number of workdays and holidays in a standard year. 2020 and 2021 included 262 and 261 paid work days and holidays, respectively.
(2)The amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of the performance shares, restricted stock units (RSUs) and unrestricted shares granted under our Long-Term Incentive Plan. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts. The number of shares realized and the value of the performance shares, if any, will depend on the Company’s performance during a 3-year performance period. The potential payout can range from 0 percent to 200 percent of the target number of performance shares, plus any dividend equivalents. The value of the performance shares will be based on three measures: a Board approved cumulative operating earnings per share measure (Cumulative EPS 50%), a total shareholder return relative to peer companies (Relative TSR 40%) and a carbon free capacity mix (Carbon Free Capacity 10%). The grant date fair value of the 2022, 2021 and 2020 performance shares that are based on Cumulative EPS was computed in accordance with FASB ASC Topic 718 and was measured based on the closing price of AEP’s common stock on the grant date. The maximum amount payable for the 2022 performance shares that are based on Cumulative EPS measured on the grant date was $7,500,054 for Mr. Akins; $1,350,018 for Ms. Sloat; $109,965 for Ms. Kelly, $1,125,029 for Mr. Feinberg; $974,951 for Mr. Zebula; $974,951 for Mr. Chodak and $1,799,996 for Ms. Barton. The maximum amount payable for the 2022 performance shares that are based on Carbon Free Capacity is equal to $1,500,011 for Mr. Akins; $270,004 for Ms. Sloat; $21,993 for Ms. Kelly; $225,006 for Mr. Feinberg; $194,990 for Mr. Zebula, $194,990 for Mr. Chodak and $359,999 for Ms. Barton. The grant date fair value of the 2022 performance shares that are based on Relative TSR is calculated using a Monte-Carlo model as of the date of grant, in accordance with FASB ASC Topic 718. Because the performance shares that are based on Relative TSR are subject to market conditions as defined under FASB ASC Topic 718, they did not have a maximum value on the grant date that differed from the grant date fair values presented in the table. Instead, the maximum value is factored into the calculation of the grant date fair value. The values realized from the 2020 performance shares are included in the Option Exercises and Stock Vested for 2022 table.
(3)The amounts shown in this column reflect annual incentive compensation paid for the year shown.
(4)The amounts shown in this column are attributable to the increase in the actuarial values of each of the named executive officer’s combined benefits under AEP’s qualified and non-qualified defined benefit pension plans determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. Negative values of ($41,465), ($131,041) ($245,983) and ($27,352) for Ms. Sloat and Messrs. Feinberg, Zebula and Chodak, respectfully, were replaced with $0 for the purposes of the Summary Compensation Table. See the Pension Benefits for 2022 table and related footnotes for additional information. See Note 8 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions. None of the named executive officers received preferential or above-market earnings on deferred compensation.
(5)Amounts shown in the All Other Compensation column for 2022 include: (a) Company matching contributions to the Company’s Retirement Savings Plan, (b) Company matching contributions to the Company’s Supplemental Retirement Savings Plan, (c) perquisites, (d) vacation payout, and (e) severance benefits. The 2022 values for these items are listed in the following table:

Type	Nicholas K. Akins	Julia A. Sloat	Ann P. Kelly	David M. Feinberg	Charles E. Zebula	Paul Chodak, III	Lisa M. Barton
Retirement Savings Plan Match	$13,725	$13,725	$1,212	$13,725	$13,725	$13,725	$13,725
Supplemental Retirement Savings Plan Match	182,475	49,829	—	49,438	41,746	35,516	57,890
Relocation	—	—	8,762	—	—	—	—
Perquisites	20,555	14,256	—	—	12,385	14,125	14,125
Vacation Payout	—	—	—	—	—	—	68,763
Severance	—	—	—	—	—	—	—
Total	$216,755	$77,810	$9,974	$63,163	$67,856	$63,366	$154,503
(6)Ms. Sloat's compensation is provided only for the years in which she was an executive officer of the Company.

Perquisites provided in 2022 included: financial counseling and tax preparation services and, for Mr. Akins, director’s group travel accident insurance premium. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, however, there is no associated incremental cost. From time-to-time executive officers may receive customary gifts from third parties that sponsor events (subject to our policies on conflicts of interest).

Provided Ms. Barton complies with the terms of her Executive Severance, Noncompetition and Release of All Claims Agreement, she will receive $1,520,700 in cash severance benefits and up to $15,650 in outplacement services in 2023 in connection with her 2022 separation from AEP employment.

Mr. Akins has entered into an Aircraft Time Sharing Agreement that allows him to use our corporate aircraft for personal use for a limited number of hours each year. The Aircraft Time Sharing Agreement requires Mr. Akins to reimburse the Company for the cost of his personal use of corporate aircraft in accordance with limits set forth in Federal Aviation Administration regulations. Mr. Akins reimbursed the Company all incremental costs incurred in connection with personal flights under the Aircraft Timesharing Agreement including fuel, oil, hangar costs, crew travel expenses, catering, landing fees and other incremental airport fees. Accordingly, no value is shown for these amounts in the Summary Compensation Table. If the aircraft flies empty before picking up or after dropping off Mr. Akins at a destination on a personal flight, the cost of the empty flight is included in the incremental cost for which Mr. Akins reimburses the Company. Since AEP aircraft are used predominantly for business purposes, we do not include fixed costs that do not change in amount based on usage, such as depreciation and pilot salaries.

Due to her promotion to CEO, in February 2023 the Company entered into a TSA with Ms. Sloat on substantively the same terms as Mr. Akins' TSA.

Grants of Plan-Based Awards for 2022

The following table provides information on plan-based awards granted in 2022 to each of our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)(4)	Target (#)	Maximum (#)(5)
Nicholas K. Akins
2022 Annual Incentive Compensation Plan		—	2,416,000	6,040,000
2022 - 2024 Performance Shares	2/21/2022				10,938	87,505	175,010		8,324,701
2022 Restricted Stock Units	2/21/2022							29,168	2,499,989
Julia A. Sloat
2022 Annual Incentive Compensation Plan		—	674,863	1,687,158
2022 - 2024 Performance Shares	2/21/2022				1,969	15,751	31,502		1,498,456
2022 Restricted Stock Units	2/21/2022							5,250	449,978
2022 Restricted Stock Units - CEO Secession Candidate Retention(8)	4/1/2022							19,702	1,999,950
Ann P. Kelly
2022 Annual Incentive Compensation Plan		—	38,770	96,925
2022 - 2024 Performance Shares	11/30/2022				142	1,136	2,272		133,116
2022 Restricted Stock Units	11/30/2022							2,686	260,005
David M. Feinberg
2022 Annual Incentive Compensation Plan		—	535,211	1,338,028
2022 - 2024 Performance Shares	2/15/21				1,641	13,126	26,252		1,248,729
2022 Restricted Stock Units	2/15/21							4,375	374,981
Charles E. Zebula
2022 Annual Incentive Compensation Plan		—	474,154	1,185,385
2022 - 2024 Performance Shares	2/21/2022				1,422	11,375	22,750		1,082,150
2022 Restricted Stock Units	2/21/2022							3,792	325,012

Paul Chodak, III
2022 Annual Incentive Compensation Plan		—	440,992	1,102,480
2022 - 2024 Performance Shares	2/15/21				1,422	11,375	22,750		1,082,150
2022 Restricted Stock Units	2/15/21							3,792	325,012
Lisa M. Barton
2022 Annual Incentive Compensation Plan		—	596,222	1,490,555
2022 - 2024 Performance Shares	2/15/21				2,625	21,001	42,002		1,997,910
2022 Restricted Stock Units	2/15/21							7,000	599,970

(1)Represents potential payouts under the 2022 Annual Incentive Compensation Plan (ICP). Ms. Barton became ineligible for a 2022 award upon her termination of employment under circumstances in which she became eligible for General Severance Plan or Executive Severance Plan benefits.
(2)The amounts shown in this column represent 250 percent of the target award for each of the named executive officers, which is the maximum amount payable to any individual employee under the ICP for a year with a maximum 200% of target score.
(3)Represents performance shares awarded under our Long-Term Incentive Plan for the 2022-2024 performance period. These awards generally vest at the end of the 3-year performance period based on our attainment of specified performance measures. The number of performance shares does not include additional shares that may accrue due to dividend credits.
(4)The amounts shown in the Threshold column represent 12.5% of the target award for each of the named executive officers. This is the weighted average threshold of the Operating Earnings per Share measure, which has a 25% payout for threshold performance and a 50% weight and the other measures, which have a 0% payout for threshold performance and a combined 50% weight. However, the Operating Earnings per Share threshold does not guarantee a minimum payout because the score would be 0% of target if threshold performance is not achieved.
(5)The amounts shown in this column represent 200 percent of the target award for each of the named executive officers, which is the maximum overall score for the 2022-2024 performance shares.
(6)Includes restricted stock units awarded under the Long-Term Incentive Plan. These awards generally vest, subject to the participant’s continued AEP employment, in three approximately equal installments on February 21, 2023, February 21, 2024 and February 21, 2025, which is one, two and three years after he grant date. The restricted stock units granted to Ms. Sloat on April 1, 2022, generally vest, subject to her continued AEP employment, On May 1, 2023, May 1, 2024 and May 1, 2025. The number of restricted stock units does not include additional units that may accrue due to dividend credits.
(7)Amounts represent the grant date fair value of performance shares, restricted stock units and unrestricted shares measured in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2022. The actual number of performance shares earned will depend on AEP’s performance over the 2022 through 2024 performance period, which could vary from 0 percent to 200 percent of the target award plus dividend credits. The value of the performance shares ultimately earned will be based on three measures: a cumulative operating earnings per share measure (Cumulative EPS - 50% weight) relative to a Board approved target, a relative total shareholder return measure (Relative TSR - 40% weight), and Carbon Free Generation Capacity Mix (Carbon Free Capacity - 10% weight) as well as dividend credits and the value of AEP stock when the awards are paid. A pro-rata portion of the performance shares and restricted stock units granted to Ms. Barton in 2022 were canceled upon her termination of employment. This pro-rata portion reflects the number of whole months from January 1, 2022 through the date of her employment termination (November 1, 2022) divided by the number of whole months in the vesting period for each award. Specifically, 26/36th of the performance shares and 28/37th of the restricted stock units granted to Ms. Barton were canceled. The remainder of the performance shares vested and will remain outstanding until after the end of the 3-year performance period, when it will be scored and paid in the same manner as for ongoing participants. The remainder of the restricted stock units were vested and became payable upon Ms. Barton termination of employment under the terms of her Severance, Release Of All Claims, And Noncompetition Agreement.
(8)Amounts HR Committee awarded a one-time stock unit retention award to Ms. Sloat as part of a retention strategy when she became a candidate for the CEO position. The retention award provided $2,000,000 in RSUs that will vest over a 37-month period with 33.33% vesting on each of May 1, 2023, May 1, 2024 and May 1, 2025.

Outstanding Equity Awards at Fiscal Year-End for 2022

The following table provides information with respect to holdings of restricted stock units and performance shares by the named executive officers at December 31, 2022. The named executive officers do not have any outstanding stock options.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Nicholas K. Akins
2021 - 2023 Performance Shares(3)			198,210	18,820,040
2022 - 2024 Performance Shares(3)			179,240	17,018,838
2020 Restricted Stock Units(4)	7,846	744,978
2021 Restricted Stock Units(5)	22,020	2,090,799
2022 Restricted Stock Units(6)	29,873	2,836,441
Julia A. Sloat
2021 - 2023 Performance Shares(3)			32,362	3,072,772
2022 - 2024 Performance Shares(3)			32,264	3,063,467
2020 Restricted Stock Units(4)	366	34,752
2021 Restricted Stock Units(5)	3,594	341,250
2022 Restricted Stock Units(6)	5,377	510,546
Restricted Stock Units - CEO Succession Candidate Retention(7)	20,178	1,915,901
Ann P. Kelly
2022 - 2024 Performance Shares(3)			2,272	215,726
2022 Restricted Stock Units - New Hire(8)	2,686	255,036
David M. Feinberg
2021 - 2023 Performance Shares(3)			30,340	2,880,783
2022 - 2024 Performance Shares(3)			26,886	2,552,826
2020 Restricted Stock Units(4)	1,234	117,168
2021 Restricted Stock Units(5)	3,370	319,982
2022 Restricted Stock Units(6)	4,481	425,471
Charles E. Zebula
2021 - 2023 Performance Shares(3)			26,292	2,496,425
2022 - 2024 Performance Shares(3)			23,300	2,212,335
2020 Restricted Stock Units(4)	1,057	100,362
2021 Restricted Stock Units(5)	2,920	277,254
2022 Restricted Stock Units(6)	3,884	368,786
Paul Chodak, III
2021 - 2023 Performance Shares(3)			26,292	2,496,425
2022 - 2024 Performance Shares(3)			23,300	2,212,335
2020 Restricted Stock Units(4)	1,057	100,362
2021 Restricted Stock Units(5)	2,920	277,254
2022 Restricted Stock Units(6)	3,884	368,786
Lisa M. Barton
2021 - 2023 Performance Shares(3)			29,664	2,816,597
2022 - 2024 Performance Shares(3)			11,950	1,134,653

(1)Pursuant to applicable SEC rules, the number of performance shares reported in this column is the maximum number of performance shares issuable (200% of the amount outstanding at December 31, 2022) because the results for the performance shares that vested on December 31, 2022 were above target. However, the actual number of performance shares credited upon vesting will be based on AEP’s actual performance over the applicable 3-year period.
(2)Pursuant to applicable SEC rules, the market value of the performance shares reported in this column was computed by multiplying the closing price of AEP’s common stock on December 31, 2022 ($94.95) by the maximum number of performance shares issuable set forth in the preceding column because the results for the performance shares that vested on December 31, 2022 were above target. However, the actual number of performance shares credited upon vesting will be based on AEP’s actual performance over the applicable 3-year period.
(3)AEP’s practice is to grant performance shares at the beginning of each year with a 3-year performance and vesting period. This results in awards for overlapping successive 3-year performance periods. These awards generally vest at the end of the 3-year performance period. The performance shares awarded for the 2020 – 2022 performance period, including associated dividend credits, vested at December 31, 2022 and are shown in the Options Exercises and Stock Vested for 2022 table below. The awards shown for the 2021 – 2023 and 2022 – 2024 performance periods include performance shares resulting from reinvested dividends which are subject to the same performance criteria as the underlying awards.
(4)These restricted stock units were granted on February 17, 2020 and will generally vest, subject to the executive officer’s continued employment, on May 1, 2023. The amounts shown include restricted stock units resulting from reinvested dividends.
(5)These restricted stock units were granted on February 15, 2021 and will generally vest, subject to the executive officer’s continued employment, in two equal installments, on May 1, 2023 and May 1, 2024. The amounts shown include restricted stock units resulting from reinvested dividends.
(6)These restricted stock units were granted on February 21, 2022 and will generally vest, subject to the executive officer’s continued employment, in three equal installments, on February 21, 2023, February 21, 2024 and February 21, 2025. The amounts shown include restricted stock units resulting from reinvested dividends.
(7)These restricted stock units were granted on April 1, 2022 as a retention award at the time Ms. Sloat became a CEO succession candidate. These awards vest in equal thirds, plus dividend credits, subject to Ms. Sloat’s continued AEP employment, on May 1, 2023, May 1, 2024 and May 1, 2025. The amounts shown include restricted stock units resulting from reinvested dividends.
(8)These restricted stock units were granted as retention awards on Ms. Kelly hire date (November 30, 2022) and vest in equal thirds, plus dividend credits, subject to Ms. Kelly’s continued AEP employment, on February 21, 2023, February 21, 2024 and February 21, 2025.

Option Exercises and Stock Vested for 2022

The following table provides information with respect to the vesting of performance shares and restricted stock units in 2022 that were granted to our named executive officers in previous years. The named executive officers did not hold or exercise any stock options in 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Nicholas K. Akins	—	—	120,861	$11,593,110
Julia A. Sloat	—	—	7,012	$675,696
Ann P. Kelly	—	—	—	$—
David M. Feinberg	—	—	19,040	$1,826,424
Charles E. Zebula	—	—	16,220	$1,555,598
Paul Chodak, III	—	—	16,220	$1,555,598
Lisa M. Barton	—	—	34,909	$3,351,734

(1)This column includes the following performance shares and related dividend equivalents for the 2020 - 2022 performance period that vested on December 31, 2022: 70,619 for Mr. Akins; 3,293 for Ms. Sloat; 0 for Ms. Kelly; 11,109 for Mr. Feinberg; 9,522 for Mr. Zebula; 9,522 for Mr. Chodak; and 11,241 for Ms. Barton. This column also includes the following restricted stock units (RSUs) that vested on May 1, 2022: 28,279 for Mr. Akins; 2,594 for Ms. Sloat; 0 for Ms. Kelly; 4,476 for Mr. Feinberg; 3,737 for Mr. Zebula; 3,737 for Mr. Chodak; and 15,765 for Ms. Barton. This column also includes 101 RSUs that vested to Ms. Sloat on October 1, 2022 and 4,408 RSUs that vested to Ms. Barton on November 1, 2022 upon her separation from AEP employment.

(2)The value included in this column for the 2020-2022 performance shares is computed by multiplying the number of performance shares by the closing price of AEP’s common stock on the December 31, 2021 vesting date, which was $94.95 per share. This column also includes the value of RSUs that vested on May 1, 2022 computed by multiplying the number of units vesting by the closing price of AEP’s common stock on that date, which was $99.10 per share. This column also includes the value of RSUs that vested to Ms. Sloat on October 1, 2022, the value of which was computed by multiplying the units vested by the closing price of AEP's common stock on that date ($86.45). This column further includes the value of 4,408 RSUs that vested on November 1, 2022 upon Ms. Barton separation from AEP employment, the value of which was computed by multiplying the units vested by the closing price of AEP's common stock on that date ($88.53).

2020 – 2022 Performance Shares

Performance shares that were granted for the 2020 – 2022 performance period vested on December 31, 2022. The combined score for the 2020-2022 performance period was 131.1 percent of target. The final score calculation for these performance measures is shown in the chart below.

Performance Measures	Threshold Performance	Target Performance	Maximum Payout Performance	Actual Performance	Score	Weight	Weighted Score
3 Year Cumulative Earnings Per Share	$13.158 (25% payout)	$13.850 (100% Payout)	$14.543 (200% Payout)	$14.266	160.1%	50%	80.0%
3 Year Total Shareholder Return vs. Utility Peer Group Return	20th Percentile (0% Payout)	50th Percentile (100% Payout)	80th Percentile (200% Payout)	47th Percentile	90.0%	40%	36.0%
Non-Emitting Generation Capacity as a % of Total Owned and Purchased Capacity	30.32%	31.83%	34.04%	32.95%	150.9%	10%	15.1%
Composite Result							131.1%

Pension Benefits for 2022

The following table provides information regarding the pension benefits for our named executive officers under AEP’s pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
Nicholas K Akins	AEP Retirement Plan	40.6	875,112	—
	CSW Executive Retirement Plan	40.6	3,531,616	—
Julia A. Sloat	AEP Retirement Plan	22.0	257,954	—
	AEP Supplemental Benefit Plan	22.0	372,102	—
Ann P. Kelly(2)	None	—	—	—
David M. Feinberg	AEP Retirement Plan	11.7	187,782	—
	AEP Supplemental Benefit Plan	11.7	607,335	—
Charles E. Zebula	AEP Retirement Plan	24.7	616,545	—
	AEP Supplemental Benefit Plan	24.7	1,236,496	—
Paul Chodak, III	AEP Retirement Plan	21.8	455,128	—
	AEP Supplemental Benefit Plan	21.8	586,250	—
Lisa M. Barton	AEP Retirement Plan	15.9	299,767	—
	AEP Supplemental Benefit Plan	15.9	775,778 (3)	—

(1)The Present Value of Accumulated Benefits is based on the benefit accrued under the applicable plan through December 31, 2022 and the following assumptions (which are consistent with those used in AEP’s financial statements):

•The named executive officer retires at normal retirement age (age 65), except for Mr. Zebula, whose benefit is calculated at his age at December 31, 2022 (62.5) because he was eligible for an unreduced annuity benefit at age 62 and he was older than that age on that date.

•The named executive officer commences the payment of benefits (the “accrued benefit”) immediately upon retirement.

•The value of the annuity benefit for the named executive officers is determined based upon the accrued benefit at their assumed retirement age, assumed discount rates of 5.50 percent, 5.60 percent, and 5.60 percent for the benefits accrued under the AEP Retirement Plan, AEP Supplemental Benefit Plan, and the CSW Executive Retirement Plan, respectively, and assumed mortality based upon the Pri-2012 mortality tables. Base mortality rates are derived from the Pri-2012 table using contingent survivor tables after retiree death without any collar adjustment for the qualified pension benefits and the white-collar adjustment for non-qualified pension benefits. Mortality improvements are projected generationally using the MP-2021 mortality projection scale. The value of the lump sum benefit at that assumed retirement age is determined based upon the accrued benefit, an assumed interest rate of 4.48 percent and assumed mortality based on current IRS lump sum mortality with static mortality projections estimated to the date of retirement using mortality projection scale MP-2021. The present value of each of these named executive officer’s benefits is determined by discounting the value of benefits described above at the assumed retirement age to each executive’s current age using assumed interest rates equal to the assumed discount rates specified in this paragraph, above, for each plan. No discount was applied for Mr. Zebula because he had already attained an age that made him eligible for an unreduced benefits upon retirement.

•For the AEP Retirement Plan the present value of the accrued benefit is weighted based on 85 percent lump sum and 15 percent annuity (or for Mr. Zebula, as a Grandfathered AEP Participant, 50 percent lump sum and 50 percent annuity) based on the assumption that participants elect those benefit options in that proportion. For the AEP Supplemental Benefit Plan and the CSW Executive Retirement Plan, the present value of the accrued benefits is weighted based on 100 percent lump sum.

(2)Ms. Kelly will become eligible to participate in the AEP Retirement Plan upon completing one year of AEP service and in the AEP Supplemental Benefit Plan upon her receipt, following her completion of one year of service, of eligible compensation during a calendar year in excess of the limitations imposed by the Internal Revenue Code on annual compensation.

(3)Ms. Barton separated from service on November 1, 2022 and the Present Value of her accrued benefits under the AEP Supplemental Benefit Plan is the lump sum calculated under the terms of that plan as of the first of the month following her employment termination date (December 1, 2022) increased with 1 month of simple interest at an annual rate of 4% to December 31, 2022. This benefit becomes payable to Ms. Barton in five annual installments on July 1, 2023 with interest to the date of each payment.

Overview.     AEP maintains tax-qualified and nonqualified defined benefit pension plans for eligible employees. The nonqualified plans provide benefits that cannot be paid under the tax-qualified plan because of limitations imposed on such plans by the Internal Revenue Code. The plans are designed to provide a retirement income to executives and their spouses, as well as a market competitive benefit opportunity as part of a market competitive total rewards package.

AEP Retirement Plan.     The AEP Retirement Plan is a tax-qualified defined benefit pension plan under which benefits are generally determined by reference to a cash balance formula. The AEP Retirement Plan also encompasses the Central and South West Corporation Cash Balance Retirement Plan (CSW Retirement Plan), which was merged into the AEP Retirement Plan effective December 31, 2008. As of December 31, 2022, each of the named executive officers, except Ms. Kelly, was fully vested in their AEP Retirement Plan benefit.

In addition, employees who have continuously participated in the AEP Retirement Plan (but not the CSW Retirement Plan) since December 31, 2000 (“Grandfathered AEP Participants”), which includes Mr. Zebula, remain eligible for an alternate pension benefit calculated by reference to a final average pay formula. The benefits under this final average pay formula were frozen as of December 31, 2010.

Cash Balance Formula.     Under the cash balance formula, each participant has an account established to which dollar credits are allocated each year.

1.Company Credits.     Each year, participants’ accounts are credited with an amount equal to a percentage of their salary and annual incentive award paid to them during the year. The applicable percentage is based on the participant’s age and years of service. The following table shows the applicable percentage:

Sum of Age Plus Years of Service	Applicable Percentage
Less than 30	3.0%
30-39	3.5%
40-49	4.5%
50-59	5.5%
60-69	7.0%
70 or more	8.5%

Each year, the IRS calculates a limit on the amount of eligible pay that can be used to calculate pension benefits in a qualified plan. For 2022, the limit was $305,000.

2.Interest Credits.     All amounts in the cash balance accounts earn interest at the average interest rate on 30-year Treasury securities for the month of November of the prior year, with a floor of 4 percent. For 2022, the interest rate was 4 percent.

Final Average Pay Formula.     Grandfathered AEP Participants receive their benefits under the cash balance formula or the final average pay formula, whichever provides the higher benefit. On December 31, 2010, the final average pay benefit payable at the Grandfathered AEP Participant’s normal retirement age was frozen, meaning that their final average pay formula benefit is not affected by the participant’s service or compensation subsequent to this date. This frozen final average pay normal retirement benefit is based on the following calculation as of December 31, 2010: the participant’s then years of service multiplied by the sum of (i) 1.1 percent of the participant’s then high 36 consecutive months of base pay (High 36); and (ii) 0.5 percent of the amount by which the participant’s then High 36 exceeded the participant’s applicable average Social Security covered compensation.

Grandfathered AEP Participants may become entitled to a subsidized early retirement benefit under the final average pay formula if they remain employed with AEP through age 55. The early retirement benefit payable under the final average pay formula is the unreduced normal retirement age benefit if it commences at age 62 or later. The early retirement benefit is reduced by 0.25 percent for each month prior to age 62 that the participant elects to commence their benefits.

AEP Supplemental Benefit Plan.     The AEP Supplemental Benefit Plan is a nonqualified defined benefit pension plan. It generally provides eligible participants with benefits that are in excess of those provided under the AEP Retirement Plan (without regard to the provisions included as the result of the merger of the CSW Retirement Plan into the AEP Retirement Plan) as determined upon the participant’s termination of employment. These excess benefits are calculated under the terms of the AEP Retirement Plan described above with the following modifications: (i) annual incentive pay was taken into account for purposes of the frozen final average pay formula; and (ii) the limitations imposed by the Internal Revenue Code on annual compensation and annual benefits are disregarded.

Participants do not become vested in their AEP Supplemental Plan benefit until they become vested in their AEP Retirement Plan benefit or upon a change in control. As of December 31, 2022, each of the named executive officers who participate in this benefit (Messrs. Feinberg, Zebula and Chodak and Mses. Sloat and Barton) was fully vested in their AEP Supplemental Benefit Plan benefit. Ms. Kelly is not expected to become eligible to participate in this benefit until sometime following her completion of one year of AEP service.

CSW Executive Retirement Plan.     The CSW Executive Retirement Plan is a nonqualified defined benefit pension plan. It generally provides eligible participants with benefits that are in excess of those provided under the terms of the former CSW Retirement Plan (which was merged into the AEP Retirement Plan) as determined upon the participant’s termination of employment. The excess benefits are calculated without regard to the limitations imposed by the Internal Revenue Code on annual compensation and annual benefits. As of December 31, 2022, Mr. Akins was fully vested in his CSW Executive Retirement Plan benefit.

Nonqualified Deferred Compensation for 2022

Overview.    AEP maintains non-qualified deferred compensation plans that allow eligible employees, including the named executive officers, to defer receipt of a portion of their base salary, annual incentive compensation and performance share awards. The plans are unfunded. Participants have an unsecured contractual commitment from the Company to pay the amounts due under these plans from the general assets of the Company. AEP maintains the following non-qualified deferred compensation plans for eligible employees:

•The American Electric Power System Supplemental Retirement Savings Plan (SRSP);

•The American Electric Power System Incentive Compensation Deferral Plan (ICDP); and

•The American Electric Power System Stock Ownership Requirement Plan (SORP).

The following table provides information regarding contributions, earnings and balances for our named executive officers under AEP’s three non-qualified deferred compensation plans which are each further described below.

Name	Plan Name	Executive Contributions in Last FY(1)($)	Registrant Contributions in Last FY(2)($)	Aggregate Earnings in Last FY(3)($)	Aggregate Withdrawals/Distributions($)	Aggregate Balance at Last FYE(4)($)
Nicholas K. Akins	SRSP	243,300	182,475	80,227	—	3,765,272
	ICDP	—	—	(274,862)	—	587,589
	SORP	—	—	1,139,026	—	12,317,661
Julia A. Sloat	SRSP	66,439	49,829	(46,079)	—	499,630
	SORP	—	—	512,874	—	1,572,330
Ann P. Kelly	None	—	—	—	—	—
David M. Feinberg	SRSP	65,917	49,438	26,715	—	1,257,236
	SORP	—	—	339,582	—	3,672,308
Charles E. Zebula	SRSP	55,662	41,746	51,762	—	2,384,852
	SORP	—	—	309,518	—	3,347,187
Paul Chodak, III	SRSP	118,386	35,516	(33,757)	—	1,247,833
	ICDP	—	—	23,729	—	612,959
	SORP			157,326		1,701,356
Lisa M. Barton	SRSP	82,940	57,890	(84,186)	—	1,271,853
	ICDP	—	—	587	—	31,371
	SORP	—	—	257,442	—	2,784,028

(1)The amounts set forth under “Executive Contributions in Last FY” for the SRSP are reported in the Summary Compensation Table as either (i) Salary for 2022 or (ii) the Non-Equity Incentive Plan Compensation for 2021 which was paid or deferred in 2022.
(2)The amounts set forth under “Registrant Contributions in Last FY” for the SRSP are reported in the All Other Compensation column of the Summary Compensation Table.
(3)No amounts set forth under “Aggregate Earnings in Last FY” have been reported in the Summary Compensation Table as there were no above market or preferential earnings credited to any named executive officer’s account in any of the plans.
(4)The amounts set forth in the “Aggregate Balance at Last FYE” column for the SRSP include the SRSP amounts reported in the “Executive Contributions in Last FY” and “Registrant Contributions in Last FY” columns. In addition, the “Aggregate Balance at Last FYE” for the SRSP includes the following amounts previously reported in the Summary Compensation Table for prior years: $2,349,014 for Mr. Akins, $502,408 for Ms. Sloat, $982,504 for Mr. Feinberg, $181,237 for Mr. Zebula and $629,482 for Ms. Barton. In addition, the “Aggregate Balance at Last FYE” for the SORP includes the following amounts previously reported in the Summary Compensation Table for prior years: $2,670,419 for Mr. Akins, $1,059,456 for Ms. Sloat, and $1,617,064 for Mr. Feinberg and $502,170 for Ms. Barton.

Supplemental Retirement Savings Plan.    This plan allows eligible participants to save on a pre-tax basis and to continue to receive Company matching contributions beyond the limits imposed by the Internal Revenue Code on qualified plans of this type.

•Participants can defer up to 50 percent of their base salary and annual incentive award in excess of the IRS eligible compensation limit for qualified plans, which was $305,000 for 2022.

•The Company matches 100 percent of the participant’s contributions up to 1 percent of eligible compensation and 70 percent of the participant’s contributions from the next 5 percent of eligible compensation for a total Company match of up to 4.5% of eligible compensation.

•Participants may not withdraw any amount credited to their account until their termination of employment with AEP. Participants may elect a distribution of their account as a lump-sum or annual installment payments over a period of up to 10 years. Participants may delay the commencement of distributions for up to five years from the date of their termination of employment.

•Participants may direct the investment of their plan account among the core investment options that are available to all employees in AEP’s qualified Retirement Savings Plan and one additional option that provides interest at a rate reset effective each January 1 at 120 percent of the applicable federal long-term rate with monthly compounding for the immediately preceding December. There are not any above-market or preferential earnings with respect to the Supplemental Retirement Savings Plan’s investment options.

Incentive Compensation Deferral Plan.    This plan allows eligible employees to defer payment of up to 80 percent of vested performance shares.

•AEP does not offer any matching contributions under this plan.

•Vested performance shares that are deferred into this plan are tracked as phantom stock units and credited with dividend equivalent stock units for an additional six months following the vested date. After this 6-month period, the stock unit value balances are credited to the AEP Stock Fund. Once balances are transferred to the AEP Stock Fund, participants may direct the investment of this balance among the core investment options that are available to all employees in AEP’s qualified Retirement Savings Plan. There are not any above-market or preferential earnings with respect to the Incentive Compensation Deferral Plan.

•Generally, participants may not withdraw any amount credited to their account until their termination of employment with AEP. However, participants may make one withdrawal of amounts attributable to their pre-2005 contributions prior to termination of employment. The withdrawal amount would be subject to a 10 percent withdrawal penalty. Participants may elect among the same payment options for the distributions of their account value as described above for the Supplemental Retirement Savings Plan’s investment options.

Stock Ownership Requirement Plan.    This plan assists executives in achieving their minimum stock ownership requirements. It does this primarily by tracking the executive’s AEP Career Shares, which are a form of deferred compensation that are unfunded and unsecured general obligations of AEP. The rate of return on AEP Career Shares is equivalent to the total return on AEP stock with dividends reinvested. Participants may not withdraw any amount credited to their account until 6 months after their termination of employment with AEP. Participants may elect among the same payment options for the distribution of their AEP Career Shares as described above for the Supplemental Retirement Savings Plan. AEP Career Shares are distributed in AEP common shares.

Potential Payments Upon Termination of Employment or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event of a termination of their employment or a change in control of the Company. Actual payments will depend on the circumstances and timing of any termination of employment or change of control. In addition, in connection with any actual termination or change in control transaction, the Company may enter into agreements or establish arrangements that provide additional or alternative benefits or amounts from those described below. The agreements and plans summarized below are complex legal documents with terms and conditions having precise meanings, which are designed to address many possible but currently hypothetical situations.

Severance.    AEP currently provides full-time employees, including the named executive officers, with severance benefits under the General Severance Plan if their employment is terminated as the direct result of a restructuring or downsizing (Severance-Eligible Employees) and the employee releases AEP from claims against the Company that may be lawfully released. These severance benefits include:

•A lump sum severance payment equal to two weeks of base pay for each year of Company service, with a maximum of 52 weeks and a minimum of eight weeks for employees with at least one year of AEP service;

•Continued eligibility for medical and dental benefits at active employee rates for up to 12 months or until the participant becomes eligible for coverage from another employer, whichever occurs first;

•For employees who are at least age 50 with 10 years of AEP service who were hired or last rehired prior to January 1, 2014 and who do not qualify for AEP’s retiree medical benefits or who will be bridged to such retiree benefit eligibility (described below), AEP also provides medical and dental benefit eligibility at rates equivalent to those provided to retirees until age 65 or until the participant becomes eligible for coverage from another employer, whichever occurs first; and

•Outplacement services, the incremental cost of which may be up to $15,650 for the named executive officers.

Severance-Eligible Employees who have enough weeks of severance (up to one year) and vacation to cover a period that would allow them to become eligible for retiree medical benefits, which is available to those employees who are at least age 55 with at least 10 years of AEP service (Retirement-Eligible Employees), are retained as employees on a paid leave of absence until they become retirement eligible. This benefit applies in lieu of severance and unused vacation payments that these employees would otherwise receive. The Company pays any remaining severance and vacation pay at the time of their retirement. This delay of an employee’s termination date does not apply to the plans providing nonqualified deferred compensation, which define a participant’s termination date by reference to Internal Revenue Code Section 409A.

A Severance-Eligible executive’s termination entitles that executive to a pro-rata portion of any outstanding unvested performance shares that the executive has held for at least six months. The pro-rated performance shares will not become payable until the end of the performance period and remain subject to all performance objectives. A severed executive who timely executes a release of all claims is entitled to vesting of a pro-rata portion of any restricted stock units to the extent not already vested and paid. The pro-rata portion of both performance shares and restricted stock units that vests under these circumstances is equal to the number of whole months of the vesting period that the participant has worked upon their employment termination divided by the number of whole months in the longest vesting period for each award, provided at the pro-rata portion of restricted stock units is then reduced by the portion that has already been vested and paid.

Severance-Eligible executive officers may continue financial counseling and tax preparation services for one year following their termination up to a maximum annual incremental cost to the Company of $20,000 plus related incidental expenses of the advisor.

The Company also has an Executive Severance Plan (Executive Severance Plan) that provides severance benefits to selected officers of the Company, including the named executive officers, subject to the executive’s agreement to comply with the provisions of the plan, including confidentiality, non-solicitation, cooperation and non-disparagement provisions during and after their AEP employment. Benefits under the Executive Severance Plan are conditioned on the participant’s execution of an agreement releasing all claims against the Company that may be lawfully released and committing the participant to a one-year non-competition obligation. Executives remain eligible for benefits under the General Severance Plan described above; however, the cash severance benefits provided under the Executive Severance Plan are reduced by any amounts provided under the General Severance Plan. Benefits under the Executive Severance Plan would be triggered by a resignation for “good reason” or an involuntary termination by the Company without “cause” (each as defined below).

The term “cause” with respect to the Executive Severance Plan means:

(i)Failure or refusal to perform a substantial part of the executive’s assigned duties and responsibilities following notice and a reasonable opportunity to cure (if such failure is capable of cure);

(ii)Commission of an act of willful misconduct, fraud, embezzlement or dishonesty either in connection with the executive’s duties to the Company or which otherwise is injurious to the best interest or reputation of the Company;

(iii)Repeated failure to follow specific lawful directions of the Board or any officer to whom the executive reports;

(iv)A violation of any of the material terms and conditions of any written agreement or agreements the executive may from time to time have with the Company;

(v)A material violation of any of the rules of conduct of behavior of the Company;

(vi)Conviction of, or plea of guilty or nolo contendere to, (A) a felony, (B) a misdemeanor involving an act of moral turpitude, or (C) a misdemeanor committed in connection with the executive’s employment with the Company which is injurious to the best interest or reputation of the Company; or

(vii)Violation of any applicable confidentiality, non-solicitation, or non-disparagement covenants or obligations relating to the Company (including the provisions to which the executive agreed when enrolling in the plan).

An executive’s termination of employment that triggers benefits under his or her change in control agreement (described in the next section) or due to mandatory retirement, disability or death would not be considered an involuntary termination that may trigger the payment of benefits under the Executive Severance Plan.

An executive would have “good reason” for resignation under the Executive Severance Plan if there is any reduction in the executive’s then current annual base salary without the executive’s consent; provided, however, that a uniform percentage reduction of 10% or less in the annual base salary of all executives participating in the Executive Severance Plan who are similarly situated would not be considered good reason for resignation. Also, the Company must be given 10 days following receipt of written notice from the executive to restore the executive’s base salary before his or resignation may trigger plan benefits.

If benefits under the Executive Severance Plan are triggered, the affected named executive officers would receive one times their base salary and target annual incentive payable over one year. In addition, a pro-rated portion of their outstanding unvested performance shares and RSUs would vest. The pro-rated performance shares do not become payable until the end of the applicable 3-year performance period and remain subject to all performance objectives.

Change In Control.    AEP defines “change in control” under its change in control agreements and Long-Term Incentive Plan as:

•The acquisition by any person of the beneficial ownership of securities representing more than one-third of AEP’s voting stock;

•A merger or consolidation of AEP with another corporation unless AEP’s voting securities outstanding immediately before such merger or consolidation continue to represent at least two-thirds of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

•Approval by the shareholders of the liquidation of AEP or the disposition of all or substantially all of the assets of AEP.

AEP has a change in control agreement with each of the named executive officers that is triggered if there is a Qualifying Termination of the named executive officer’s employment. A “Qualifying Termination” for this purpose generally occurs when the executive’s employment is terminated in connection with that change in control (i) by AEP without “cause” or (ii) by the named executive officer for “good reason,” each as defined below. Such termination must be no later than two years after the change in control. These agreements provide for:

•A lump sum payment equal to 2.99 times or 2.0 times (as applicable) the named executive officer’s annual base salary plus target annual incentive compensation award under the annual incentive program in effect at the time of termination; and

•Outplacement services.

The term “cause” with respect to AEP’s change in control agreements means:

(i)The willful and continued failure of the executive to perform the executive’s duties after a written demand for performance is delivered to the executive by the Board; or

(ii)The willful conduct or omission by the executive, which the Board determines to be illegal; gross misconduct that is injurious to the Company; or a breach of the executive’s fiduciary duty to the Company.

The term “good reason” with respect to AEP’s change in control agreements means:

(i)An adverse change in the executive’s status, duties or responsibilities from that in effect immediately prior to the change in control;

(ii)The Company’s failure to pay in a timely fashion the salary or benefits to which the executive is entitled under any employment agreement in effect on the date of the change in control;

(iii)The reduction of the executive’s salary as in effect on the date of the change in control;

(iv)Any action taken by the Company that would substantially diminish the aggregate projected value of the executive’s awards or benefits under the Company’s benefit plans or policies;

(v)A failure by the Company to obtain from any successor the assent to the change in control agreement; or

(vi)The relocation, without the executive’s prior approval, of the office at which the executive is to perform services to a location that is more than fifty (50) miles from its location immediately prior to the change in control.

The Company must be given notice and an opportunity to cure any of these circumstances before they would be considered to be “good reason.”

All awards under the Long-Term Incentive Plan vest upon a “Qualifying Termination” of a participant which may occur coincident with or within one year after a change in control. The term “Qualifying Termination” with respect to long-term incentive awards generally is the same as that described for the change in control agreements, except that an executive’s mandatory retirement (generally at age 65) is explicitly excluded, and “Cause” is defined more broadly to encompass:

(i)Failure or refusal to perform assigned duties and responsibilities in a competent or satisfactory manner;

(ii)Commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of AEP;

(iii)Engagement in activities or conduct injurious to the best interest or reputation of AEP;

(iv)Insubordination;

(v)Violation of any material term or condition of any written agreement with AEP;

(vi)Violation of any of AEP’s rules of conduct of behavior;

(vii)Commission of a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment at AEP which is injurious to the best interest or reputation of AEP; or

(viii)Disclosure, dissemination, or misappropriation of confidential, proprietary, and/or trade secret information.

In addition, performance shares would be deemed to have been fully earned at 100 percent of the target score upon a “Qualifying Termination” within one year following a change in control. The value of each vested performance share following a “Qualifying Termination” would be (1) the closing price of a share of AEP common stock on the date of the Qualifying Termination or (2) if the date of the Qualifying Termination is coincident with the change in control and if the change in control is the result of a tender offer, merger or sale of all or substantially all of the assets of AEP, the price paid per share of common stock in that transaction.

The AEP Supplemental Benefit Plan also provides that all accrued supplemental retirement benefits to the extent then unvested become fully vested upon a change in control.

Termination Scenarios

The following tables show the incremental compensation and benefits that would have been paid to each named executive officer who was employed by AEP on December 31, 2022 assuming the hypothetical circumstances cited in each column occurred on December 31, 2022 and calculated in accordance with the methodology required by the SEC. No values are provided for Ms. Barton because she was not employed by the Company as of December 31, 2022 and, therefore, these hypothetical scenarios were no longer relevant.

At the time of an employment termination, the Company may enter into an agreement that provides additional benefits or amounts and may alter the terms of benefits that are to be provided. The Severance, Release of All Claims, and Noncompetition Agreement that the Company entered into with Ms. Barton upon her separation from AEP service on November 1, 2022 did not provide any additional benefits or amounts or alter the terms of such benefits. The actual compensation and benefits Ms. Barton received or will receive pursuant to her agreement are described following the Non-Incremental Post-Termination Compensation and Benefits on December 31, 2022 table and footnotes below.

With respect to annual incentive compensation for the completed year, the initial calculated annual incentive opportunity is shown, before any individual discretionary adjustment, which varies from the actual value paid and reported in the Summary Compensation Table for each of the named executive officers.

The values shown in the change in control column are triggered only if the named executive officer’s employment is terminated under the circumstances (described above under Change In Control) that trigger the payment or provision of each of the types of compensation and benefits shown.

No information is provided for terminations due to disability because it is not generally AEP’s practice to terminate the employment of any employee so long as they remain eligible for AEP’s long-term disability benefits. AEP successively provides sick pay and then long-term disability benefits for up to two years to employees with a disability that prevents them from returning to their job. Such disability benefits continue for employees that cannot perform any occupation for which they are reasonably qualified generally until the employee reaches age 65. Because disabled participants remain employed by the Company, they continue to vest in long-term incentive awards while they are disabled. AEP treats a participant’s disability as a termination to the extent required by the regulations issued under Internal Revenue Code Section 409A, but such terminations only trigger the payment of benefits that had previously vested. Employment may be terminated due to disability under a separate definition of employment termination that applies to long-term incentive awards and compensation and benefit programs that may be considered non-qualified deferred compensation under Section 409A of the Internal Revenue Code. However, long-term incentive stock unit awards allow participants terminated due to disability to continue to vest as if their employment had continued so long as they remain continuously disabled.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2022
For Nicholas K. Akins

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($1,510,000)(1)	$—	$1,510,000	$—	$4,514,900	$—
Annual Incentive for Completed Year(2)	$3,476,624	$3,476,624	$—	$3,476,624	$3,476,624
Other Payment for Annual Incentives(3)	$—	$2,416,000	$—	$7,223,840	$—
Long-Term Incentives:(4)
2021 - 2023 Performance Shares(5)	$6,273,347	$6,273,347	$—	$9,410,020	$6,273,347
2022 - 2024 Performance Shares(5)	$2,836,473	$2,836,473	$—	$8,509,419	$2,836,473
2020 Restricted Stock Units	$—	$500,342	$—	$744,978	$744,978
2021 Restricted Stock Units	$—	$840,211	$—	$2,090,799	$2,090,799
2022 Restricted Stock Units	$—	$895,718	$—	$2,836,441	$2,836,441
Benefits:
Financial Counseling	$20,000	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$12,606,444	$18,784,365	$—	$38,842,671	$18,278,662

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2022
For Julia A. Sloat

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($850,000)(1)	$—	$850,000	$—	$1,700,000	$—
Annual Incentive for Completed Year(2)	$—	$—	$—	$971,127	$971,127
Other Payment for Annual Incentives(3)	$—	$740,208	$—	$1,480,417	$—
Long-Term Incentives:(4)
2021 - 2023 Performance Shares(5)	$—	$1,024,257	$—	$1,536,386	$1,024,257
2022 - 2024 Performance Shares(5)	$—	$510,578	$—	$1,531,733	$510,578
2020 Restricted Stock Units	$—	$23,324	$—	$34,752	$34,752
2021 Restricted Stock Units	$—	$137,181	$—	$341,250	$341,250
2022 Restricted Stock Units	$—	$161,225	$—	$510,546	$510,546
Restricted Stock Units	$—	$466,030	$—	$1,915,901	$1,915,901
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$3,948,453	$—	$10,057,762	$5,328,411

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2022
For Ann P. Kelly

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($700,000)(1)	$—	$700,000	$—	$1,400,000	$—
Annual Incentive for Completed Year(2)	$—		$—	$55,789	$55,789
Other Payment for Annual Incentives(3)	$—	$560,000	$—	$1,120,000	$—
Long-Term Incentives:(4)
2022 - 2024 Performance Shares(5)	$—	$35,954	$—	$107,863	$35,954
2022 Restricted Stock Units	$—	$80,538	$—	$255,036	$255,036
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$1,412,142	$—	$2,974,338	$366,779

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2022
For David M. Feinberg

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($714,000)(1)	$—	$714,000	$—	$2,134,860	$—
Annual Incentive for Completed Year(2)	$—	$—	$—	$770,169	$770,169
Other Payment for Annual Incentives(3)	$—	$535,500	$—	$1,601,145	$—
Long-Term Incentives:(4)
2021 - 2023 Performance Shares(5)	$—	$960,261	$—	$1,440,392	$960,261
2022 - 2024 Performance Shares(5)	$—	$425,471	$—	$1,276,413	$425,471
2020 Restricted Stock Units	$—	$78,706	$—	$117,168	$117,168
2021 Restricted Stock Units	$—	$128,593	$—	$319,982	$319,982
2022 Restricted Stock Units	$—	$134,359	$—	$425,471	$425,471
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$3,012,540	$—	$8,121,250	$3,038,522

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2022
For Charles E. Zebula

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($593,000)(1)	$—	$593,000	$—	$1,773,070	$—
Annual Incentive for Completed Year(2)	$682,307	$682,307	$—	$682,307	$682,307
Other Payment for Annual Incentives(3)	$—	$474,400	$—	$1,418,456	$—
Long-Term Incentives:(4)
2021 - 2023 Performance Shares(5)	$832,142	$832,142	$—	$1,248,213	$832,142
2022 - 2024 Performance Shares(5)	$368,723	$368,723	$—	$1,106,168	$368,723
2020 Restricted Stock Units	$—	$67,459	$—	$100,362	$100,362
2021 Restricted Stock Units	$—	$111,442	$—	$277,254	$277,254
2022 Restricted Stock Units	$—	$116,459	$—	$368,786	$368,786
Benefits:
Financial Counseling	$20,000	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$1,903,172	$3,281,582	$—	$7,010,266	$2,649,574

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2022
For Paul Chodak, III

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($551,500)(1)	$—	$551,500	$—	$1,103,000	$—
Annual Incentive for Completed Year(2)	$634,587	$634,587	$—	$634,587	$634,587
Other Payment for Annual Incentives(3)	$—	$441,200	$—	$882,400	$—
Long-Term Incentives:(4)
2021 - 2023 Performance Shares(5)	$832,142	$832,142	$—	$1,248,213	$832,142
2022 - 2024 Performance Shares(5)	$368,723	$368,723	$—	$1,106,168	$368,723
2020 Restricted Stock Units	$—	$67,459	$—	$100,362	$100,362
2021 Restricted Stock Units	$—	$111,442	$—	$277,254	$277,254
2022 Restricted Stock Units	$—	$116,459	$—	$368,786	$368,786
Benefits:
Financial Counseling	$20,000	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$1,855,452	$3,159,162	$—	$5,756,420	$2,601,854

(1)The amounts shown in the Severance column are one times salary for each of the Named Executive Officers. The amounts shown in the Change-In-Control column are 2.99 times salary for each of the Named Executive Officers, except Ms. Sloat, Ms. Kelly and Mr. Chodak who would receive 2.0 times salary in the event of a Change-In-Control. Ms. Sloat’s Severance and Change-In-Control multiples were increased to 2.0 and 2.99, respectively, in 2023 due to her promotion to the President and CEO positions.
(2)Executive officers and all other employees are eligible for an annual incentive award based on their earnings for the year if he or she incurs a retirement-eligible termination, or dies after the sixth month of the year; or is severed at or after year-end. A retirement-eligible termination for annual incentive compensation means a termination of employment after the Participant attains at least age 55 and ten years of AEP service for any reason other than for cause, resignation in lieu of discharge for cause, or as part of a voluntary or involuntary severance or layoff. The amount shown is the calculated annual incentive opportunity, as shown in the table in Compensation Discussion and Analysis, rather than the executives actual award. However, annual incentives for executive officers are awarded at the discretion of the HR Committee or independent members of the Board pursuant to the award determination process described in the Compensation Discussion and Analysis.
(3)The amounts shown in the Severance column are one times target annual incentive opportunity for each of the Named Executive Officers. The amounts shown in the Change-In-Control column are 2.99 times target annual incentive opportunity for each of the Named Executive Officers, except Ms. Sloat, Ms. Kelly and Mr. Chodak who would receive 2.0 times their target annual incentive opportunity in the event of a Change-In-Control. Ms. Sloat’s Severance and Change-In-Control multiples were increased to 2.0 and 2.99, respectively, in 2023 due to her promotion to the President and CEO positions.
(4)The long-term incentive values shown represent the values that would be paid under the circumstances described in each column based on the closing price of AEP common stock on December 31, 2022, which is the methodology required by the SEC.
(5)The target value of performance shares are shown. The actual value paid in the event of retirement, eligible termination, severance or death, if any, will depend on the actual performance score for the full performance period. Any payments for awards under those circumstances are not paid until the end of the 3-year performance period. In the event of a qualifying termination in connection with a change in control, awards would be paid at a target performance score as soon as administratively practical after the change in control.
(6)This is the maximum cost of Company-paid outplacement services, which the Company provides through an unaffiliated third-party vendor.

The following table shows the value of previously earned and vested compensation and benefits as of December 31, 2022, that would have been provided to each named executive officer following a termination of his or her employment on December 31, 2022. These amounts were generally earned or vested over multiple years of service to the Company.

Non-Incremental Post-Termination Compensation and Benefits on December 31, 2022

Name	Long-Term Incentives		Benefits
	Vested Performance Shares (1)	AEP Career Shares (2)	Vacation Payout (3)	Post-Retirement Benefits (4)	Deferred Compensation (5)
Nicholas K. Akins	$8,790,661	$12,317,661	$33,031	$4,575,099	$4,352,861
Julia A. Sloat	$409,899	$1,572,330	$23,293	$731,215	$499,630
Ann P. Kelly	$—	$—	$—	$—	$—
David M. Feinberg	$1,382,852	$3,672,308	$98,003	$930,463	$1,257,236
Charles E. Zebula	$1,185,261	$3,347,187	$22,808	$1,847,727	$2,384,852
Paul Chodak, III	$1,185,261	$1,701,356	$13,522	$1,132,202	$1,860,792
Lisa M. Barton	$1,399,183	$2,784,028	$—	$775,778	$1,303,224

(1)Represents the value of performance shares that vested on December 31, 2022 calculated using the market value of these shares on December 31, 2022. The value for Ms. Barton was reduced due to her severance by 2/36th which is the portion of the 3-year performance period for which she was not employed by the Company.
(2)Represents the value of AEP share equivalents deferred mandatorily into the AEP Stock Ownership Requirement Plan calculated using the market value of these shares on December 31, 2022.
(3)Represents accumulated but unused vacation as of December 31, 2022. Ms. Barton did not have any unused vacation as of this date because its value was paid to her in 2022 following her severance. These payments are included in the All Other Compensation column of the Summary Compensation Table and the breakout of the amounts included in this column in note 5 to this table.
(4)Represents the estimated lump sum benefit immediately payable upon termination of employment not for cause as of December 31, 2022 for each of the named executive officers who remained employed by the Company on December 31, 2022 pursuant to the terms of the AEP Retirement Plan, the AEP Supplemental Benefit Plan and the CSW Executive Retirement Plan, as applicable. The value for Ms. Barton includes the value of her AEP Supplemental Benefit Pan benefit as of December 1, 2022 (the first of the month following the month of her employment termination) with interest at 4.0% to December 31, 2022.
(5)Includes balances from the Supplemental Retirement Savings Plan and the Incentive Compensation Deferral Plans, but does not include AEP Career Share balances, which are listed separately in column (2).

The Company entered into a Severance, Release of All Claims, and Noncompetition Agreement that provided Ms. Barton with severance compensation and benefits consistent with the Executive Severance and General Severance Plan upon her November 1, 2022 separation from service. The plans provide coordinate, not duplicative, severance compensation and benefits that included the following compensation and benefits:
•A separation payment in the amount of $1,520,700, which was equal to one time Ms. Barton’s annual salary ($822,000) and target short-term incentive compensation (85% of annual salary). Of this amount, 50% is to be paid in the first regular payroll date on or after May 1, 2023, with the balance paid out in thirteen biweekly installments over the following 6 months.
•Due to her employment termination as the result of the elimination of her position, Ms. Barton was offered subsidized medical and dental benefits coverage at active employee rates for 12 months, as opposed to the subsidized retiree medical benefit rates for which she would have otherwise qualified based on her age and years of service upon the termination of her employment. Ms. Barton declined this medical and dental coverage.
•Due to her employment termination as the result of the elimination of her position, Ms. Barton vested in a pro-rata portion of her outstanding performance shares based on the number of months of the vesting period of each award that Ms. Barton worked for the Company divided by the number of months in the total vesting period for each award. The pro-rata portions were 10/36th 22/36th and 34/36th for the 2022-24, 2021-23 and 2020-22 performance periods, respectively. The portion of Ms. Barton’s performance shares that did not vest upon her employment termination were canceled.
•Due to her employment termination as the result of the elimination of her position combined with her agreement to release all claims, a pro-rata portion of Ms. Barton’s restricted stock units also vested following her employment termination November 1, 2022. Specifically, 18.3 percent, 21.7 percent and 27.0 percent of her 2020, 2021 and 2022 restricted stock units vested, respectively. These percentages are the portion of the longest vesting period for each RSU tranche in which Ms. Barton was employed less the portion already vested, if any. The portion of Ms. Barton’s restricted stock units that did not vest upon her employment termination were canceled.

CEO Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer as of December 31, 2022 to the median of the annual total compensation of all of our employees (except for the CEO). We identified the median employee in 2022 by first determining the total wages for the 12 months ending on October 31, 2022 (base salary, annual incentive compensation plus 401(k) Company match) for each employee (except for our CEO) who was employed by us on October 31, 2022. Based on this compensation measure, we identified the median employee from among our entire employee population. After identifying the median employee, we calculated annual total 2022 compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.

Mr. Akins, who was both Chair and CEO as of December 31, 2022, had 2022 annual total compensation of $16,375,508 as reflected in the Summary Compensation Table included in this Proxy Statement. The 2022 annual total compensation of our median employee (other than the CEO) was $119,860. The median employee’s total compensation includes base wages, any overtime earnings, annual incentive compensation, the change in the present value of the employee’s pension benefits and the Company’s matching contributions to the retirement savings plan. Based on the foregoing, our estimate of the 2023 ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees (other than the CEO) was 137 to 1.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, and the employee populations of each Company necessarily reflect their business mix, insourcing vs. outsourcing decisions and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have different employee populations and compensation practices and may utilize different methodologies, estimates and assumptions in calculating their pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain measures of the financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis beginning on page 65.

	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions)(7)	Operating Earnings Per Share(8)
Year					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$16,375,508	$21,518,114	$3,069,010	$3,245,587	$111.14	$126.63	$2,305.6	$5.09
2021	$15,051,215	$18,719,493	$3,372,510	$2,978,593	$100.69	$123.78	$2,488.1	$4.74
2020	$15,503,434	$10,547,820	$3,975,937	$2,724,914	$90.97	$103.13	$2,196.7	$4.44

(1)“PEO” means Principal Executive Officer, which was Nicholas K. Akins for each of the years shown. Mr. Akins was the Company’s Chair, President and CEO for 2020 until August 10, 2022, when he became Chair and CEO. Effective January 1, 2023, Mr. Akins became Executive Chair. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Akins for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). Refer to the SCT in the proxy statement for each year for further information.
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” or “CAP” for Mr. Akins, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Akins during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Akins’ Total Compensation shown in the SCT for the applicable year to calculate “CAP”:

	Reported Summary Compensation Table Total	Reported Stock Awards (A)	Equity Award Adjustments (B)	Reported Change in Pension Value (C)	Pension Benefit Adjustments (D)	Operating Earnings Per Share(8)
Year
2022	$16,375,508	$(10,824,690)	$15,998,849	$(204,063)	$172,510	$5.09
2021	$15,051,215	$(9,976,149)	$13,937,070	$(461,732)	$169,089	$4.74
2020	$15,503,434	$(9,615,116)	$5,206,247	$(698,612)	$151,867	$4.44

(A) This column reflects the total grant date fair value of equity awards reported in the “Stock Awards” column in the SCT for the applicable year. Mr. Akins did not receive option awards in the years shown.
(B) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:
i.The year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
ii.The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
iii.For awards that are granted and vest in same applicable year, of which there were none for Mr. Akins, the fair value as of the vesting date;
iv.For awards granted in prior years that had all applicable vesting conditions satisfied in the applicable year, the change in fair value as of the vesting date (from the end of the prior fiscal year);
v.For awards granted in prior years that are determined to permanently not meet the applicable vesting conditions during the applicable year, of which there were none for Mr. Akins, a deduction equal to the fair value at the end of the prior fiscal year; and
vi.The dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year[, of which there were none for Mr. Akins].

The valuation methodology used to determine valuation assumptions and calculate fair values for the TSR portion of the Company’s performance units were consistent with those previously disclosed for the calculation of grant date values and were calculated in accordance with FASB ASC Topic 718 by an independent third party. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the applicable year for a discussion of the relevant assumptions used in calculating the grant date fair values of equity awards. The EPS and non-emitting generating capacity measures in the Company’s performance shares were valued using target scores as of the grant date, the Company’s projected score for each measure for valuation dates within the performance period, and the actual score for vested awards. These scores were multiplied by the closing share price of AEP common stock on the vesting date or at year end, as applicable, and by number of shares or units then outstanding associated with the weight assigned to each performance measure, including shares or units due to dividend credits.

The prorated portion of performance shares that vest due to the elimination of an executive’s position and separation from AEP service as the result of a consolidation, reorganization, restructuring or downsizing or under circumstances that give rise to Executive Severance Plan Benefits are treated as unvested until the end of the performance period for the purpose of calculating “CAP”. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Equity Award Granted in Year Shown	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Year
2022	$14,002,330	$1,846,351	$—	$150,168	$—	$—	$15,998,849
2021	$12,066,172	$371,547	$—	$1,499,351	$—	$—	$13,937,070
2020	$7,977,798	$(1,451,439)	$—	$(1,320,113)	$—	$—	$5,206,247

(C)    The amounts included in this column are the Change in Pension Value amounts reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for the applicable year. Mr. Akins did not receive preferential or above-market earnings on deferred compensation for any of the years shown.
(D)    The total pension benefit adjustment for each applicable year includes the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Akins during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), of which there were none. In each case, the adjustments are calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year / Plan	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2022
AEP Retirement Plan	$23,676	$—	$23,676
CSW Executive Retirement Plan	$148,834	$—	$148,834
2022 Total	$172,510	$—	$172,510
2021
AEP Retirement Plan	$23,999	$—	$23,999
CSW Executive Retirement Plan	$145,090	$—	$145,090
2021 Total	$169,089	$—	$169,089
2020
AEP Retirement Plan	$22,979	$—	$22,979
CSW Executive Retirement Plan	$128,888	$—	$128,888
2020 Total	$151,867	$—	$151,867

(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Akins) in the “Total” column of the SCT in the applicable year. Refer to the SCT in the proxy statement for each year for further information. The names of each of the NEOs (excluding Mr. Akins) included for purposes of calculating the average amounts in each applicable year are as follows:
2022: Julia A. Sloat, Ann P. Kelly, David M. Feinberg, Charles E. Zebula, Paul Chodak III, and Lisa M. Barton
2021: Julia A. Sloat, Lisa M. Barton, David M. Feinberg, Charles E. Zebula, Brian X. Tierney, and Mark C. McCullough
2020: Brian X. Tierney, Lisa M. Barton, David M. Feinberg, and Lana L. Hillebrand
(4)The dollar amounts reported in column (e) represent the average amount of “CAP” to the NEOs as a group (excluding Mr. Akins), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Akins) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Akins) for each year to determine the “CAP”, using the same methodology described above in Note 2:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Stock Awards	Average Equity Award Adjustments (A)	Average Reported Change in Pension Value	Average Pension Benefit Adjustments (B)	Average Compensation Actually Paid “CAP” to Non-PEO NEOs
Year
2022	$3,069,010	$(1,896,237)	$2,019,808	$(2,514)	$55,520	$3,245,587
2021	$3,372,510	$(1,903,587)	$1,517,671	$(63,057)	$55,056	$2,978,593
2020	$3,975,937	$(1,745,503)	$709,359	$(278,008)	$63,130	$2,724,914

(A) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Award	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$1,916,756	$222,215	$28,346	$36,593	$(184,101)	$—	$2,019,808
2021	$1,487,311	$48,144	$215,087	$222,189	$(455,060)	$—	$1,517,671
2020	$1,344,554	$(357,232)	$125,000	$(278,587)	$(124,375)	$—	$709,359

(B) The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year / Plan	Average Service Cost	Average Prior Service Cost	Average Total Pension Benefit Adjustments
2022
AEP Retirement Plan	$15,227	$—	$15,227
AEP Supplement Benefit Plan	$40,293	$—	$40,293
2022 Total	$55,520	$—	$55,520
2021
AEP Retirement Plan	$12,220	$—	$12,220
AEP Supplement Benefit Plan	$42,836	$—	$42,836
2021 Total	$55,056	$—	$55,056
2020
AEP Retirement Plan	$14,110	$—	$14,110
AEP Supplement Benefit Plan	$49,020	$—	$49,020
2020 Total	$63,130	$—	$63,130

(5)Total shareholder return (TSR) reflects the value at the end of the year shown of $100 invested in the Company’s common stock at the closing market price on the last trading day immediately prior to first year shown. This provides a cumulative TSR value that incorporates both the appreciation or depreciation of the Company’s stock price and the value of dividends, which are assumed to have been reinvested in additional AEP shares. TSR for this purpose was calculated and provided by Bloomberg L.P. as of December 31, 2022. Past performance is not a guarantee of future results.
(6)Represents the market-capitalization weighted average TSR of the S&P Electric Utilities (SP833) that was also used for the stock performance graph required by Item 201(e) of Regulation S-K in our Annual Report for the year ended December 31, 2022. This is an index of peer companies provided by S&P Dow Jones Indices LLC for which the TSR was calculated and provided by Bloomberg L.P. as of December 31, 2022.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Operating earnings per share is a non-GAAP financial measure. Exhibit A to the proxy statement for the corresponding year contains a full reconciliation of GAAP earnings per share to non-GAAP operating earnings per share for that year. For purposes of Item 402(v) of Regulation S-K, the Company has determined that operating earnings per share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the company to link “CAP” of the Company’s NEOs to Company performance for the most recent fiscal year. This performance measure may not have been the most important financial performance measure for 2021 and 2020 and the Company may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures

The seven performance measures below represent the most important measures we used to determine “CAP” for AEP's NEO's and other employees in 2022. These measures are further described in the Compensation Discussion and Analysis in the sections titled Annual Incentive Compensation and Long-term Incentive Compensation.

Most Important 2022 Performance Measures Impacting "CAP"
Financial Measures (A)
Operating Earnings Per Share
Total Shareholder Return Rank vs. Compensation Peer Group
Non-Financial Measures
Carbon Free Generation Capacity
Employee & Contractor Safety
Infrastructure Investment
Customer Experience and Quality of Service
Workforce & Culture
(A) AEP used 2 financial measures in 2022.

Total Shareholder Return (TSR): AEP vs. Industry Peer Index (S&P Electric Utilities)

As shown in the chart below, AEP’s 3-year cumulative TSR lagged our industry peers during the 2020 through 2022 period. TSR was nearly flat for our industry peers overall for 2020, largely due to the impact of COVID-19 on economic conditions and the uncertainty this created. AEP’s TSR improved more than that of the S&P Electric Utilities during 2022, erasing a significant portion of the cumulative TSR disparity.

“CAP” vs. AEP TSR

As shown in the chart below, as AEP’s TSR increased from 2020 through 2022, “CAP” also increased, particularly for the PEO, which shows the directional alignment of “CAP” with TSR. This alignment is due primarily to the use of equity incentives, the value of which is denominated in AEP stock and thereby directly tied to AEP’s TSR. In addition, performance shares and a substantial portion of short-term incentive compensation are tied to performance measures that we believe are directionally aligned with the value that AEP provides to shareholders while further encouraging TSR through incentive compensation leverage. For example, performance that would drive an x% increase in stock price might drive a 2x% increase in “CAP” through such leverage. Such incentive leverage increases the incentive for executives to produce strong performance on metrics that drive TSR.
“CAP” vs. Net Income

As shown in the chart below, the amount of “CAP” for Mr. Akins and the average amount of “CAP” for the Company’s NEOs as a group (excluding Mr. Akins) is aligned with the Company’s net income for 2020 and 2021 but not for 2023. This is because the Company uses operating earnings per share, not net income, as the primary measure of the Company’s earnings performance in its executive compensation program. Therefore, when operating earnings per share and net income diverge, as happened in 2022, “CAP” will be aligned with operating earnings per share and not net income. The Company does not use net income as a performance measure, in part, because the Company believes operating earnings per share is a measure upon which management’s actions have a more significant impact and, therefore, it is a better measure of the performance of management and the Company. Operating earnings per share also better reflects the Company’s future earnings capacity and is more closely aligned with the Company’s TSR.

“CAP” vs. AEP Operating Earnings Per Share

As shown in the chart below, AEP’s operating earnings per share is well aligned with “CAP”. This is because 50% of long-term incentive compensation and 60% of short-term incentive compensation are tied to achievement of operating earnings per share objectives over a three- and one- year period, respectively. The HR Committee assigned these substantial incentive compensation weights to operating earnings per share, in part, because it is a measure upon which management’s actions have significant impact, and it reflects the achievement of the Company’s earnings growth targets, which are a primary driver of the Company’s stock price and TSR.

Share Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of February 17, 2023 for all Directors, each of the persons named in the Summary Compensation Table and all Directors and executive officers as a group.

Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP common stock set forth across from his or her name. Fractions of shares and units have been rounded to the nearest whole number.

Name	Shares(a)	Stock Units(b)	Total
N. K. Akins	94,455	129,728	224,183
L. M. Barton	—	29,321	29,321
J. B. Beasley, Jr	—	18,919	18,919
P. Chodak, III	—	23,003	23,003
D. M. Feinberg	69	38,676	38,745
B. G. S. Fowke, III	—	1,615	1,615
A. A. Garcia	2,500	6,561	9,061
L. A. Goodspeed	—	64,276	64,276
D. A. James	626	1,049	1,675
A.P. Kelly	—	—	—
S. B. Lin	1,032	29,628	30,660
M. M. McCarthy	3,125	7,376	10,501
O. G. Richard, III	2,195	27,399	29,594
D. Roberts	—	3,941	3,941
J. A. Sloat	8,813	16,560	25,373
S. M. Tucker	1,532	49,781	51,313
L. Von Thaer	—	1,615	1,615
C.E. Zebula	10,459	35,252	45,711
All directors, nominees and executive officers as a group (24 persons)(c)	133,786	509,013	642,799

(a)None of the shares reflected in this column is pledged. This column also includes share equivalents held in the AEP Retirement Savings Plan.
(b)This column includes amounts deferred in stock units and held under the Stock Unit Accumulation Plan for Non-Employee Directors and amounts deferred in share equivalents in the Retainer Deferral Plan for Non-Employee Directors. This column also includes amounts deferred in share equivalents held under AEP’s Supplemental Retirement Savings Plan, AEP’s Incentive Compensation Deferral Plan and the following numbers of AEP Career Shares: Mr. Akins, 129,728; Ms. Sloat 16,560; Ms. Kelly 0; Mr. Feinberg, 38,676; Mr. Zebula 35,252; Mr. Chodak 17,918 and all directors and executive officers as a group, 291,768. This column excludes RSUs that will not vest within 60 days.
(c)As of February 17, 2022, the directors and executive officers as a group beneficially owned less than one percent of the outstanding shares of the Company’s common stock.

Share Ownership of Certain Beneficial Owners

Set forth below are the only persons or groups known to AEP as of February 22, 2023, with beneficial ownership of more than five percent of AEP common stock.

	AEP Shares
Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	48,176,777	(a)	9.38%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	43,459,730	(b)	8.40%

State Street Corporation 1 Lincoln Street Boston, MA 02111	28,082,231	(c)	5.46%

(a)Based on the latest Schedule 13G/A filed with the SEC, The Vanguard Group reported that it had shared power to vote 936,231 shares, sole dispositive power for 45,817,492 shares and shared dispositive power for 2,359,285 shares.
(b)Based on the latest Schedule 13G/A filed with the SEC.
(c)Based on the latest Schedule 13G/A filed with the SEC, State Street Corporation reported that it had shared power to vote 24,137,535 shares and shared dispositive power for 28,052,535 shares.

Shareholder Proposals and Nominations

You may submit proposals for consideration at future stockholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 16, 2023. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

For a stockholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

•not earlier than December 27, 2023; and

•not later than the close of business on January 26, 2024.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•90 days prior to the meeting; and

•10 days after public announcement of the meeting date.

Deadlines for the nomination of director candidates are summarized below. This summary is qualified in its entirety by our Bylaws, which govern the nomination process.

Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws, including the information required pursuant to Rule 14a-19 under the Exchange Act, and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, in general the notice must be received by the Corporate Secretary on or after December 27, 2023 and before the close of business on January 26, 2024, unless the annual meeting is moved by more than 30 days before or 70 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as set forth above.

In addition, our Bylaws provide that, under certain circumstances, a stockholder or group of stockholders may include in our annual meeting proxy statement director candidates that they have nominated. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (x) two or (y) 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 12 directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary:

•not earlier than the close of business on October 17, 2023; and

•not later than the close of business on November 16, 2023.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no later than the close of business on the later of the following two dates:

•120 days prior to the meeting; and

•10 days after public announcement of the meeting date.

Solicitation Expenses

These proxies are being solicited by our Board of Directors. The costs of this proxy solicitation will be paid by AEP. Proxies will be solicited principally by mail and the Internet, but some telephone or personal solicitations of holders of AEP common stock may be made. Any officers or employees of the AEP System who make or assist in such solicitations will receive no additional compensation for doing so. AEP will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy-soliciting materials to the beneficial owners of the shares held by them, and AEP will reimburse them for their expenses incurred in doing so at rates prescribed by the NASDAQ Stock Market LLC. We have engaged Morrow Sodali, 470 West Ave., Stamford, Connecticut 06902, to assist us with the solicitation of proxies for an estimated fee of $10,500, plus reasonable out-of-pocket expenses.

Exhibit A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, AEP’s management believes that the Company’s operating earnings provide users with additional meaningful financial information about the Company’s performance. Management also uses this non-GAAP financial measure when communicating with stock analysts and investors regarding its earnings outlook and results. This non-GAAP measure is also used for purposes of determining performance-based compensation. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

For additional details regarding the reconciliation of GAAP and non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2023.

EPS
GAAP Reported Earnings	$4.51
Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(0.15)
Accumulated Deferred Income Tax Adjustments	—
Pending Sale of Kentucky Operations	0.59
Gain on Sale of Mineral Rights	(0.18)
Mark-to-Market Impact of Certain Investments	(0.01)
Pending Sale of Unregulated Renewables	0.01
Impairment and Disposition of Investment in Flat Ridge 2	0.27
Virginia Triennial Review	0.05
Operating Earnings (non-GAAP)	$5.09

Exhibit B

Proposed Amendment to Section 16 of the Bylaws

Section 16. These By-Laws may be amended or added to at any meeting of the Board of Directors by affirmative vote of a majority of all of the directors, if notice of the proposed change has been delivered or mailed to the directors five days before the meeting, or if all the directors are present, or if all not present assent in writing to such change; provided, however, that the provisions of Section 7 ~~relating to the number of directors constituting the Board of Directors~~ may be amended only by the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company~~; and provided further that the provisions of Section 7 other than those relating to the number of directors constituting the Board of Directors, and the provisions of this Section 16 may be amended or added to only by the affirmative vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company~~; and provided further, in the event of any such amendment or addition pursuant to vote by the stockholders of the Company, that such amendment or addition, or a summary thereof, shall have been set forth or referred to in the notice of such meeting.

AMERICAN ELECTRIC POWER

BOUNDLESS ENERGY™

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/AEP** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4, and for 1 YEAR on Proposal 5.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Nicholas K. Akins	☐	☐	☐
02 - J. Barnie Beasley, Jr.	☐	☐	☐
03 - Ben Fowke	☐	☐	☐
04 - Art A. Garcia	☐	☐	☐
05 - Linda A. Goodspeed	☐	☐	☐
06 - Donna A. James	☐	☐	☐
07 - Sandra Beach Lin	☐	☐	☐
08 - Margaret M. McCarthy	☐	☐	☐
09 - Oliver G. Richard III	☐	☐	☐
10 - Daryl Roberts	☐	☐	☐
11 - Julia A. Sloat	☐	☐	☐
12 - Sara Martinez Tucker	☐	☐	☐
13 - Lewis Von Thaer	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
3. Amendment to the Company's Bylaws to eliminate supermajority voting provisions.	☐	☐	☐
4. Advisory approval of the Company's executive compensation.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
5. Advisory approval of the frequency of holding an advisory vote on the Company's executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2023 Annual Meeting of American Electric Power Company, Inc. Shareholders

Tuesday, April 25, 2023 at 9:00 a.m. Eastern Time
Live Webcast at http://meetnow.global/AEP2023

To access and/or vote at the virtual meeting, you must have the 15-digit number that is printed in the shaded bar located on the reverse side of this form.

You may also call into the meeting by using the toll-free number to listen to the meeting live:
800-715-9871, Passcode 5920033 Shareholders are asked to call in or log in 10 to 15 minutes before the schedule start time.

AGENDA

- Introduction and Welcome
- Election of Directors
- Ratification of Auditors
- Amendment to the Bylaws
- Advisory approval of the Company's executive compensation
- Advisory Vote on the frequency of holding an advisory vote on executive compensation
- Chief Executive Officer's Report
- Comments and Questions from Shareholders

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AMERICAN ELECTRIC POWER
BOUNDLESS ENERGY℠

Proxy — American Electric Power Company, Inc.

Notice of 2023 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2023

The shareholder signing on the reverse of this proxy card appoints Nicholas K. Akins, Julia A. Sloat and Ann P. Kelly, and each of them, acting by a majority if more than one be present, attorneys and proxies to the undersigned, with power of substitution, to represent the undersigned at the annual meeting of shareholders of American Electric Power Company, Inc. to be held on April 25, 2023, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. If no direction is given, such shares will be voted in accordance with the recommendations of the Board of Directors and at the discretion of the proxy holders as to any other matters coming before the meeting.

Trustee's Authorization. The undersigned authorizes The Bank of New York Mellon to vote all shares of Common Stock of the Company credited to the undersigned's account under the American Electric Power System retirement savings plan at the annual meeting in accordance with instructions on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4, and for 1 YEAR on item 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.